                                  SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY INFORMATION STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
         BY RULE 14C-5(D)(2)).
[ ] DEFINITIVE INFORMATION STATEMENT

                        ALLIED LIFE FINANCIAL CORPORATION

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ] NO FEE REQUIRED
[X] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

(1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
         COMMON STOCK, WITHOUT PAR VALUE

(2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
         774,776 SHARES OF COMMON STOCK, WITHOUT PAR VALUE

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
         $30.00 PER SHARE

(4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
         $23,243,280

(5) TOTAL FEE PAID:
         $4,648.66

         [ ] FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PREVIOUSLY PAID. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1) AMOUNT PREVIOUSLY PAID:
(2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
(3) FILING PARTY:
(4) DATE FILED:

                                     [LOGO OF ALLIED LIFE FINANCIAL CORPORATION]



                                               ALLIED LIFE FINANCIAL CORPORATION
                                                      701 Fifth Ave., Dept. 2003
                                                       Des Moines, IA 50391-2003

                                                               October [ ], 1998

To Our Stockholders:

         You are cordially invited to attend a special meeting (the "Special Meeting") of the stockholders of ALLIED Life Financial Corporation (the "Company"), to be held on October 30, 1998 at 9:00 a.m., local time, at the Company's offices, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2003.

         At the Special Meeting, those of you who are holders of the Company's common stock, without par value (the "Common Shares") and the Company's 6.75% Series Preferred Stock without par value (the "6.75% Preferred Shares" or the "Preferred Shares" and together with the Common Shares, the "Shares"), at the close of business on October 9, 1998 will be entitled to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of June 3, 1998, as amended as of August 31, 1998 (as so amended, the "Merger Agreement"), by and among the Company, Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Nationwide Life Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a subsidiary of Nationwide. In the Merger, each Common Share outstanding on the effective date of the Merger (the "Effective Date") (other than Common Shares held by stockholders who perfect their appraisal rights under Iowa law, Common Shares then held by Acquisition Sub or Nationwide and Common Shares held in the Company's treasury) will be converted into the right to receive $30.00 per share in cash, without interest. The 6.75% Preferred Shares will not be converted into the right to receive cash as part of the Merger. Details of the Merger and other important information are set forth in the enclosed Information Statement, which you are urged to read carefully.

         As previously communicated in the Solicitation/Recommendation Statement on Schedule 14D-9, mailed to stockholders in June of this year, your Board of Directors believes that the Merger is in the best interests of the Company and its stockholders. In arriving at its decision to recommend the Merger, the Board of Directors carefully reviewed and considered the terms and conditions of the Merger Agreement and the factors described in the enclosed Information Statement.

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition of the Company by Nationwide. On June 10, 1998, Acquisition Sub commenced a tender offer (the "Offer") to purchase all outstanding Common Shares at a price of $30.00 per Common Share. Pursuant to the Offer, which expired at 5:00 p.m., New York City time, on September 30, 1998 (the "Expiration Date"), Acquisition Sub acquired approximately ___% of the outstanding Common Shares. In addition, pursuant to the completion of the merger of ALLIED Mutual Insurance Company ("ALLIED Mutual") with and into Nationwide on October 1, 1998, Nationwide owns approximately ___% of the outstanding Common Shares and 100% of the 6.75% Preferred Shares. As a result of the purchase by Acquisition Sub of Common Shares in the Offer and the merger of ALLIED Mutual with and into Nationwide, as of the Record Date Nationwide and Acquisition Sub will own ___% of the outstanding Common Shares and 100% of the 6.75% Preferred Shares, representing approximately ___% of the voting power of all outstanding securities of the Company.

         Nationwide and Acquisition Sub have agreed to vote all Common Shares acquired in the Offer in favor of the Merger. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares and 6.75% Preferred Shares voting together as a class. Accordingly,

Nationwide and Acquisition Sub will have sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                               Sincerely,



                                               SAMUEL J. WELLS
                                               President

                        ALLIED LIFE FINANCIAL CORPORATION
                                701 FIFTH AVENUE
                           DES MOINES, IOWA 50391-2003


                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON OCTOBER 30, 1998


         Notice is hereby given that a special meeting (the "Special Meeting") of stockholders of ALLIED Life Financial Corporation (the "Company") will be held on October 30, 1998 at 9:00 a.m., local time, at the Company's offices, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2003, to consider and act upon the following:

         1. The approval of an Agreement and Plan of Merger, dated as of June 3, 1998 as amended as of August 31, 1998 (as so amended, the "Merger Agreement"), by and among the Company, Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Nationwide Life Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide ("Acquisition Sub"), pursuant to which Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a subsidiary of Nationwide. In the Merger, each share of the Company's common stock without par value (the "Common Shares") outstanding on the effective date of the Merger (the "Effective Date") (other than Common Shares held by stockholders who perfect their appraisal rights under Iowa law, Common Shares then held by Nationwide and Common Shares held in the Company's treasury) will be converted into the right to receive $30.00 per share in cash, without interest. The Company's 6.75% Series Preferred Stock with no par value (the "6.75% Preferred Shares") will not, however, be converted into the right to receive cash as part of the Merger. Details of the Merger and other important information are set forth in the enclosed Information Statement, which you are urged to read carefully.

         2. The transaction of such other business as may properly come before the Special Meeting and any adjournment thereof. The Company's Board of Directors is not aware of, and does not intend to raise, any other matters to be considered at the Special Meeting.

         Reference is hereby made to the accompanying Information Statement for more complete information concerning the matters to be acted upon at the Special Meeting.

         Only holders of record of Common Shares and 6.75% Preferred Shares (except as indicated below) at the close of business on October 9, 1998 (the "Record Date") are entitled to vote at the Special Meeting on the approval and adoption of the Merger Agreement, including the consummation of the transactions contemplated thereby.

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition of the Company by Nationwide. On June 10, 1998, Acquisition Sub commenced a tender offer (the "Offer") to purchase all outstanding Common Shares at a price of $30.00 per Common Share. Pursuant to the Offer, which expired at 5:00 p.m., New York City time, on September 30, 1998 (the "Expiration Date"), Acquisition Sub acquired approximately ___% of the outstanding Common Shares. In addition, pursuant to the completion of the merger of ALLIED Mutual Insurance Company ("ALLIED Mutual") with and into Nationwide on October 1, 1998, Nationwide owns approximately ___% of the outstanding Common Shares and 100% of the 6.75% Preferred Shares. As a result of the purchase by Acquisition Sub of Common Shares via the Offer and the merger of ALLIED Mutual with and into Nationwide, it is anticipated that as of the Record Date Nationwide and Acquisition Sub will own ___% of the outstanding Common Shares and 100% of the 6.75% Preferred Shares, representing approximately ___% of the voting power of all outstanding securities of ALLIED Life.

         Nationwide and Acquisition Sub have agreed to vote all Common Shares acquired in the Offer in favor of the Merger. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares and 6.75% Preferred Shares voting together as a class. Accordingly, Nationwide and Acquisition Sub will have sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

         Pursuant to Section 490.1321 of the Iowa Business Corporation Act (the "IBCA"), if the Merger Agreement is approved by a majority of the voting power of the holders of Common Shares and Preferred Shares at the Special Meeting and the Merger is effected by the Company, any stockholder (i) who files with the Company, before the taking of the vote on the approval of the Merger Agreement, written objection to the Merger stating that such stockholder intends to demand payment for such stockholder's shares if the Merger is consummated, and (ii) in the case of holders of Common Shares, whose shares are not voted in favor of the Merger Agreement (including any holder of Common Shares who abstains, which abstention will be treated as a "no" vote for purposes of determining whether the Merger Agreement has been adopted or approved), may have the right to demand in writing from the Company, within ___ days after the date of mailing to such stockholder of notice in writing that the Merger has been authorized at a shareholders' meeting effective, payment for such stockholder's shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedures set forth in Sections 490.1301 to 490.1331, inclusive, of the IBCA.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                            By order of the Board of Directors



                                            Sally J. Malloy
                                            Secretary

October [ ], 1998
Des Moines, Iowa

                        ALLIED LIFE FINANCIAL CORPORATION
                          701 FIFTH AVENUE, Dept. 2003
                           DES MOINES, IOWA 50391-2003


                              INFORMATION STATEMENT
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 30, 1998


                                  INTRODUCTION

     This Information Statement is being furnished on behalf of the Board of Directors (the "Board") of ALLIED Life Financial Corporation, an Iowa corporation (the "Company"), to holders as of the Record Date (as defined below) of common stock with no par value (the "Common Shares") and 6.75% Series Preferred Stock, without par value (the "6.75% Preferred Shares" or the "Preferred Shares"), of the Company, in connection with a special meeting (the "Special Meeting") of stockholders of the Company to be held on October 30, 1998 at the Company's offices, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2003, at 9:00 a.m., local time. The date on which this Information Statement is first being mailed or given to stockholders is on or about October 9, 1998.

     At the Special Meeting, holders of Common Shares and Preferred Shares (collectively the "Shares") will be entitled to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of June 3, 1998 as amended as of August 31, 1998 (as so amended, the "Merger Agreement") by and among the Company, Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Nationwide Life Financial Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger (the "Surviving Company" or the "Surviving Corporation") as a subsidiary of Nationwide. In the Merger, each Common Share outstanding on the effective date of the Merger (the "Effective Date" or the "Effective Time") (other than Common Shares held by stockholders who perfect their appraisal rights under Iowa law, Common Shares then held by Nationwide and Common Shares held in the Company's treasury) will be converted into the right to receive $30.00 per Common Share in cash, without interest (the "Offer Price" or the "Merger Consideration"). The 6.75% Preferred Shares will not be converted into the right to receive cash as part of the Merger.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition of the Company by Nationwide. On June 10, 1998, Acquisition Sub commenced a tender offer (the "Offer") to purchase all outstanding Common Shares at a price of $30.00 per Common Share. Pursuant to the Offer, which expired at 5:00 p.m., New York City time, on September 30, 1998 (the "Expiration Date"), Acquisition Sub acquired approximately ___% of the outstanding Common Shares. In addition, pursuant to the completion of the merger of ALLIED Mutual Insurance Company ("ALLIED Mutual") with and into Nationwide on October 1, 1998, Nationwide owns approximately ___% of the outstanding Common Shares and 100% of the 6.75% Preferred Shares. As a result of the purchase by Acquisition Sub of Common Shares in the Offer and the merger of ALLIED Mutual with and into Nationwide, it is anticipated that as of the Record Date Nationwide and Acquisition Sub will own ___% of the outstanding Common Shares and 100% of the 6.75% Preferred Shares, representing approximately ___% of the voting power of all outstanding securities of ALLIED Life.

         Nationwide and Acquisition Sub have agreed to vote all Common Shares and all 6.75% Preferred Shares owned by them in favor of the Merger. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Shares and 6.75% Preferred Shares voting together as a class. Accordingly, Nationwide and Acquisition Sub will have sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

     Only holders of record of Common Shares or Preferred Shares at the close of business on October 9, 1998 (the "Record Date") are entitled to vote at the Special Meeting on the approval and adoption of the Merger Agreement, including the consummation of the transactions contemplated thereby.

         No person has been authorized to give any information or to make any representation other than those contained in this Information Statement in connection with the matters to be acted upon at the Special Meeting and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. All information pertaining to Nationwide and Acquisition Sub contained in this Information Statement has been supplied by Nationwide.

         THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT HAS NOT BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION OR BY THE INSURANCE DEPARTMENT OF ANY STATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         All information contained in this Information Statement with respect to the Company has been supplied by the Company and all information with respect to Nationwide has been supplied by Nationwide.

              The date of this Information Statement is [ ], 1998.

                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

SUMMARY

THE SPECIAL MEETING

     Time, Date and Place of the Special Meeting ...................
     Matters to be Considered at the Special Meeting ...............
     Voting and Record Date ........................................

THE MERGER

     The Company ...................................................
     Nationwide and Acquisition Sub ................................
     Background and Reasons for the Merger .........................
     Reasons for the Board's Approval of the Merger Agreement ......
     Opinion of Fox-Pitt, Kelton....................................
     Interests of Certain Persons in the Merger ....................
     Certain Regulatory Matters ....................................
     Litigation ....................................................
     Accounting Treatment ..........................................
     Certain United States Federal Income Tax Consequences .........
     Effect of the Merger on the Company's Stockholders ............
     Exchange of Certificates and Payment of Merger Consideration ..
     Dissenting Stockholders' Rights ...............................

THE MERGER AGREEMENT

     The Offer .....................................................
     The Merger ....................................................
     Effective Time of the Merger ..................................
     Dissenting Stockholders' Rights ...............................
     Representations and Warranties ................................
     Covenants of the Company ......................................
     Prohibition on Solicitation ...................................
     Stockholder Approval; Preparation of Proxy Statement ..........
     Access to Information .........................................
     Reasonable Efforts ............................................
     Board of Directors; Corporate Governance ......................
     Treatment of Stock Options; Certain Benefits ..................
     Indemnification and Insurance .................................
     Conditions to the Merger ......................................
     Termination ...................................................
     Fees and Expenses .............................................
     Amendment .....................................................
     Shareholder Agreement .........................................
     Plans for the Company .........................................
     Going Private Transactions ....................................
     Dividends and Distributions ...................................

CERTAIN INFORMATION WITH RESPECT TO THE COMPANY'S STOCK ............

SELECTED CONSOLIDATED FINANCIAL DATA ...............................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......

EXPERTS.............................................................

OTHER MATTERS ......................................................

Annex I     Agreement and Plan of Merger

Annex II    Sections 490.1301 through 490.1331 of the Iowa Business Corporation
            Act

Annex III   Opinion of Fox-Pitt, Kelton Inc.


                             AVAILABLE INFORMATION
                             ---------------------


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files with the Commission reports, proxy statements and other information. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Suite 1300, Seven World Trade Center, New York, New York 10048, and Room 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago Illinois 60661. The Commission maintains an Internet site on the World Wide Web containing reports, proxy and information statements and other information filed electronically by the Company with the Commission. The address of the World Wide Web site maintained by the Commission is http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq Stock Market (the "Nasdaq") and such reports, proxy statements and other information concerning the Company also are available for inspection and copying at the offices of the Nasdaq 1735 K Street, N.W., Washington, DC 20005. Reports, proxy statements and other information concerning the Company are available from the Company without charge, upon written or oral request to Jeffrey Roling, ALLIED Life Financial Corporation, 701 Fifth Avenue, Dept. 2003, Des Moines, IA 50391-2003, telephone (515) 280-4375.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
               -------------------------------------------------

     This Information Statement incorporates by reference documents relating to the Company that are not presented herein or delivered herewith. Such documents, excluding exhibits unless specifically incorporated therein, are available, without charge to any person, including beneficial owners of Common Stock to whom this Information Statement is delivered, upon written or oral request, to Jeffrey Roling, ALLIED Life Financial Corporation, 701 Fifth Avenue, Dept.
2003, Des Moines, IA 50391-2003, telephone (515) 280-4375. In order to ensure timely delivery of the documents prior to the Special Meeting, any request should be made by October 25, 1998.


     The following documents filed with the Commission by the Company under the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998.

     (c) Current Reports on Form 8-K dated January 5, 1998, January 29, 1998, April 13, 1998, June 3, 1998 and June 4, 1998.

     (d) The description of the Company's Common Stock set forth in Item 1 of the Company's Registration Statement on Form 8-A, dated September 16, 1993 and any amendment or report filed for the purpose of updating such description.

     (e) The Company's definitive Proxy Statement relating to its 1998 Annual Meeting of Shareholders held on May 5, 1998.

     (f) The Company's Solicitation/Recommendation Statement on Schedule 14D-9 and the amendments thereto (the "Schedule 14D-9").

     Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and until the date of the Special Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Information Statement does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Any statements contained in this Information Statement involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMPANY COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS INFORMATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT HERETO SHALL IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SUBSEQUENT TO THE DATE HEREOF.

                           FORWARD-LOOKING STATEMENTS

         Certain statements made herein and in public filings and releases by the Company, contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. These forward-looking statements may include, but are not limited to, future, premiums earned, investment income, mortality and persistency, market trends in the insurance industry and various business trends. Forward-looking statements may be made by management orally or in writing including, but not limited to, the Management's Discussion and Analysis of Financial Condition and Results of Operations section and other sections of the Company's filings with the Commission under the Exchange Act and the Securities Act of 1933 (the "Securities Act").

         Actual results and trends in the future may differ materially depending on a variety of factors including, but not limited to, changes in interest rates, loss ratios, actuarial results, the Company's successful execution of internal operating plans, changes in the market for the Company's products, regulatory uncertainties and legal proceedings. Future results will also be dependent upon the ability of the Company to continue to penetrate existing and new markets. Many of these factors are described in greater detail in the Company's filings with the Commission under the Exchange Act and the Securities Act referenced herein under "Incorporation of Certain Documents by Reference".


                                     SUMMARY

         The following is a summary of certain information contained in this Information Statement. This summary is not intended to be a complete statement of all information, facts or materials relevant to the matters to be voted upon at the Special Meeting and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Information Statement, the Annexes hereto and the documents referred to herein. Stockholders are urged to read this Information Statement and the Annexes hereto in their entirety. All references to the "Company" include the Company and its subsidiaries unless otherwise indicated by the context.

THE SPECIAL MEETING

Time, Date and Place of the
Special Meeting.......................  The Special Meeting will be held at the
                                        Company's offices, located at 701 Fifth
                                        Avenue, Des Moines, IA 50391-2003 on
                                        October 30, 1998, at 9:00 a.m., local
                                        time.

Matters To Be Considered at
The Special Meeting...................  The purpose of the Special Meeting is to consider and vote upon a proposal to
                                        approve and adopt the Merger Agreement,
                                        including the consummation of the
                                        transactions contemplated thereby. See
                                        "THE MERGER" and "THE MERGER AGREEMENT."

Record Date; Shares Entitled to Vote..  Only holders of record of Common Shares or 6.75% Preferred Shares on the Record
                                        Date are entitled to vote at the Special
                                        Meeting on the approval and adoption of
                                        the Merger Agreement, including the
                                        consummation of the transactions
                                        contemplated thereby. See "THE SPECIAL
                                        MEETING--Voting and Record Date."

Required Vote.........................  The affirmative vote of the holders of at least a majority of the voting power
                                        of the Common Shares and 6.75% Preferred
                                        Shares outstanding on the Record Date,
                                        voting together as a single class, are
                                        required to approve the Merger
                                        Agreement. Abstentions shall be treated
                                        as "no" votes for purposes of
                                        determining whether the Merger has been
                                        approved. Nationwide and Acquisition Sub will have sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company. See "THE SPECIAL MEETING--Voting and Record Date--Approval of the Merger."

THE MERGER

The Company...........................  The Company, an Iowa corporation, is primarily involved in the business of
                                        underwriting, marketing and distributing a select portfolio of life insurance and annuity products to individuals through its subsidiaries. The address of the Company's principal executive offices is 701 Fifth Avenue, Des Moines, IA 50391-2003, and its telephone number is
                                        (515) 280-4211. See "THE MERGER--The
                                        Company."

Nationwide and Acquisition
Sub...................................  Nationwide, an Ohio mutual insurance company, is the lead company in the
                                        Nationwide Insurance Enterprise, an
                                        insurance and financial services
                                        organization. Together with its
                                        affiliates, Nationwide comprises the
                                        sixth largest property and casualty
                                        insurance group and the fourth largest
                                        automobile insurance group in the United
                                        States. Acquisition Sub, a wholly owned
                                        subsidiary of Nationwide, was organized
                                        to acquire the Company and has not
                                        conducted any unrelated activities since its organization. The address of the principal executive offices of Nationwide and Acquisition Sub is One Nationwide Plaza, Columbus, OH 43215, and their telephone number is (614) 249-7111. See "THE MERGER--Nationwide and Acquisition Sub."

Background and Reasons for
The Merger............................  The Offer and Merger represent the culmination of a series of negotiations
                                        between Nationwide and the Company that
                                        began in January 1998 at Nationwide's
                                        initiative. See "THE MERGER--Background
                                        and Reasons for the Merger." Nationwide
                                        intends to expand the Company's business and utilize the Company's infrastructure and capabilities to improve the performance of Nationwide's existing life insurance and annuity operations. See "THE MERGER AGREEMENT--Plans for the Company."

Board of Directors Approval
Of the Merger Agreement...............  The Board has determined that the terms of the Merger are fair to and in the
                                        best interests of the Company and its
                                        stockholders and has unanimously
                                        approved the Merger Agreement and the
                                        consummation of the transactions
                                        contemplated thereby. The Board's
                                        decision to enter into the Merger
                                        Agreement was based upon its evaluation
                                        of a number of factors discussed in
                                        detail below, including the opinion of
                                        the Company's financial advisor. See
                                        "THE MERGER--Background and Reasons for
                                        the Merger," "--Reasons for the Board's
                                        Approval of the Merger Agreement" and
                                        "--Opinion of Fox-Pitt, Kelton."

Opinion of Financial Advisor..........  Fox-Pitt, Kelton Inc. has rendered a written opinion dated June 3, 1998 to
                                        the Board to the effect that, in its
                                        opinion, subject to the matters set
                                        forth in its opinion, the consideration
                                        to be received by the stockholders
                                        pursuant to the Merger is fair to such
                                        stockholders (other than ALLIED Mutual
                                        and its affiliates) from a financial
                                        point of view. See "THE MERGER--Opinion
                                        of Fox-Pitt, Kelton." A copy of such
                                        opinion, which sets forth the
                                        assumptions made, the matters considered and the limits of Fox-Pitt, Kelton Inc.'s review, is attached to this Information Statement as Annex III and should be read in its entirety.

Interests of Certain Persons
In the Merger.........................  Nationwide as successor-in-interest to
                                        ALLIED Mutual, and certain of the
                                        directors and officers of the Company
                                        occupy roles or have interests which
                                        could be potentially in conflict with
                                        their roles with respect to the Company, and/or have interests different from or potentially in conflict with the interests of Company stockholders. Such potential conflicts derive from shared management, severance arrangements, participation in the Company's Employee Stock Ownership Plan, entitlement to certain Company stock options, entitlement to continued Company benefits, and protection through indemnification and insurance. See "THE MERGER--Interests of Certain Persons in the Merger" and "THE MERGER

                                        AGREEMENT--Treatment of Stock Options;
                                        Certain Benefits; Indemnification and
                                        Insurance."

Certain Regulatory Matters............  The Offer and Merger are subject to certain state regulatory approvals. In
                                        its Findings of Fact and Conclusions of
                                        Law dated September 11, 1998, the Iowa
                                        Commissioner of Insurance approved
                                        Nationwide's acquisition of the Company.
                                        To the extent other states may require
                                        that notice be given to, or approval be
                                        obtained from, the insurance department
                                        of such state, the Company believes that the Merger can be effected in accordance with applicable laws and that no material delay in consummating the Merger will result therefrom. See "THE MERGER--Certain Regulatory Matters."

Accounting Treatment..................  The Merger will be accounted for by
                                        Nationwide as a purchase of the Company
                                        under statutory accounting practices.
                                        See "THE MERGER--Accounting Treatment."

Certain United States
Federal Income Tax
Requirements..........................  The receipt of cash by holders of Common
                                        Shares pursuant to the Merger or upon
                                        the exercise of dissenters' rights will
                                        be a taxable transaction for Federal
                                        income tax purposes and may also be a
                                        taxable transaction under applicable
                                        state, local, foreign or other tax laws.
                                        All stockholders should consult their
                                        own tax advisors as to the particular
                                        tax consequences of the Merger to them,
                                        including the applicability and effect
                                        of the alternative minimum tax and of
                                        any state, local and foreign tax laws.
                                        See "THE MERGER--Federal Income Tax
                                        Consequences."

Effect of the Merger on
The Company's Stockholders............  As a result of the Merger, the entire equity interest in the Company will be
                                        owned by Nationwide and the Company's
                                        current stockholders will no longer have any equity interest in the Company. See "THE MERGER--Effect of the Merger on the Company's Stockholders."

Dissenting Stockholders' Rights.......  Stockholders who comply with Sections
                                        490.1301 through 490.1331 of the Iowa
                                        Business Corporation Act ("IBCA") are
                                        entitled to appraisal rights. Failure to adhere strictly to those statutory requirements may result in the loss of appraisal rights. Holders of Common Shares who exercise such rights will not be entitled to receive the Merger Consideration (as defined herein), but may demand payment for their Common Shares in writing. Disagreements between the Company and dissenting stockholders as to fair value will be resolved in a court proceeding, as provided in the IBCA. See "THE MERGER--Dissenting Stockholders' Rights," "THE MERGER AGREEMENT--Dissenting Stockholders'
                                        Rights" and Annex II to this Information
                                        Statement.

THE MERGER AGREEMENT

The Merger............................  Pursuant to the terms of the Merger
                                        Agreement, following the satisfaction or waiver of the conditions to the Merger (see "THE MERGER AGREEMENT--Conditions to the

                                        Merger"), Acquisition Sub will be merged with and into the Company, and each then outstanding Common Share (other than Common Shares held directly by stockholders who perfect their appraisal rights under Iowa law, Common Shares then held by Nationwide and Common Shares held in the Company's treasury) will be converted into the right to receive $30.00 per Common Share in cash, without interest (the "Merger
                                        Consideration"). See "THE MERGER
                                        AGREEMENT--The Merger."

Effective Time of the Merger..........  The Effective Time of the Merger will be the last to occur of (a) the filing of
                                        the Certificate of Merger with the Ohio
                                        Secretary of State, (b) the filing of
                                        the Articles of Merger as required by
                                        Iowa law and the recording in the
                                        offices of the register of deeds of the
                                        counties in the State of Iowa in which
                                        the principal offices of Nationwide and
                                        the Company are located and (c) such
                                        later time as the parties designate in
                                        such filings. The parties to the Merger
                                        Agreement agreed to use all reasonable
                                        efforts to assure that the Effective
                                        Time occurs as soon as practicable. See
                                        "THE MERGER AGREEMENT--Effective Time of the Merger.

Exchange of Certificates
And Payment of Merger
Consideration.........................  Pursuant to the Merger Agreement,
                                        Nationwide shall make available on a
                                        timely basis to _______________ (the
                                        "Paying Agent") funds necessary to pay
                                        the holders of Common Shares entitled
                                        thereto. Payment of the Merger
                                        Consideration will be made by the Paying
                                        Agent after it receives certificates
                                        representing Common Shares and other
                                        required documents that will be
                                        furnished to stockholders by the Paying
                                        Agent. See "THE MERGER
                                        AGREEMENT--Exchange of Certificates and
                                        Payment of Merger Consideration."

Conditions to the Merger..............  The consummation of the Merger is subject to the prior approval of the
                                        Merger Agreement by the holders of
                                        Common Shares and 6.75% Preferred Shares and the satisfaction or waiver of certain other customary closing conditions. Acquisition Sub has sufficient voting power to approve the Merger Agreement without the vote of any other stockholder of the Company. See "THE MERGER AGREEMENT--Conditions to the Merger."

Termination of the Merger
Agreement.............................  Notwithstanding approval of the Merger
                                        Agreement and the transactions
                                        contemplated thereby by the stockholders of the Company, the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:
                                        (a) by mutual consent of Nationwide and
                                        the Company; (b) by Nationwide if the
                                        Company Board withdraws its
                                        recommendation to the Company's
                                        shareholders to approve the Merger; (c)
                                        by Nationwide or the Company if
                                        consummation of the Merger is barred by
                                        a permanent injunction which is final
                                        and non-appealable; or (d) by Nationwide or the Company under certain circumstances involving breaches of or defaults under the Merger

                                        Agreement. See "THE MERGER
                                        AGREEMENT--Termination of the Merger
                                        Agreement."

Fees and Expenses.....................  The Merger Agreement provides that, if the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses, except for expenses incurred in connection with the printing, mailing and solicitation of proxies and all filing fees and related expenses which shall be borne equally by Nationwide and the Company. The Company will pay a $3 million termination fee if Nationwide terminated the Merger Agreement (i) following a withdrawal by the Board of its recommendation that the shareholders approve the Merger Agreement, or (ii) by virtue of an uncured breach of covenant by the Company. Moreover, the Company shall pay a termination fee if the Closing does not occur either (i) due to the Company's failure to satisfy a condition over which it has sole control prior to December 31, 1998 or (ii) because prior to December 31, 1999, the Company or its subsidiaries or shareholders publicly announces, enters into a letter of intent relating to, enters into a definitive agreement providing for, or consummates, a transaction, which as announced, or as provided in such letter or agreement or as consummated, provides for or relates to the disposition of a controlling interest in the Company or the sale, transfer or other distribution of assets constituting a majority (measured by fair market value) of the consolidated assets of the Company. See "THE MERGER AGREEMENT--Fees and Expenses."

Stock Options.........................  Effective as of the Effective Time, each option to acquire Common Shares
                                        outstanding under any of the Company's
                                        incentive plans and similar
                                        arrangements, whether or not then
                                        exercisable or vested, will become fully exercisable and vested and the holder thereof shall be entitled to receive consideration in the amount of the excess of the Merger Consideration over the exercise price of such option. See "THE MERGER AGREEMENT--Treatment of Stock Options; Certain Benefits."

MARKET PRICES OF THE
COMMON SHARES.........................  The Common Shares are quoted on the
                                        Nasdaq Stock Market ("Nasdaq") under the symbol "ALFC". The last reported closing price of the Common Shares on June 2, 1998 (the last trading day prior to the public announcement of the execution of the Merger Agreement) on the Nasdaq was $26 per Common Share and on September 28, 1998 was $29 1/2 per Common Share. See "CERTAIN INFORMATION WITH RESPECT TO THE COMPANY'S STOCK."

                               THE SPECIAL MEETING

TIME, DATE AND PLACE OF THE SPECIAL MEETING

         This Information Statement is being furnished to the holders of record on the Record Date of Common Shares and 6.75% Preferred Shares in connection with the Special Meeting to be held on October 30, 1998 at 10:00 a.m., local time, at the Company's office, located at 701 Fifth Avenue, Des Moines, Iowa 50391-2003.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Special Meeting, the holders of Common Shares and 6.75% Preferred Shares will be entitled to consider and vote upon a proposal to approve the Merger Agreement, including the consummation of the transactions contemplated thereby. In addition, the holders of Common Shares and 6.75% Preferred Shares will be entitled to consider and vote upon such other business as may properly come before the meeting.

VOTING AND RECORD DATE

Approval of the Merger

         The Board has fixed the close of business on October 9, 1998 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Shares and 6.75% Preferred Shares at the close of business on October 9, 1998 are entitled to vote at the Special Meeting on the approval of the Merger Agreement. As of the Record Date, there were ________ Common Shares and _____________ 6.75% Preferred Shares issued and outstanding and entitled to vote on the approval of the Merger Agreement.

         Each holder of record of Common Shares on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval and adoption of the Merger Agreement. As of the Record Date, the Common Shares were held by ______________ stockholders.

         Each holder of record of 6.75% Preferred Shares on the Record Date is entitled to cast one (1) vote per share, exercisable in person or by properly executed proxy, with respect to the approval and adoption of the Merger Agreement. As of the Record Date, the only holder of 6.75% Preferred Shares will be Nationwide. As of the Record Date, Nationwide and Acquisition Sub will own approximately ___% of the outstanding Common Shares and 100% of the 6.75% Preferred Shares, representing approximately ___% of the voting power of all outstanding securities of ALLIED Life. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

         The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum at the Special Meeting with respect to the proposal to approve the Merger Agreement. Under the laws of the State of Iowa and the Company's Articles of Incorporation, the affirmative votes of the holders of at least a majority of all votes entitled to be cast by holders of Common Shares and 6.75% Preferred Shares issued and outstanding on the Record Date, voting together as a single class, are required to approve the Merger Agreement. It is anticipated that Nationwide and Acquisition Sub will own Common Shares and 6.75% Preferred Shares having sufficient voting power at the Special Meeting to approve the Merger Agreement without the vote of any other stockholder of the Company.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Board does not know of any matters, other than as described in the Notice of Special Meeting attached to this Information Statement, which are to come before the Special Meeting.

                                   THE MERGER

THE COMPANY

         The Company is an Iowa corporation with its principal executive offices located at 701 Fifth Avenue, Des Moines, Iowa 50391-2003. Through its subsidiaries, the company underwrites, markets and distributes a select portfolio of life insurance and annuity products to individuals who live primarily in rural and suburban areas of the United States. The Company has approximately 126 employees.

NATIONWIDE AND ACQUISITION SUB

         Acquisition Sub, an Ohio corporation and a wholly owned subsidiary of Nationwide, was organized in 1998 to acquire the Company and has not conducted any unrelated activities since its organization. All outstanding shares of capital stock of Acquisition Sub are owned by Nationwide. The principal executive offices of Acquisition Sub are located at the principal executive offices of Nationwide.

         Nationwide is an Ohio mutual insurance company with its principal executive offices located at One Nationwide Plaza, Columbus, Ohio 43215. Nationwide is the controlling company of the Nationwide Insurance Enterprise, an insurance and financial services organization (the "Enterprise"). In 1997, Nationwide had $5.1 billion of net written premium. Nationwide is a party to the Nationwide Intercompany Pooling Agreement (the "Nationwide Pooling Agreement") with 12 other property and casualty insurance companies within the Enterprise which provides that Nationwide shares in a specified percentage of the combined underwriting results and dividends to policyowners incurred by such companies (the "Nationwide Pool"). The insurance companies comprising the Nationwide Pool were the sixth largest property and casualty insurance group and were the fourth largest automobile insurance group in the United States, with approximately $8.4 billion in total net written premium at December 31, 1997 and approximately a 3.3% market share. The principal lines of business of the Nationwide Pool based on net written premium for the year ended December 31, 1997 were personal auto (approximately 53.9%), commercial operations (approximately 29.4%) and homeowners (approximately 12.9%).

         Nationwide was originally chartered in the State of Ohio in 1925 as the Farm Bureau Mutual Automobile Insurance Company and it adopted its present name in 1955. At December 31, 1997, the Enterprise employed approximately 28,000 employees and Nationwide had more than 4,300 exclusive career agents who market the Enterprise's core property and casualty products, individual life insurance and annuity products, as well as other financial services.

BACKGROUND AND REASONS FOR THE MERGER

         The Offer and Merger represent the culmination of a series of negotiations between Nationwide and the Company that began in January 1998 at Nationwide's initiative. On January 26, 1998, John E. Evans, Chairman of the Company, received a telephone call from Dimon R. McFerson, Chairman and Chief Executive Officer of the Nationwide Insurance Enterprise. In the call, Mr. McFerson expressed Nationwide's interest in a possible transaction with the Company, ALLIED Mutual Insurance Company ("ALLIED Mutual") and ALLIED Group, Inc. ("ALLIED Group," collectively with the Company and ALLIED Mutual, "ALLIED").

         On January 28, 1998, at the request of Mr. McFerson, Mr. Evans, Douglas
L. Andersen, President and Chief Executive Officer of ALLIED Group, and other representatives of the Company met with representatives of Nationwide to discuss Nationwide's interest in acquiring each of the Company, ALLIED Mutual and ALLIED Group. After the January 28, 1998 meeting, Nationwide provided a draft confidentiality agreement to Mr. Andersen which did not include customary standstill provisions.

         On February 6, 1998, Mr. McFerson and Mr. Andersen engaged in further discussions by telephone regarding Nationwide's interest in acquiring the Company, ALLIED Mutual and ALLIED Group. Mr. McFerson requested that the Company, ALLIED Mutual and ALLIED Group agree to deal exclusively with Nationwide. Mr. Andersen informed Mr. McFerson that the ALLIED companies would not agree to deal exclusively with Nationwide, expressed concerns about the absence of an acceptable confidentiality agreement and other elements of Nationwide's proposal and stated that Nationwide's proposal could not be considered formally until it was received in writing by the Company, ALLIED Mutual and ALLIED Group. On February 10, 1998, ALLIED Group provided to Nationwide its own form of confidentiality agreement, executed by ALLIED Group, which included a customary standstill provision.

         Also, on February 10, 1998, Nationwide sent draft merger agreements to ALLIED Group, which provided for a transaction whereby Nationwide's wholly-owned subsidiaries would acquire the Company and ALLIED Group and Nationwide would merge with ALLIED Mutual. The draft merger agreements provided for the purchase of the shares of ALLIED Group common stock for $47 per share and the purchase of all outstanding Common Shares for $30 per share, subject to various conditions, including that the acquisitions of all three ALLIED companies close simultaneously. The draft merger agreement with ALLIED Mutual provided for no distribution to ALLIED Mutual's policyholders. Each of the merger agreements included provisions requiring payment to Nationwide of termination fees, totaling $75 million in the aggregate, plus expenses of Nationwide in the event of the termination of the merger agreements under certain circumstances.

         On February 17, 1998, at a joint meeting of the Boards of Directors of the Company, ALLIED Mutual and ALLIED Group, Nationwide's proposal and proposed merger agreements were discussed. Following the joint Boards meeting, a special meeting of the Board of Directors of the Company (the "Board") was convened. At that meeting it was noted that Nationwide's proposal was contingent on the consummation of transactions with all three ALLIED companies. The Board noted that Nationwide's proposal included an exclusivity provision which restricted the ability of the Company to discuss possible other acquisition proposals. The Board also noted that Nationwide had refused to sign a confidentiality agreement with a standstill provision that would prevent it from making a hostile bid for a specified period of time after it had reviewed confidential documents of the Company. The Board noted that the substantial termination fees proposed by Nationwide presented additional risk to the Company. The Board determined that the proposal was not in the best interests of the Company and determined that the proposal should be rejected. The Board approved the appointment of Sidley & Austin to provide legal counsel to the Company in connection with any negotiations that might occur with Nationwide.

         On February 19, 1998, at a special joint meeting of the Executive Committees of the Company, ALLIED Mutual and ALLIED Group, Mr. Andersen was authorized to advise Mr. McFerson that Nationwide's proposal had been rejected.

         On February 19, 1998, Nationwide sent to ALLIED Group a form of confidentiality agreement, signed on behalf of Nationwide and Nationwide Group Acquisition Corporation, an Ohio corporation and a wholly owned subsidiary of Nationwide, which again did not contain the standstill provision and certain other items that ALLIED Group had proposed.

         On February 20, 1998, Mr. Andersen informed Mr. McFerson via telephone that the respective Boards of ALLIED had rejected Nationwide's proposal as presented.

         Later on February 20, 1998, Nationwide sent to ALLIED Group a letter indicating that Nationwide was withdrawing the executed confidentiality agreement that it had sent to ALLIED Group on February 19, 1998.

         On May 4, 1998, Mr. McFerson telephoned Mr. Evans to express that Nationwide wished to re-initiate contact with ALLIED. Mr. Evans indicated that Nationwide should speak with Mr. Andersen, but requested that Nationwide delay contacting Mr. Andersen for 30 days.

         On May 18, 1998, Nationwide announced its intention to commence a tender offer for all the shares of ALLIED Group common stock (the "ALLIED Group Offer"). On May 19, 1998, Nationwide commenced the ALLIED Group Offer. Also on May 18 and 19, 1998, Nationwide announced an offer to merge with ALLIED Mutual, which owns a controlling interest in the Company.

         On May 22, 1998, the Company retained Sidley & Austin to act as its outside legal advisor in connection with the events relating to Nationwide's possible acquisition of the Company.

         On May 27, 1998, the Coordinating Committee of the Board (the "Coordinating Committee") was given authority to act as the Special Committee of the Board (the "Special Committee") in connection with the events relating to Nationwide's possible acquisition of the Company. The Special Committee met to consider the need to retain an investment banking firm to provide financial advisory services relating to Nationwide's tender offer for ALLIED Group and proposed acquisition of the ALLIED companies. The Special Committee retained the investment banking firm of Fox-Pitt, Kelton.

         Also on May 27, 1998, the Special Committee again met to continue discussions about Nationwide and to discuss employment and severance issues.

         On May 28, 1998, Nationwide entered into a separate confidentiality agreement with each of the Company, ALLIED Mutual and ALLIED Group.

         From May 28 through May 31, 1998, Credit Suisse First Boston Corporation, the investment banking firm retained by Nationwide, Fox-Pitt, Kelton and the financial advisors to each of ALLIED Mutual and ALLIED Group discussed the various potential transactions involving Nationwide and the ALLIED companies.

         On May 30, 1998, the Special Committee reconvened to discuss valuation and strategies relating to a potential transaction. At this meeting, representatives of Fox-Pitt, Kelton addressed the climate for mergers and acquisitions in the insurance industry, including takeover premiums. Following such discussion, the Special Committee directed Fox-Pitt, Kelton to continue discussions with Credit Suisse First Boston Corporation and the financial advisors of ALLIED Group and ALLIED Mutual in order to explore a global transaction with Nationwide, and, if appropriate, to discuss certain aspects of the results of its valuation of the Company with the financial advisors of ALLIED Group and ALLIED Mutual.

         On May 30, 1998, at a joint meeting of the Compensation Committees of each ALLIED company, the Compensation Committee of the Company resolved to amend certain of the Company's employee benefit plans and severance plans and to adopt certain new employee benefit plans and severance plans. On June 2, 1998, the Board ratified such resolutions.

         During the evening of May 31, 1998, a representative of Sidley & Austin telephoned a representative of Nationwide and discussed certain legal issues relating to the Joint Marketing Agreement and other matters.

         On the morning of June 2, 1998, Nationwide delivered an initial draft of a merger agreement which, among other things, provided for a $30 per Share purchase price, an unspecified minimum tender offer condition and a termination fee payable by the Company under specified conditions of $5 million. After reviewing this initial draft, a representative of Sidley & Austin reviewed various aspects of such initial draft with a member of the Special Committee.

         Negotiations between representatives of the Company and representatives of Nationwide commenced in the afternoon of June 2. On the evening of June 2, the Board met again to consider the potential transaction with Nationwide. After being briefed by Sidley & Austin, the Board discussed terms and conditions under which it would consider entering into an agreement in principle with Nationwide. Upon conclusion of such discussion and upon the recommendation of the Special Committee, the Board authorized the proper officers of the Company to execute and deliver on behalf of the Company an agreement in principle with Nationwide if an offer were received from Nationwide which included the terms and conditions discussed.

         Later in the evening on June 2, 1998, the Special Committee directed that a press release be issued prior to the commencement of trading on June 3, 1998 stating that the Board was prepared to recommend a transaction with Nationwide on the terms and conditions discussed at the Board meetings on June 2, 1998.

         On June 3, 1998, representatives of Sidley & Austin continued negotiations with representatives of Nationwide with respect to various provisions of the proposed merger agreement. Although the transaction documents remained incomplete in certain immaterial respects, the Board and the Special Committee each met again to hear further reports from management and its financial and legal advisors as to the status of the proposed transaction. After briefing the Board as to the terms, conditions and legal effect of the proposed merger agreement and the directors' fiduciary duties relating thereto, counsel noted, among other things, that the proposed merger agreement provided (i) for a cash tender offer by Nationwide for all of the Shares at a purchase price of $30 per Share, (ii) for a reduction of the termination fee to $3 million from the originally proposed $5 million; (iii) that the tender offer will be followed by a second-stage merger and (iv) that the proposed merger agreement and all transactions contemplated thereby will be subject to regulatory approval of the Iowa Insurance Commission. Counsel also described the progress of the negotiations and the few remaining issues to be determined, indicating that it believed the few remaining issues in the merger agreement could be satisfactorily resolved upon further negotiation. The Special Committee and the Board then heard a presentation from representatives of Fox-Pitt, Kelton who reviewed the negotiation process to date and summarized the key financial terms of the Offer. Fox-Pitt, Kelton delivered its oral fairness opinion (subsequently confirmed in writing) to the Special Committee. Upon conclusion of this presentation, the Special Committee recommended and the Board approved the merger agreement in the form presented to the Board subject to such final revisions as management might approve in connection with further negotiations. The Board approved the Offer and the Merger and determined that the Merger is advisable and that the terms of the Offer and the Merger are fair to and in the best interests of the Company and its stockholders. The Board also adopted a resolution recommending that the Company's stockholders accept the Offer and (if required) approve the Merger Agreement and the Merger. Representatives of management and Sidley & Austin continued to discuss the provisions of the proposed merger agreement with Nationwide and its counsel. On the evening of June 3, 1998 after having satisfactorily resolved all issues, the Company, Nationwide and the Acquisition Sub executed the Merger Agreement.

         Also on June 3, 1998, Nationwide, Nationwide Group Acquisition Corporation (a wholly-owned subsidiary of Nationwide) and ALLIED Group Financial Corporation entered into an Agreement and Plan of Merger, providing for the merger of Nationwide Group Acquisition Corporation with and into ALLIED Group, with ALLIED Group being the surviving corporation (the "ALLIED Group Merger"). In the ALLIED Group Merger, the holders of the outstanding shares of common stock of ALLIED Group (other than Nationwide, as successor-in-interest to ALLIED Mutual and holders exercising dissenters' rights of appraisal) will receive $48.25 per share in cash without interest.

REASONS FOR THE BOARD'S APPROVAL OF THE MERGER AGREEMENT

         The Board, at a meeting held on June 3, 1998, acting on the unanimous recommendation of a committee of the Board (the "Unaffiliated Committee") consisting of the two (2) directors who are not employed by the Company or affiliated with ALLIED Mutual or ALLIED Group, and who serve as members of the Coordinating Committee of the Board, adopted resolution (i) adopting the Merger Agreement and approving the Offer and the Merger, (ii) determining the terms of the Offer and the Merger are fair to, and in the best interest of, the Company and its stockholders, (iii) recommending that the Company's stockholders accept the Offer, tender their shares pursuant to the Offer and (if required) approve the Merger Agreement and the Merger and (iv) approving the acquisition of Common Shares by Acquisition Sub pursuant to the Offer and the other transactions contemplated by the Merger Agreement.

         In reaching its conclusions described above, the Board considered a number of factors, including, without limitation, the following:

    (1) The current and historical financial condition and results of operations of the Company.

    (2) The projected financial condition, results of operations, prospects and strategic objectives of the Company, as well as the risks involved in achieving those prospects and objectives.

    (3) The relationship of the price per Common Share pursuant to the Offer Price to the historical market prices of the Shares.

    (4) The fact that the $30 per Common Share to be received by the Company's public stockholders in both the Offer and the Merger represents a premium of 25.7% over the closing market price of $23.875 per Common Share on May 15, 1998 (the last trading day prior to the commencement by Nationwide of its tender offer for the ALLIED Group common stock) and a premium of 15.4% over the closing market price of $26.00 per Common Share on June 2, 1998 (the last trading day prior to the Company's announcement that the Board was willing to recommend, subject to certain limitations, the acquisition of the outstanding Common Shares by Nationwide for $30 per Common Share).

    (5) The presentation of Fox-Pitt, Kelton Inc. to the Special Committee and the Board at their meetings on June 3, 1998 as to various financial matters deemed relevant to their consideration and the opinion dated June 3, 1998, of Fox-Pitt, Kelton to the Special Committee that as of such date and based upon and subject to various considerations and assumptions set forth therein, the consideration to be received by the holders of Common Shares in connection with the Offer and the Merger was fair, from a financial point of view, to the holders of Common Shares (other than ALLIED Mutual). A copy of the opinion rendered by Fox-Pitt, Kelton to the Special Committee, setting forth the procedures followed, the matters considered, the scope of the review undertaken and the assumptions made by Fox-Pitt, Kelton in arriving at its opinion, is attached hereto as Annex III and incorporated herein by reference. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

    (6) The likelihood that the Merger will be consummated in view of the Shareholder Agreement and the experience, reputation and financial condition of Nationwide.

    (7) The fact that Duff & Phelps Credit Rating Co. had placed the Company's claims paying ability rating on "Rating Watch -- Uncertain" in response to Nationwide's unsolicited proposal to acquire ALLIED Group and ALLIED Mutual due to the failure to include the Company in such proposal resulting in general uncertainty as to the future role of the Company in either the ALLIED Group's or Nationwide's organization.

    (8) The operating relationships between the Company and each of ALLIED Mutual and ALLIED Group, in particular the Joint Marketing Agreement, Intercompany Operating Agreement, Management Information Services Agreement and the potential for adversarial relationships between the parties thereto in the event that Nationwide acquired control of ALLIED Mutual or ALLIED Group without entering into a formal acquisition agreement with the Company.

    (9) The effect of the Merger on policyholders of ALLIED Life Insurance Company and other constituencies.

    (10) The fact that ALLIED Mutual endorsed the acquisition of the Company by Nationwide at a price of $30 per Common Share.

    (11) The ability of Nationwide to consummate a business combination with the Company without regard to the Merger Agreement in the event of the consummation of the transactions contemplated by the ALLIED Mutual Merger Agreement.

    (12) The recommendation of the Special Committee with respect to the proposed transaction.

    (13) The recommendation of the Company's management with respect to the proposed transaction.

    (14) The fact that no other potential strategic partner had expressed an interest in engaging in a business combination or other strategic transaction that would likely be on terms as favorable to the Company's stockholders as those of the Offer and the Merger.

    (15) The terms and conditions of the Merger Agreement and the course of the negotiations resulting in the execution thereof; including the ability of the Company to terminate the Merger Agreement under certain conditions if prior to the purchase of Common Shares pursuant to the Offer, there is a proposal for the acquisition of the Company which the Board determines represents a more favorable transaction to the Company and its stockholders than the transactions contemplated by the Merger Agreement, so long as the Company gives Nationwide three business days notice of the terms of such proposal and pays Nationwide a fee of $3,000,000 plus an amount sufficient to reimburse Nationwide for certain of its expenses incurred in connection with the Merger Agreement.

OPINION OF FOX-PITT, KELTON

         In its role as financial advisor to the Company, Fox-Pitt, Kelton, Inc. ("Fox-Pitt, Kelton") was retained by the Coordinating Committee of the Board of Directors of the Company (the "Committee") to render its opinion to the Committee as to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company's Common Shares (other than Nationwide and its affiliates) in the Offer and the Merger, taken together, pursuant to the Merger Agreement. At the meeting of the Company Board held on June 3, 1998, Fox-Pitt, Kelton delivered its opinion orally to the effect that, based upon and subject to various considerations and assumptions set forth in such opinion, as of such date, the consideration to be received by the holders of the Company's Common Shares in the Offer and the Merger, taken together, was fair from a financial point of view to such holders (other than ALLIED Mutual and its affiliates). Such opinion was later confirmed in writing as of such date.

         THE FULL TEXT OF THE WRITTEN OPINION OF FOX-PITT, KELTON, DATED JUNE 3, 1998, WHICH SETS FORTH THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED, THE SCOPE OF THE REVIEW AND THE ASSUMPTIONS IN CONNECTION WITH SUCH OPINION, IS ATTACHED HERETO AS ANNEX III TO THIS INFORMATION STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

         In arriving at its opinion, Fox-Pitt, Kelton (a) reviewed and analyzed certain publicly available financial statements for the Company and Nationwide and financial information made available by the management of the Company; (b) analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the management of the Company; (c) discussed the past, present and future operations, financial condition and prospects of the Company with the senior management of the Company; (d) compared the financial performance and condition of the Company with that of certain other comparable publicly traded companies; (e) reviewed and discussed with the senior management of the Company the strategic objectives of the Merger and certain other benefits of the Merger; (f) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger; (g) reviewed the Merger Agreement dated June 3, 1998; and (h) performed such other analyses as they deemed appropriate.

         Fox-Pitt, Kelton assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information it has reviewed for the purposes of providing this opinion, and did not assume any responsibility for independent verification of such information. Fox-Pitt, Kelton did not assume any responsibility for independent valuation of the assets and liabilities of the Company. With respect to the financial projections, Fox-Pitt, Kelton assumed that they had been reasonably prepared by the management of the Company on bases reflecting the best currently available estimates and judgment of the future financial performance of the Company. Fox-Pitt, Kelton expresses no view as to such projections or the assumptions on which they are based. Fox-Pitt, Kelton's opinion is based upon economic, market and other conditions as they existed and could be evaluated on June 2, 1998.

         In the normal course of its investment banking business, Fox-Pitt, Kelton is regularly engaged in the valuation of insurance company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of insurance companies, Fox-Pitt, Kelton has experience in, and knowledge of, the valuation of such enterprises.

         In the normal course of its business, Fox-Pitt, Kelton provides research coverage on the Company and may trade equity securities of the Company and Nationwide Financial Services, Inc. for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Fox-Pitt, Kelton acted as financial advisor to the Company in connection with the Merger, received a fee of $100,000 in connection with its engagement as financial advisor and received an additional fee of $475,000 upon rendering its opinion in connection with the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

         No director of the Company has informed the Company of an intention to oppose the Merger or any other action to be taken at the Special Meeting.

         Stockholders should be aware that the executive officers and directors of the Company have interests in the Merger that are in addition to or different from the interests of stockholders of the Company generally. These interests are discussed below.

         General. In considering the recommendation of the Company Board with respect to the Merger, Company stockholders should be aware that certain of the directors and officers of the Company (i) occupy roles or have interests with respect to other ALLIED Companies, including ALLIED Group, which could be potentially in conflict with their roles with respect to the Company, and/or
(ii) have interests different from or potentially in conflict with the interests of Company stockholders.

         The Company Board. John E. Evans, Harold S. Evans and James W. Callison are also directors of ALLIED Group. Robert J. Woodward, Richard D. Crabtree, Joseph J. Gasper, Dimon R. McFerson, Robert A. Oakley, members of the Board, are also directors of Nationwide. These individuals together with Samuel J. Wells, who is currently President of the Company, are serving as the designees of Acquisition Sub (the "Acquisition Sub Designees"). As a result of these overlapping directorships, among other things, there may be a number of potential conflicts of interest among the Company, ALLIED Mutual and ALLIED Group. Additionally, Company stockholders should be aware that Nationwide, as successor to the interests of ALLIED Mutual by virtue of the merger of ALLIED Mutual with and into Nationwide with Nationwide continuing as the surviving corporation, and certain of the directors of the Company serving as designees of Acquisition Sub pursuant to rights granted under the Merger Agreement (i) occupy roles or have interests with respect to other ALLIED companies and or with Nationwide and its subsidiaries which could be potentially in conflict with their roles with respect to the Company, and/or (ii) have interests different from or potentially in conflict with the interests of Company stockholders.

         Shared Management and Employees. Pursuant to the Intercompany Operating Agreement among the Company, Nationwide, as successor in interest to ALLIED Mutual, ALLIED Group and each of their respective subsidiaries (the "IOA"), ALLIED Group leases to Nationwide, as successor in interest to ALLIED Mutual and the former ALLIED Mutual subsidiaries the employees utilized in their operations for a fee and reimbursement of personnel costs based on certain allocation methods. In addition, certain executive officers of the Company hold corresponding positions with Nationwide, as successor in interest to ALLIED Mutual. Accordingly, such officers may have interests in the Merger arising from their relationship with Nationwide. Additional information concerning the benefits that various members of the Company's management are expected to receive pursuant to the Merger Agreement is presented in the Company's Solicitation/Recommendation Statement on Schedule 14D-9, initially filed with the Securities and Exchange Commission ("SEC") on June 10, 1998 (the "Schedule 14D-9"), as amended, the Company's Information Statement on Schedule 14F-1, filed with the SEC on June 10, 1998, and the exhibits to each such filing.

         Intercompany Operating Agreement. The Company and its subsidiaries are parties to the IOA with ALLIED Group, Nationwide, as successor in interest to ALLIED Mutual, and each of their respective subsidiaries. The following summary of the IOA is qualified in its entirety by reference to the full text of the IOA and the amendments thereto, copies of which are filed as Exhibits 10.16,
10.3 and 10.15 to the Company's Registration Statement on Form S-1, Registration No. 33-68928 (the "Form S-1"), Exhibit 10.19 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended June 30, 1994, and Exhibit 10.24 to the Company's Annual Report on Form 10-K for the Year Ended December 31, 1994. The IOA provides for the sharing of employees, office space, agency forces, data processing, and other services and facilities. The IOA extends through December 31, 2004 and continues thereafter subject to any party providing two years notice that such party intends to cease participation.

         ALLIED Group leases to Nationwide, as successor in interest to ALLIED Mutual, and the former ALLIED Mutual subsidiaries (except for the Company) the employees utilized in their operations for a fee and reimbursement of personnel costs based on certain allocation methods. ALLIED Group is obligated to provide the entire requirements for employees to Nationwide, as successor in interest to ALLIED Mutual, and the former ALLIED Mutual subsidiaries (other than the Company), but Nationwide, as successor in interest to ALLIED Mutual, reserves the right to hire employees independently rather than leasing them from ALLIED Group. ALLIED Group has the right to determine the compensation and benefits of all leased employees. However, if ALLIED Group wishes to adopt or amend any employee benefit plan or program and pass on the increased costs thereof with respect to employees leased by Nationwide, as successor in interest to ALLIED Mutual, it must obtain the approval of Nationwide, as successor in interest to ALLIED Mutual (or a joint Compensation Committee consisting of directors of the Company and Nationwide). The IOA contains a covenant not to compete that binds each of the Company, ALLIED Group, and Nationwide, as successor in interest to ALLIED Mutual, not to engage in a business that competes with the products or markets of any other party or such party's subsidiaries for the term of the IOA and five years thereafter.

         Any disputes regarding the use of occupancy or facilities or the terms on which property is leased or used are to be referred to the Coordinating Committee, consisting of two directors of each of the Company, Nationwide, as successor in interest to ALLIED Mutual, and ALLIED Group, for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitration. In such arbitration, each party to the dispute selects one arbitrator, and if such dispute involves only two parties, such arbitrators select third arbitrator.

         During 1997, ALLIED Group received revenues of $2.6 million for employees leased to ALLIED Mutual and certain of ALLIED Mutual's subsidiaries, substantially all of which represented cost reimbursement. The IOA also provides for the leasing by Nationwide, as successor in interest to ALLIED Mutual, to ALLIED Group of substantially all of the office space utilized by ALLIED Group and the provision of data processing services by the ALLIED Group to Nationwide, as successor in interest to ALLIED Mutual, and its subsidiaries. ALLIED Group paid to ALLIED Mutual rent expense for office space of $3.6 million for the year ended December 31, 1997. Nationwide, as successor in interest to ALLIED Mutual, the Company, and ALLIED Group share agency forces as well as other services and facilities.

Management Information Services Agreement

         The Company, Nationwide, as successor in interest to ALLIED Mutual, ALLIED Group, and other affiliated companies are parties to a Management Information Services Agreement ("MIS Agreement") with AMCO, whereby AMCO provides certain computer services, printing, equipment leasing, and mail and communication services to affiliates on a fee basis. The following summary of the MIS Agreement is qualified in its entirety by reference to the full text of the MIS Agreement and the amendments thereto, copies of which are filed as Exhibits 17 and 18 to the Schedule 14D-9. The agreement terminates on December 31, 2004 and has an extension provision similar to that in the IOA described above. Any disputes under this agreement are to be referred to the Coordinating Committee for resolution. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If an issue is not resolved by the Coordinating Committee, it will be submitted to arbitrators for resolution. For the year 1997, amounts paid to AMCO and certain subsidiaries of the ALLIED Group by ALLIED Mutual, the Company and their subsidiaries under the MIS Agreement were $2.5 million.

         In the event of a change of control of the Company, either ALLIED Group or Nationwide, as successor in interest to ALLIED Mutual, may, in its sole discretion at any time after such change of control, (i) terminate the MIS Agreement and IOA upon six months' notice to the Company, (ii) extend the term of the MIS Agreement and IOA for up to 10 additional years beyond December 31, 2004 upon six months' notice to the Company, or (iii) allow the agreements to continue in effect. A change of control is any event whereby a person, group or entity unaffiliated with the Company or Nationwide, as successor in interest to ALLIED Mutual, acquires the ownership of 50% or more of the voting stock of the Company. In the event of a change of control of ALLIED Group, Nationwide, as successor in interest to ALLIED Mutual, may, in its sole discretion at any time after such change of control, (i) terminate the MIS Agreement and IOA upon six months' notice, (ii) extend the term of both agreements for up to 10 additional years beyond December 31, 2004 upon six months' notice to the Company, AMCO, ALLIED Property and Casualty and Depositors, or (iii) allow the agreements to continue in effect. The Company enjoys the same rights with respect to the MIS Agreement and the IOA in the event of a change of control of ALLIED Group. A change of control is any event whereby a person, group or entity unaffiliated with ALLIED Group or Nationwide, as successor in interest to ALLIED Mutual, acquires the ownership of 50% or more of the voting stock of the Company.

Joint Marketing Agreement

         AMCO, ALLIED Property and Casualty, and Depositors are parties to the ALLIED Group Joint Marketing Agreement ("JMA") with Nationwide, as successor in interest to ALLIED Mutual, and ALLIED Life Insurance Company ("ALIC"). The following summary of the JMA is qualified in its entirety by reference to the full text of the JMA and the amendments thereto, copies of which are filed as Exhibits 19 and 20 to the Schedule 14D-9. The JMA requires Nationwide, as successor in interest to ALLIED Mutual, and the Company's property-casualty subsidiaries to promote to their customers and agents the sale of the products of ALIC. The JMA provides for payment by ALIC to AMCO (as pool administrator for the property-casualty companies) of an annual access fee of $100,000 plus an annual new production incentive fee ("NPIF"), calculated based on the percentage increase from the preceding year's production credit premiums for ALIC produced by the independent property-casualty agencies representing Nationwide, as successor in interest to ALLIED Mutual, AMCO, ALLIED Property and Casualty, and Depositors ("ALLIED agencies"). The annual NPIF is not payable unless production credit premiums increase by at least 10% over the prior year and is capped at an increase of 25% over the prior year. For the year ended December 31, 1997, the fee incurred by ALIC under the JMA totaled $100,000. The JMA also provides for joint systems development, including joint data bases of customers and agents, multiple account billing systems, marketing plans and promotions, and other systems to be developed. Development costs are to be allocated on a mutually agreeable basis reflecting projected and actual utilization of the systems.

         The JMA continues to the year 2008 and continues thereafter subject to termination on two years notice given by any party. The JMA contains a non-compete provision structured along product lines which are applicable during the term of the JMA and for a period of ten years thereafter. The non-compete provision prevents Nationwide, as successor in interest to ALLIED Mutual, and the property-casualty subsidiaries of ALLIED Group, directly or indirectly through any subsidiary, affiliate, joint venture or partnership from selling life insurance or annuities in the states where ALIC now sells these life products (or on termination of the JMA, any states where the life insurance and annuity products are sold by ALIC). Nationwide, as successor in interest to ALLIED Mutual, and the property-casualty subsidiaries, which are not licensed to sell life insurance or annuity products, do not operate in all the states in which ALIC operates. The JMA non-compete provision also prevents ALIC from offering property-casualty products in states in which Nationwide, as successor in interest to ALLIED Mutual, and the property-casualty subsidiaries of the ALLIED Group now operate. In the event of a change of control of ALIC or the Company (whenever ownership of 50% or more of the voting stock is acquired by a nonaffiliated party), ALLIED Group, Nationwide, as successor in interest to ALLIED Mutual, or any of ALLIED Group's property-casualty subsidiaries may (i) terminate it upon six months' notice; (ii) extend the term for up to ten additional years beyond 2008; or (iii) allow the JMA to continue in effect without change. Those three rights are also given to ALIC in the event of a change of control of ALLIED Group, any of its property-casualty subsidiaries or Nationwide, as successor in interest to ALLIED Mutual. Pursuant to the ALLIED Life Merger Agreement, however, the Company has agreed that prior to the termination of the ALLIED Life Merger Agreement, the Company will not invoke against ALLIED Group or any of its affiliates any of the covenants not to compete or agreements not to compete contained in the IOA and JMA. Disputes are to be resolved by the Coordinating Committee. Decisions of the Coordinating Committee must be unanimous and are binding on the parties. If the Coordinating Committee fails to resolve an issue, it would be submitted to arbitration. In such arbitration, one arbitrator will be appointed jointly by Nationwide, as successor in interest to ALLIED Mutual, and the ALLIED Group's property-casualty subsidiaries and a second arbitrator will be appointed by the Company. Both arbitrators so selected will jointly select a third arbitrator.

Other Arrangements and Transactions

         The Company and Nationwide, as successor in interest to ALLIED Mutual, are parties to a Stock Rights Agreement which expires in 2008. Under the Stock Rights Agreement, Nationwide, as successor in interest to Nationwide, as successor in interest to ALLIED Mutual, is entitled to nominate and the Company is required to use its best efforts to cause the election or retention of a number of members of the Company's Board of Directors in proportion to Nationwide, as successor in interest to ALLIED Mutual's, percentage ownership of the total number of shares of the Company's voting stock outstanding at the time of nomination. In addition, the Company is required to elect to its Executive Committee at least one Company director who has been nominated by Nationwide, as successor in interest to ALLIED Mutual, but who is not an officer or employee of Nationwide, as successor in interest to ALLIED Mutual, and the Company must limit the number of directors serving on the Executive Committee to five at any time. The Stock Rights Agreement restricts the ability of Nationwide, as successor in interest to ALLIED Mutual, to grant proxies to other than affiliated individuals and to solicit other stockholders of the Company. Nationwide, as successor in interest to ALLIED Mutual shall also be prohibited from initiating or accepting a tender offer for shares of Common Stock except under certain conditions. The Company has a right of first refusal with respect to any sale by Nationwide, as successor in interest to ALLIED Mutual of the Common Stock subject to certain exceptions, including a distribution of such stock to the public in a registered public offering or an offering pursuant to Rule 144. Nationwide, as successor in interest to ALLIED Mutual, has incidental registration rights and three demand registration rights with respect to the 6.75% Preferred and Common Stock owned by Nationwide, as successor in interest to ALLIED MUTUAL. The preceding summary of the Stock Rights Agreement is qualified in its entirety by reference to the full extent of the Stock Rights Agreement and the amendment thereto, copies of which are filed as Exhibit 14 to the Form S-1.

         The Company and its affiliates pool their excess cash into a short-term investment fund pursuant to the Intercompany Cash Concentration Fund Agreement. The fund, administered by AID Finance Services, Inc. (an affiliate of the Company), also issues short-term loans (30 days or less) to affiliated companies in accordance with the current intercompany borrowing policy. At December 31, 1997, $3,468,759 was invested in the fund, which is carried as a short-term investment. Interest earned from the fund during 1997 was $77,594. The Company and its affiliates pay to AID Finance Services, Inc. a management fee (5 basis points of invested assets) which is offset against investment income. Interest earned by the Company and its subsidiaries from the fund during 1997 was $477,000. Interest expense paid to AID Finance Services, Inc. during 1997 amounted to $241,420 from affiliates. The preceding summary of the Intercompany Cash Concentration Fund Agreement is qualified in its entirety by reference to the full text of the Intercompany Cash Concentration Fund Agreement, a copy of which is filed as Exhibit 26 to the Schedule 14D-9.

         The Company and its subsidiaries have from time to time borrowed funds from affiliates as needed on an arms length basis. The Company has entered into various note payable agreements with ALLIED Mutual. At December 31, 1997, the outstanding balance of the notes payable was $3,567,722. In 1997, the Company incurred interest expenses of $241,420 from affiliates.

         ALLIED Group paid premiums to the Company for term life insurance on the ALLIED Group's employee group in the amount of $468,000 in 1997.

         On January 2, 1997, State Street Bank and Trust Company, as the ESOP Trustee, purchased for the ESOP Trust 19,143 shares of Common Stock from the Company for $17.50 per share.

         During the year ended December 31, 1997, ALLIED Mutual, the Company and its subsidiaries paid $1 million in fees and media costs to J.D. Evans & Associates, of which Julie Evans (daughter of John E. Evans) is a stockholder.

         During 1997, directors and executive officers of the Company purchased insurance or obtained residential mortgages from the Company or its subsidiaries on terms comparable to those offered in the normal course of business to nonaffiliated customers. In addition, corporations of which the Company directors are executive officers purchased insurance from the Company's subsidiaries and ALLIED Mutual in the ordinary course of business during 1997.

         Severance Pay Plan. On May 30, 1998, the Compensation Committee of the Board (the "Compensation Committee"), following publication of the ALLIED Group Offer and after consideration of the potentially destabilizing effects of the pendency of such proposal on the morale and retention of Company employees, approved the adoption by the Company of a severance policy applicable to the Company's salaried and hourly employees. On June 2, 1998, the Board approved and ratified the actions of the Compensation Committee. The following is a summary of the Company's Severance Pay Plan (the "Severance Pay Plan"), which is qualified in its entirety by reference to the full text of such Plan, a copy of which is filed as Exhibit 21 to the Schedule 14D-9 filed by ALLIED Life with the SEC on June 10, 1998 (the "Schedule 14D-9" which term hereinafter includes the amendments and exhibits thereto) and is incorporated herein by reference.

         The Severance Pay Plan provides for certain benefits to eligible employees following an involuntary termination of employment or Company-approved resignation. The benefits consist of a lump sum payment equal to one week's base salary for each year, or portion thereof, of employment, subject to adjustment as set forth in the Severance Pay Plan, and continuation of health benefits for approximately the same period as is used to calculate the lump sum payment. Benefit continuation terminates when the employee becomes eligible to receive benefits from another employer. An employee is not eligible to receive severance benefits if his termination of employment is due to death, transfer of employment to an affiliate or successor of the Company or for "Cause."

         "Cause" is generally defined as the consistent failure to function as required by Company standards. In the event an employee's employment terminates for any reason and the plan administrator subsequently determines that Cause for termination existed at the time the employee's employment terminated, such employee shall be deemed to have been terminated for Cause.

         Enhanced benefits are provided to employees who are terminated, whose employment has been adversely affected, or who resign with the Company's approval following a change in control. The enhanced benefits consist of an additional lump sum payment equal to employee's base salary for a period equal to the greater of three months or from the date of termination of employment through the first anniversary of the change in control, benefit continuation for the additional period, and outplacement services to be provided at the expense of the Company.

         Severance Agreement. In connection with the adoption of the Severance Pay Plan, the Compensation Committee also approved the entry by, the Company into separate severance agreements (the "Severance Agreements") with executive officers and certain employees of the Company.

         Each Severance Agreement, the form of which was filed as an Exhibit to the Schedule 14D-9, generally provides that in the event of any involuntary termination or constructive termination of employment (including a material reduction in responsibilities, a reduction in base pay or incentive compensation opportunities or an involuntary relocation) within the two (2) year period following a change in control, an employee who is a party to such an agreement would receive, in lieu of any other severance, a lump sum payment equal to one year's base pay plus the employee's highest bonus over the preceding two years and benefit continuation for twelve (12) months following the termination of employment (or until the employee becomes eligible for benefits under a new employer). For a small number of employees, the benefit would be a lump sum severance payment equal to two times annual base salary plus the employee's highest bonus over the preceding two (2) years and benefit continuation for twelve (12) months following the termination of employment (or until the employee becomes eligible for benefits under a new employer). In the event that such severance payments would subject the employee to an excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of the severance otherwise payable will generally be reduced to avoid the imposition of such excise tax.

         The Company entered into Severance Agreements that provide for a severance payment equal to two times the employee's base salary plus the higher bonus over the preceding two years with each of Messrs.
Samuel J. Wells and Wendell P. Crosser.

         The Company entered into Severance Agreements that provide for a severance payment equal to the employee's base salary plus the higher bonus over the preceding two years with each of Messrs. Donald J. Iverson, E. Robert Bejcek and William D. Whitsell. The Company has also entered into such agreements with two (2) other employees, who are not executive officers.

         The Company has calculated that the maximum aggregate lump sum that could be payable pursuant to all of the Severance Agreements described above (including non-executive officers), assuming termination of each of these individuals, is approximately $1,700,000.

         Amendment to ALLIED Life Employee Stock Ownership Plan. On June 2, 1998, the Board, acting upon the recommendation of the Compensation Committee, amended the Company's Employee Stock Ownership Plan (the "ESOP") to provide that participants in the ESOP (including executive officers) will be fully vested in their accounts upon the occurrence of a "Change in Control" (as defined below). The amendment also provides that in the event of a Change in Control, the Company will make an Employer Contribution (as defined in the ESOP) to the ESOP in the form of cash equal to the value of the Minimum Required Allocation Amount (as defined in the ESOP) for the then current Plan Year (as defined in the ESOP) to be allocated as of the date of such Change in Control to all participants who are eligible Participants (within the meaning of the ESOP) as of such date. The amendment to the ESOP is filed as Exhibit 20 to the Schedule 14D-9.

         For purposes of the foregoing, a "Change in Control" is deemed to have occurred upon the first to occur of the following:

         (i) Any person or entity, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the direct or indirect beneficial owner of the Company's securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business and other than ALLIED Mutual so long as no change in control of ALLIED Mutual within the meaning of Iowa Code
                  Section 521A has occurred); or

         (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than 80% of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

         (iii) During any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board plus any new Director (a) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors at the beginning of the period or whose election or nomination for election was previously so approved or (b) whose nomination for election by the Company's shareholders was made pursuant to the Stock Rights Agreement between the Company and ALLIED Mutual, cease for any reason to constitute a majority thereof.

         As a result of the purchase by Acquisition Sub of Common Shares in the Offer, a Change of Control shall be deemed to have occurred for purposes of the vesting and allocation provisions of the ESOP.

         Amendment to John Evans Consulting Agreement. The consulting agreement between the Company, ALLIED Mutual, ALLIED Group and John Evans, which is described in the Schedule 14D-9, was amended on March 24, 1998 to provide for a decrease in the annual compensation payable to Mr. Evans from $180,000 to $120,000. Such annual compensation is consideration for consulting services rendered by Mr. Evans and is prorated among the Company, Nationwide, as successor in interest to ALLIED Mutual, and ALLIED Group. The consulting agreement and the amendments thereto are filed as Exhibit 10.25 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, Exhibit 10.37 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, Exhibit 10.42 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, and Exhibit 10.47 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

         Amendment to Short Term Management Incentive Plan. On June 2, 1998, the Company's Short Term Management Incentive Plan was amended to provide that in the event of a change of ownership or control, the bonus to be paid to participants for the year in which such change in ownership or control occurred shall be the Goal Level Bonus (as provided in the Short Term Management Incentive Plan) regardless of the actual level of growth or earnings per share.

         Retention Bonus Plan. On June 2, 1998 the Board approved the Company's Retention Bonus Plan pursuant to which each employee of the Company (excluding any officer of the Company or ALLIED Life) who remains in the Company's employ through November 30, 1998 will receive a bonus in an amount equal to such employee's bi-weekly base salary, to be paid as soon as practicable after November 30, 1998, but not later than December 15, 1998.

         Treatment of Stock Options; Certain Benefits. The Company has taken all necessary action so that, effective as of the Effective Time, (i) each outstanding employee or director stock option (the "Options") to purchase Common Shares granted under the ALLIED Life Financial Corporation Executive Stock Option Plan and the ALLIED Life Financial Corporation Long-Term Management Incentive Plan (the "Option Plans"), whether or not then exercisable or vested, will become fully exercisable and vested, (ii) cause each Option that is then outstanding to be cancelled and (iii) in consideration of such cancellation cause the Company (or, at Nationwide's option, Acquisition Sub) to pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price of each such Option and (B) the number of Common Shares previously subject to the Option immediately prior to its cancellation (such payment to be net of withholding taxes). The Company has agreed to use all commercially reasonable efforts to ensure that (a) no consent of any holder of an Option is required to effect the transactions contemplated by Section 2.11 of the Merger Agreement and (b) following the Effective Time, no Option or any other option, warrant or right will give any person any right to acquire any securities of the Surviving Corporation.

          Indemnification and Insurance. From and after the Effective Time, Nationwide agreed to indemnify and hold harmless each present and former director and officer of the Company, (when acting in such capacity or as a member of the Special Committee (as defined in the Merger Agreement)) determined as of the Effective Time (each, an "Indemnitee" and, collectively, the "Indemnitees"), against any costs or expenses (including reasonable attorneys'
fees), judgements, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, including without limitation any and all shareholder lawsuits existing on the date hereof, to the fullest extent that the Company would have been permitted under Iowa law and its charter or by-laws in effect on June 3, 1998 to indemnify such Person (as defined in the Merger Agreement) (and Nationwide has agreed to advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

         The Surviving Corporation (as determined in the Merger Agreement) shall maintain the Company's existing directors' and officers' liability insurance ("D&O Insurance") or D&O Insurance that is substantially comparable to the Company's existing D&O Insurance for a period of two years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to June 3, 1998 (such last annual premium being hereinafter referred to as the "Current Premium"); provided, however, that if the then existing D&O Insurance or substantially comparable D&O Insurance cannot be acquired during the two-year period for not in excess of 200% of the Current Premium, then the Surviving Corporation will obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium. If the D&O Insurance is terminated prior to the end of the sixth anniversary of the Effective Time, the Surviving Corporation will purchase extended reporting coverage under D&O Insurance covering claims made during the remainder of such period with respect to acts which occurred prior to the Effective Time.

CERTAIN REGULATORY MATTERS

         Iowa Approval. The acquisition of control of an Iowa domestic insurer domiciled in Iowa, such as the Company, requires the approval of the Commissioner of the Iowa Department of Insurance (the "Iowa Commissioner") under
Section 521A.3 of the Iowa Insurance Law. Section 521A.3 of the Iowa Insurance Law provides that when a person or entity enters into an agreement to merge with or otherwise to acquire control of a domestic insurer, the person or entity shall file with the Iowa Commissioner a statement containing certain specified information set forth in Section 521A.3(2) of the Iowa Insurance Law (the "Form A"). The Form A filing must also be sent to the domestic insurer and the domestic insurer must provide its stockholders with a summary of the information contained in the Form A. Nationwide filed its Form A concerning the acquisition of the Company with the Iowa Commissioner on May 19, 1998, and filed amendments to such Form A filing on July 2, 1998 and July 22, 1998. A summary of the information contained in the Form A filing (as amended) was also circulated to the Company's stockholders.

         A hearing to consider the Merger was held before the Iowa Commissioner on July 29, 1998, and then adjourned and reconvened on August 31, 1998. In its Findings of Fact and Conclusions of Law dated September 11, 1998, the Iowa Commissioner formally approved Nationwide's acquisition of the Company.

         Other Insurance Regulatory Approvals. Certain other states may require that notice be given to, or approval be obtained from, the insurance department of such state. The Company and Nationwide have agreed to use reasonable efforts to file any required notices or otherwise to take such actions as are necessary to obtain any required approvals or to comply with applicable requirements in connection with the Merger under such laws. Based upon available information, the Company and Nationwide believe that the Merger can be effected in accordance with such laws and that no material delay in consummating the Merger will result therefrom.

         Antitrust. The Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") frequently scrutinizes the legality under the antitrust laws of transactions such as Acquisition Sub's proposed acquisition of the Company. At any time before or after Acquisition Sub's acquisition of Common Shares pursuant to the Offer, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of Common Shares acquired by Acquisition Sub or the divestiture of substantial assets of the Company or its subsidiaries or Nationwide or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Offer or the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

LITIGATION

         On December 31, 1997, a petition was filed by Mary M. Rieff ("Rieff"), an ALLIED Mutual policyholder, in the Iowa District Court in and for Polk County, Iowa, against ALLIED Group and certain other individuals who are or were officers and/or directors of ALLIED Mutual and/or ALLIED Group. The Company is not a party to this proceeding. Rieff filed an amended petition (the "Amended Petition") on or about June 11, 1998. The Iowa District Court has granted Nationwide's motion to intervene as a party defendant in this action.

         The Amended Petition, an alleged policyholder derivative and class action, asserts, among other things, (i) that the defendants were responsible for the inappropriate transfer of ALLIED Mutual's corporate assets, the seizure of certain corporate opportunities and the implementation of an improper "de facto demutualization" without informing or compensating policyholders or receiving the appropriate approval from regulatory authorities; (ii) that this allegedly wrongful demutualization began on or about January 1, 1985 and was accomplished through transfers of ALLIED Mutual's assets to ALLIED Group and to the individual defendants for inadequate consideration; (iii) that the individual defendants breached fiduciary duties owed to ALLIED Mutual, wasted its corporate assets and intentionally interfered with its contracts, prospective business advantage and business relationships; and (iv) that the defendants improperly transferred substantial ownership of and control over ALLIED Group and ALLIED Mutual's insurance business. These claims were brought on behalf of ALLIED Mutual, which is named as a nominal defendant.

         The Amended Petition also asserts claims on behalf of a class of ALLIED Mutual policyholders who have allegedly been deprived of their property by the "de facto demutualization" of ALLIED Mutual. The class that Rieff seeks consists of: (i) all ALLIED Mutual policyholders who held ALLIED Mutual policies on or about February 18, 1993; and (ii) all current ALLIED Mutual policyholders as of the date of the filing of the original petition who have allegedly been harmed by higher premiums and/or lower dividends as a result of the "de facto demutualization" of ALLIED Mutual. The claims that purport to be brought as class claims assert, among other things, (i) that the defendants were responsible for the "de facto demutualization" of ALLIED Mutual and that those actions wrongfully deprived the class of their ownership rights and interests in ALLIED Mutual's surplus and net worth without proper compensation; (ii) that this allegedly wrongful demutualization constituted a conversion of ALLIED Mutual's surplus for the benefit of ALLIED Group and its shareholders, including the individual defendants; and (iii) that the individual defendants breached fiduciary duties owed to ALLIED Mutual and intentionally interfered with ALLIED Mutual's business and contractual relationships.

         The Amended Petition further asserts that as a result of the foregoing, ALLIED Mutual and the ALLIED Mutual members have suffered damages in excess of $500 million. The Amended Petition requests an accounting of the assets allegedly wrongfully transferred to ALLIED Group and compensation to ALLIED Mutual for the value of such assets, for the seizure of corporate opportunities and for the de facto demutualization" of ALLIED Mutual. The Amended Petition also asks for certain other relief, including, among other things, removal of the directors of ALLIED Mutual, attorneys' fees and costs, equitable relief and interest, restitution for any assets wrongfully transferred or conveyed and the distribution to ALLIED Mutual policyholders of surplus in excess of what is required to be retained in connection with any recovery by ALLIED Mutual from the defendants.

         On June 11, 1998, Rieff filed an amended motion seeking to enjoin the defendant directors of ALLIED Mutual from considering, negotiating or approving any transaction on behalf of ALLIED Mutual with Nationwide or any third party because of alleged conflicts of interest of the members of the ALLIED Mutual Board of Directors. That motion was heard by the Iowa District Court on July 16, 1998, and was denied by the Court on July 17, 1998.

         On June 24, 1998, the defendants filed motions to dismiss the Amended Petition, asserting, among other things, that (i) members of a mutual insurance company lack standing to maintain a derivative action; (ii) the Amended Petition fails to state a claim upon which relief can be granted as to ALLIED Group; (iii) the bulk of the claims in the Amended Petition are barred by the applicable statute of limitations; (iv) the derivative claims in the Amended Petition may not be brought as direct or class claims; and (v) the class claims are barred by the applicable statute of limitations. The motions to dismiss have been fully briefed, and oral argument was heard on September 28, 1998.

         This suit is in its preliminary stages and the Company cannot assess its merits at this time.

ACCOUNTING TREATMENT

         The Merger will be accounted for as a purchase of the Company by Nationwide in accordance with statutory accounting practices, whereby the purchase price will be allocated based upon the historic statutory book values of the admitted assets acquired and the statutory liabilities assumed by Nationwide with the excess being recorded as goodwill.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of material federal income tax consequences of the Merger to stockholders of the Company. This summary does not purport to discuss all income tax consequences of the Merger that may be relevant to particular stockholders in light of their individual circumstances or to certain types of stockholders subject to special treatment, such as life insurance companies, tax-exempt organizations and financial institutions, persons who are not citizens or residents of the United States or who are foreign corporations, and stockholders who acquired stock through the exercise of Company stock options or otherwise as compensation.

         The receipt of cash in exchange for Common Shares pursuant to the Merger, or pursuant to the exercise of dissenters' appraisal rights, will be a taxable transaction for federal income tax purposes under the Code, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger, or exercise of dissenters' appraisal rights, and the aggregate tax basis in the Common Shares sold by the stockholder, or with respect to which dissenters' rights are exercised, as the case may be. Gain or loss will be calculated separately for each block of Common Shares tendered and purchased pursuant to the Merger, or with respect to which dissenters' appraisal rights are exercised, as the case may be.

         If Common Shares are held by a stockholder as capital assets, gain or loss recognized by the stockholder will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for the Common Shares exceeds twelve months. Under present law, long-term capital gains recognized by an individual stockholder will generally be taxed at a maximum federal marginal tax rate of 20%, and long-term capital gains recognized by a corporate stockholder will be taxed at a maximum federal marginal tax rate of 35%. In addition, under present law the ability to use capital losses to offset ordinary income is limited. Stockholders should consult their tax advisors regarding the applicable rate of taxation and their ability to use capital losses against ordinary income.

         A stockholder that surrenders Common Shares pursuant to the Merger (or pursuant to the exercise of dissenter's rights) may be subject to backup withholding unless the stockholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN, or unless an exemption applies. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the IRS.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT CONSTITUTE TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND OF ANY STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

EFFECT OF THE MERGER ON THE COMPANY'S STOCKHOLDERS

         Consummation of the Merger is contingent upon, among other things, approval of the Merger by the holders of Common Shares and 6.75% Preferred Shares. In the Merger, each Common Share outstanding on the Effective Date (other than Common Shares held by Stockholders who perfect their appraisal rights under Iowa Law, Common Shares then held by Nationwide and Common Shares held in the Company's treasury) will be converted into the right to receive cash as part of the Merger. Therefore, as a result of the Merger, the entire equity interest in the Company will be owned by Nationwide and the Company's current stockholders will no longer have any equity interest in the Company and will no longer share in future earnings and growth of the Company, the risks associated with achieving any such earnings and growth, or the potential to realize greater value for their shares of stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the Company in the future. Instead, each current holder of the Common Shares will have only the right to receive the Merger Consideration or to seek appraisal rights as described under "--Dissenting Stockholders' Rights" below.

EXCHANGE OF CERTIFICATES AND PAYMENT OF MERGER CONSIDERATION

         Nationwide has selected            as the Paying Agent, with whom it
shall cause Acquisition Sub to deposit, for the benefit of the holders of Common Shares, cash in an aggregate amount equal to the aggregate Merger Consideration (the "Payment Fund"). The Merger Agreement provides that, upon surrender to the Paying Agent of a certificate representing Common Shares for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate") and acceptance thereof by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the number of Common Shares previously represented by such Certificate shall have been converted. The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing Common Shares surrendered in exchange therefor is registered on the record books of the Company, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of any Certificate representing Common Shares and if any such Certificate is presented to the Company for transfer, it shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered, each Certificate representing Common Shares (other than a Certificate representing Common Shares to be cancelled), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest therein.

         The Merger Agreement further provides that, promptly after the Effective Time (but in no event more than five business days thereafter), Nationwide shall require the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares which have been converted, a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title shall pass, only upon proper delivery of Certificates representing Common Shares to the Paying Agent and shall be in such form and have such provisions as Nationwide reasonably may specify) and instructions for use in surrendering such Certificates and receiving the Merger Consideration to which such holder shall be entitled.

         The Merger Consideration paid upon the surrender for exchange of Certificates representing Common Shares shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Common Shares theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by the Company on such Common Shares in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid as of the Effective Time. Any portion of the Payment Fund that remains undistributed to the holders of the Certificates representing Common Shares for 120 days after the Effective Time shall be delivered to Nationwide upon demand, and any holders of Common Shares who have not theretofore complied with the Merger Agreement requirements shall thereafter look only to Nationwide and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration with respect to their Common Shares.

         None of Nationwide, Acquisition Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Common Shares shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.


DISSENTING STOCKHOLDERS' RIGHTS

         The following discussion is not a complete statement of the law pertaining to dissenters' rights under the IBCA and is qualified in its entirety by reference to the full text of Sections 490.1301 through 490.1331 of the IBCA setting forth the rights of stockholders who object to the Merger. Dissenting stockholders wishing to exercise such dissenters' rights or to preserve their rights to do so should review the following discussion and the provisions of Sections 490.1301 through 490.1331 of the IBCA with counsel. A copy of the relevant sections of the IBCA is attached to this Information Statement as Annex II and is incorporated herein by reference. The failure of a dissenting stockholder to comply in a timely and proper manner with the procedures set forth in the IBCA will result in its loss of dissenters' rights with respect to the Merger.

         Sections 490.1301 through 490.1331 of the IBCA set forth the rights of stockholders of the Company who object to the Merger. Any holder of Common Shares who does not vote in favor of the Merger (including any such holder who abstains from voting) and who objects to the Merger may, if the Merger is consummated, obtain payment, in cash, for the fair market value of such holder's shares by complying with the requirements of Sections 490.1301 through 490.1331 of the IBCA. "Fair Value" is defined in the IBCA as "the value of the Shares immediately before the effectuation of the corporate action to which dissenters object, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable." Holders of Common Shares are not eligible to exercise their dissenters' rights unless they are stockholders on the Record Date and have not voted in favor of the Merger.

         Before the taking of the vote on the Merger at the Special Meeting, each dissenting stockholder must file with the Company a written objection to the Merger stating that the stockholder intends to demand payment in respect of the shares of any class held by it if the Merger is consummated. A written objection must be filed with the Company by holders of Common Shares who wish to dissent even if they vote against the Merger. Such written objections should be addressed to: Sally J. Malloy, Corporate Secretary, ALLIED Life Financial Corporation., 701 Fifth Avenue, Department 2003, Des Moines, Iowa 50391-2003.

         Within ten days after the Special Meeting, the Company must provide written notice (the "Dissenters' Notice") to each dissenting stockholder that the Merger has been authorized. To exercise dissenters' rights, each dissenting stockholder must, no sooner than 30 nor later than 60 days after the Dissenters' Notice was delivered by the Company, mail a written demand for payment for such dissenting stockholder's Common Shares. Such written demands should be sent to:
Sally J. Malloy, Corporate Secretary, ALLIED Life Financial Corporation., 701 Fifth Avenue, Department 2003, Des Moines, Iowa 50391-2003. Subject to the following paragraph, at the Effective Time or upon receipt of a payment demand, whichever occurs later, the Company must pay to each dissenting stockholder the estimated fair value for such dissenting stockholder's shares, plus accrued interest.

         In the event that the Company and any dissenting stockholder are unable to agree as to fair value, the Company must pay the amount demanded unless within 60 days the Company commences a court proceeding in the district court of Polk County, Iowa, demanding a determination of the value of the shares of all dissenting stockholders who have not agreed with the Company as to the fair value of their shares. All dissenting stockholders, whether or not residents of the State of Iowa, will be parties to any court proceeding that is commenced by the Company.

         A negative vote on the Merger does not constitute a "written objection" to be filed by a dissenting stockholder. A dissenting stockholder's abstention from voting on the Merger or failure to vote on the merger will not constitute a waiver of such stockholder's rights under Sections 490-1301 through 490.1331 of the IBCA, provided that a written objection has been properly filed before the Merger is effected. A vote in favor of the Merger will constitute a waiver of such stockholder's dissenters' rights, however, even if a written objection has been filed.

         A dissenting stockholder's objections to the Merger or demand for payment for its shares may be made by facsimile transmission, provided such facsimile is confirmed by a written objection or demand, as the case may be, sent by certified or registered mail to the address specified above within 24 hours after transmission of the facsimile. Facsimile communications should be addressed to: Sally J. Malloy, Corporate Secretary, ALLIED Life Financial Corporation., 701 Fifth Avenue, Department 2003, Des Moines, Iowa 50391-2003 and the appropriate facsimile connection is to (515) 280-4399.

         For a discussion of the Federal income tax consequences of receipt of payment for shares upon exercise of dissenters' rights, see "THE MERGER--Certain United States Federal Income Tax Consequences."

                              THE MERGER AGREEMENT

         The following is a summary of the terms and conditions of the Merger Agreement. Any references to the Merger Agreement set forth below or included elsewhere in this Information Statement are qualified in their entirety by reference to the Merger Agreement (attached hereto as Annex I), which is incorporated herein by reference. Terms that are not otherwise defined in this summary shall have the meanings set forth in the Merger Agreement. Stockholders are strongly advised to read the Merger Agreement in its entirety prior to voting.

THE OFFER

         In the Merger Agreement, Nationwide agreed, subject to certain conditions, and among other things, to offer $30.00 per Common Share, net to the seller in cash without interest. The Offer expired at 5:00 p.m., New York City time, on September 30, 1998. Having been satisfied that the Minimum Condition (as defined in the Offer), the Insurance Regulatory Condition (as defined in the Offer), and other certain conditions with respect to the Offer had been met, Acquisition Sub timely accepted for payment, and paid for, all Common Shares validly tendered and not withdrawn pursuant to the Offer.

THE MERGER

         The Merger Agreement provides that, following the satisfaction or waiver of the conditions set forth therein, Acquisition Sub will be merged with and into the Company, with the Company continuing as the surviving corporation, and each Common Share then outstanding (other than Common Shares then owned by Nationwide or Acquisition Sub, Common Shares held as treasury shares by the Company and Dissenting Shares) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive $30.00 per Common Share, net to the seller in cash, without interest thereon, upon the surrender to the Paying Agent of a certificate representing Common Shares, for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate") of the Certificate formerly representing such Common Shares.

EFFECTIVE TIME OF THE MERGER

         Subject to the conditions set forth in the Merger Agreement, the Merger shall become effective (the "Effective Time") upon the last to occur of (a) the filing of the Certificate of Merger with the Ohio Secretary of State, (b) the filing of the Articles of Merger as required by Iowa law and the recording in the offices of the register of deeds of the counties in the State of Iowa in which the principal offices of

Nationwide and the Company are located and (c) such later time as the parties designate in such filings. The parties to the Merger Agreement agreed to use all reasonable efforts to assure that the filings contemplated by the Merger Agreement are made, and the Effective Time occurs, as soon as practicable.


DISSENTING STOCKHOLDERS' RIGHTS

         The Merger Agreement provides that any Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Common Shares in accordance with Sections
490.1301 through 490.1331 of the IBCA and who has not withdrawn such demand or otherwise forfeited appraisal rights ("Dissenting Shares") will not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such Common Shares held by them in accordance with the IBCA, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Common Shares held by them under the IBCA shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender of the Certificate or Certificates that formerly evidenced such Common Shares. The Company has agreed to give Nationwide prompt notice of any demands of appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the IBCA and received by the Company, and Nationwide shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company has further agreed that, prior to the Effective Time, it shall not, except with the prior written consent of Nationwide, make any payment with respect to any demands for appraisal, or settle or offer to settle, any such demands.

         The procedures for exercising rights of appraisal are set forth above under "THE MERGER--Dissenting Stockholders' Rights." In addition, a copy of Sections 490.1301 through 490.1331, inclusive, of the IBCA is attached hereto as Annex II.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains representations and warranties by the Company with respect to, among other things, the organization, qualification and capitalization of the Company, the subsidiaries of the Company, the authority of the Company relative to the Merger Agreement, the absence of violations of law, required governmental filings, the statutory financial statements and other financial statements of the Company's insurance company subsidiaries and their actuarial reserves, the SEC filings of the Company, the absence of certain changes or events and of any undisclosed liabilities, the inapplicability of state takeover statutes, compliance with applicable law, the assets of the Company, environmental matters, contracts of the Company, taxes and tax returns, benefit plans, labor relations and employment, insurance issued by ALLIED Insurers, cancellations, operations insurance, the properties of the Company, intellectual property, transactions with affiliates, voting requirements applicable to the Merger and the status of the Company's subsidiaries as regulated investment companies.

         The Merger Agreement also contains representations and warranties of Nationwide and Acquisition Sub with respect to, among other things, their organization and qualification, their authority relative to the Merger Agreement, the absence of violations of law and required governmental filings.

COVENANTS OF THE COMPANY

         In the Merger Agreement, the Company has covenanted and agreed that, among other things, during the period from the date of the Merger Agreement until the Effective Time, unless Nationwide shall otherwise agree in writing, or except as otherwise contemplated in the Merger Agreement, (a) the Company and its subsidiaries shall conduct their business only in the ordinary course of business and in the same manner as conducted since December 31, 1997, and shall use all reasonable efforts to preserve its services to and relationships with policyholders, insurers, agents, sales and distribution organizations, underwriters, investment customers, brokers, suppliers and all others so as to not impair its ongoing business in any material respect; (b) the Company and its subsidiaries shall not make a change in their dividend, underwriting, pricing, claims, risk retention, investment or reinsurance practices or polices in any material respect, and shall notify Nationwide of any material transactions involving a purchase or sale (excluding investment transactions in the ordinary course of business consistent with past practice, but including transactions involving the securitization of assets or of any subsidiary and transactions involving derivative securities); (c) the Company and its subsidiaries shall not make any material change in their accounting practices, including changes in respect to establishment of reserves for unearned premiums, losses, loss adjustment expenses, or depreciation or amortization policies or rates; (d) the Company shall not, and shall not permit any subsidiary to, (i) amend its charter or by-laws (unless contemplated hereby), (ii) incur any individual Liability or series of related Liabilities in excess of $1,000,000 other than in the ordinary course of business consistent with past practice, (iii) incur any indebtedness for money borrowed in the aggregate for the Company and the subsidiaries in excess of $10,000,000 for any such indebtedness having a maturity of 90 days or less or $1,000,000 for any such indebtedness having a maturity of more than 90 days, (iv) agree to any merger, consolidation, demutualization, acquisition, redomestication, sale of all or a substantial portion of its assets, bulk or assumption reinsurance arrangement or other similar reorganization, arrangement or business combination, (v) prior to notifying Nationwide, enter into any partnership, joint venture or profit sharing Contract, (vi) enter into any Contract limiting the ability of the Company or of any subsidiary to engage in any Business, to compete with any Person, to do business with any Person or in any location or to employ any Person or limiting the ability of any Person to compete with such party or any of the subsidiaries, (vii) enter into any Contract relating to the direct or indirect guarantee of any obligation of any Person in respect of indebtedness for borrowed money or other financial obligation of any Person other than in the ordinary course of business consistent with past practice, (viii) incur any material deterioration in its ability to maintain, access and update policyholder records which deterioration is not reasonably reparable, (ix) enter into any Contract that could materially and adversely affect the consummation of the transactions contemplated hereby, or (x) modify any Contract with respect to the subject of the foregoing clauses;
(e) the Company shall not permit any subsidiary to issue or sell any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or to receive any payment based on the value of, the capital stock of or other equity interests in or any securities convertible into shares of any capital stock of or other equity interests in any subsidiary, or otherwise take any actions that would alter the information set forth in the ALLIED Disclosure Schedule other than in the ordinary course of business consistent with existing agreements and arrangements; (f) except (x) as set forth in the ALLIED Disclosure Schedule, (y) in the ordinary course of business consistent with past practice, or (z) as required by the terms of agreements or plans already in effect, applicable Law or as envisioned in the Statement of Operating Principles, the Company shall not, and shall not permit any subsidiary to (i) adopt or implement, or commit to adopt or implement, or materially amend, any collective bargaining, compensation, employment, consulting, pension, profit sharing, bonus, incentive, group insurance, termination, retirement or other employee benefit Contract, plan or policy, (ii) enter into or materially amend any severance Contract, (iii) increase in any manner the compensation of, or enter into any Contract relating to the borrowing of money by, its directors, officers or other employees, except pursuant to the terms of agreements or plans as currently in effect and except for annual employee compensation increases made in the ordinary course of business consistent with past practices; provided that in no event shall any such individual increase in annual compensation exceed $400,000 per year, (iv) increase by more than 0.5% the aggregate number of its employees, (v) pay or agree to pay any pension, retirement allowance or other employee benefit not required by the current terms of any existing plan, agreement or arrangement to any director, officer or other employee, whether past or present, (vi) voluntarily recognize, or involuntarily become subject to, any labor organization or any other Person as a collective bargaining representative of one or more bargaining units comprising a material number of employees, or (vii) other than obligations that arise by operation of law or under the by-laws of a party as they exist on the date of the Merger Agreement, enter into, adopt or increase any indemnification or hold harmless arrangements with any directors, officers or other employees or agents of such party or any of the subsidiaries or any other Person; (g) other than in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any subsidiary to, make any capital expenditures or expenditures or commitments for expenditures for the purchase or lease of any products or services or group of products or services (other than with respect to Investment Assets) which in one or a series of related transactions exceed $500,000 or which in the aggregate for the Company and the ALLIED subsidiaries taken as a whole exceed $2,500,000, except for expenditures relating to the Merger Agreement and the consummation of the transactions contemplated hereby, and expenditures required to be made pursuant to existing Contracts to which the Company or any subsidiary is a party, which Contracts are set forth in the ALLIED Disclosure Schedule; (h) other than in the ordinary course of business consistent with past practice or in connection with the redemption of outstanding guaranteed investment contracts in the exercise of the Company's reasonable judgment, the Company shall not, and shall not permit any subsidiary to, waive any rights with a value in excess of $100,000 or any other rights which are material to any Contract or make any payment, direct or indirect, of any liability in excess of $100,000 before the same comes due in accordance with its terms, in each case, including, but not limited to, any provision of any Insurance Contract to permit a cash-out thereof; (i) the Company and its subsidiaries shall not (i) sell, lease, mortgage or otherwise grant any interest in or dispose of any of its Assets which, individually or in the aggregate, are material to the financial condition of the Company or of its subsidiaries taken as a whole, and, in the case of Liens, for Permitted Liens and Liens not individually in excess of $500,000 and not aggregating in excess of $2,000,000 or (ii) restructure, amend, modify or otherwise affect any Investment Asset or any Contract relating thereto which is material to the financial condition of the Company or its subsidiaries, and described in clauses
(i) and (ii), only in accordance with the statement of investment policy set forth in the Company Disclosure Statement; and the Company shall furnish to Nationwide a monthly report, in detail reasonably acceptable to Nationwide, of all such transactions or other changes (other than changes in market values or ordinary course changes such as interest payments, maturities, etc.) affecting Investment Assets of the Company or its subsidiaries which took place since the last such report; (j) the Company and its subsidiaries agree that they shall not, other than pursuant to the operation of separate accounts involved in real estate in the ordinary course, make any equity real estate investments (other than through restructuring or foreclosure or pursuant to commitments existing at the date hereof or to protect the value of existing investments in the exercise of reasonable business judgment) and that neither the Company nor its subsidiaries shall take any action, other than in the exercise of reasonable business judgment and following discussion with Nationwide, which results, individually or in the aggregate, in (i) the realization of any gross capital loss or losses in an amount of $10,000,000 or more or (ii) an adverse impact on the surplus of the Company or its subsidiary in an amount of $10,000,000 or more; (k) other than in the ordinary course of business consistent with past practice, or as required by applicable regulations, the Company shall not permit any Company subsidiary to, enter into, waive, or amend any material Contract which would involve the payment by the Company or any subsidiary of $500,000 or more; (l) other than in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any subsidiary to settle or compromise any claim in any action, proceeding or investigation which could result in an expenditure for the Company or its subsidiaries in excess of $1,000,000; (m) the Company shall not, and shall not permit any subsidiary to, purchase or otherwise acquire, except pursuant to a contract in effect on the date of the Merger Agreement, (i) any controlling equity interest in any Person (other than Investment Assets), (ii) any non-publicly traded securities in excess of $5,000,000 per transaction or $5,000,000 per issuer or credit, (iii) any investments in fixed income securities rated in NAIC Class 4, 5 or 6 non-publicly traded equity securities or Assets required to be shown on Schedule BA of a Person's Annual Statement in excess of $5,000,000 per issuer or credit, or (iv) any real property or mortgage investments except in the ordinary course of managing the existing portfolio of real property and mortgage investments, including foreclosing purchase money mortgages, extensions and refinancings; (n) the Company shall not, and shall not permit any of its subsidiaries to, enter into any new, or materially amend any existing, reinsurance Contract or arrangements, except in accordance with existing reinsurance agreements or in the ordinary course of business and consistent with past practices; (o) the Company shall, and shall cause each of its subsidiaries to, maintain uninterrupted its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies if such coverage is available; (p) the Company shall deliver to Nationwide as promptly as practicable after preparation thereof, but in no event later than the date of filing with respect to unaudited or audited, SAP Statements for each Company insurer filed by or on behalf of such Company Insurer after the date hereof; (q) reserved; (r) the Company shall inform Nationwide regarding the progress of any material claim, action, suit litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes; (s) neither the Company nor any subsidiary shall (i) make or rescind any material express or deemed election relating to taxes, (ii) make a request for a Tax Ruling or enter into a Closing Agreement, settlement or compromise with respect to any material Tax matter or (iii) with respect to any material Tax matter, change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income Tax return for the taxable year ending December 31, 1997, except as may be required by law; (t) neither the Company nor its subsidiaries shall declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of any subsidiary (except as consistent with past practices) or redeem, purchase or otherwise acquire any of such subsidiary's Capital stock; (u) except as provided in the Company Disclosure Schedule, neither the Company nor any subsidiary shall settle pending or threatened litigation in an amount exceeding $1,000,000, other than settlement of pending or threatened litigation with respect to claims arising under contracts of insurance or reinsurance underwritten, ceded or assumed by any subsidiary which settlement will not have a material adverse effect; (v) neither the Company nor any subsidiary shall do any other act which would cause any representation or warranty of the Company or any subsidiary to be or become untrue in any material respect unless required by applicable law; and (w) neither the Company nor any subsidiary shall agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (w).

PROHIBITION ON SOLICITATION

         Pursuant to the Merger Agreement, the Company has agreed that, subject to certain exceptions, it will not, and will not permit or cause any of its subsidiaries or any of the officers or directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15 percent or more of the assets or any equity securities of, the Company or any of its Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) other than as set forth in the Company Disclosure Letter, or any other business combination (any such proposal or offer, an "Acquisition Proposal").

         The Merger Agreement further provides that the Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of the Merger Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in the Merger Agreement shall prevent the Company or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time after 180 days from the date of the Merger Agreement if the Merger shall not by such date have been approved by the requisite vote of the Company's shareholders or (iii) at any time after one year from the date of the Merger Agreement if the Merger shall not by such date have been approved by the Commissioner of Insurance of the State of Iowa (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement dated as of May 28, 1998 among Nationwide, Acquisition Sub and the Company (the "Confidentiality Agreement");
(B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by the Merger Agreement, taking into account the long-term prospects and interests of the Company and its shareholders. The Company will immediately cease and cause to be terminated any then existing activities, discussions or negotiations with any parties conducted prior to the date of the Merger Agreement with respect to any of the foregoing. The Company agreed that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this paragraph and under the Merger Agreement. The Company will notify Nationwide immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Nationwide informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.


STOCKHOLDER APPROVAL

         Because Nationwide and Acquisition Sub control more than 50% of the votes represented by the Shares, there is no need to solicit proxies from other Company shareholders. Accordingly, this Information Statement has been prepared in lieu of a proxy statement.

ACCESS TO INFORMATION

         Pursuant to the Merger Agreement, subject to applicable law, the Company shall (a) afford to Nationwide's and Acquisition Sub's accountants, legal counsel and other advisors ("Representatives") full access during normal business hours through the period immediately prior to the Effective Time to all of its and the ALLIED Subsidiaries' (as defined in the Agreement) assets, books, contracts, commitments and records (including, but not limited to, Tax Returns), and (b) during such period, the Company shall furnish promptly to Nationwide and Acquisition Sub all such information concerning its business, assets and personnel or those of any of its Affiliates, in either clause (a) or (b), as Nationwide or Acquisition Sub may reasonably request. Information provided by the Company shall be kept confidential by Nationwide and Acquisition Sub and shall not be disclosed unless such information (1) was known to Nationwide or Acquisition Sub or was in their possession prior to the date of the Merger Agreement and was not identified by the Company as being confidential, (2) is or becomes generally available to the public other than by unauthorized disclosure by Nationwide or Acquisition Sub, (3) becomes available to Nationwide or Acquisition Sub from a third party authorized to make such disclosure, (4) is independently developed by Nationwide or Acquisition Sub, or (5) is required to be disclosed by law or by court order.

REASONABLE EFFORTS

         Each of the parties to the Merger Agreement agreed to use all reasonable efforts to take, or cause to be taken all action, to do, or cause to be done, and to assist and cooperate with the other parties in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement, including, but not limited to, (i) the holding of the Shareholders Meeting and the preparation of the Proxy Statement,
(ii) the obtaining of all Governmental Approvals, and all other necessary actions or nonactions, waivers, consents and approvals from all appropriate Governmental Entities and other Persons and the making of all necessary registrations and filings, (iii) the obtaining of the opinions and certain other documents referred to in the Merger Agreement, (iv) the resolution of all organizational and human resources issues relating to the transactions contemplated by the Merger Agreement, (v) the obtaining or making of all Consents, Environmental Permits, Filings or Licenses necessary or desirable to ensure that the Business of the Surviving Corporation may be conducted without disruption consistent with the past practice of each of the Constituent Companies and (vi) the defending of any Legal Proceedings challenging the Merger Agreement or the consummation of the transactions contemplated thereby, the defense of which shall, at the request of either the Company or Nationwide, be conducted jointly by Nationwide and the Company on a basis that is satisfactory to both the Company and Nationwide. The Company grants Nationwide the right to decide for purposes of the Form A regulatory hearings whether to submit regulatory applications for the Company, ALLIED Group and ALLIED Mutual concurrently or separately, and whether to conduct the regulatory hearing and approval process concurrently or separately for each of the Company, ALLIED Group and ALLIED Mutual. Both the Company and Nationwide agreed to use all reasonable efforts to coordinate and cooperate during the regulatory approval process.


BOARD OF DIRECTORS; CORPORATE GOVERNANCE

         The Merger Agreement provides that, promptly upon acceptance for payment of the Common Shares by Acquisition Sub pursuant to the Offer, Acquisition Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Acquisition Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Acquisition Sub's designees to be so elected by its existing Board of Directors and each Subsidiary of the Company and each committee of the Board of Directors of the Company and each such Subsidiary as will give Acquisition Sub a majority of such directors or committee, and the Company shall, at such time, cause Acquisition Sub's designees to be so elected. Subject to applicable law, the Company shall take all action requested by Nationwide necessary to effect any such election. In connection with the foregoing, the Company anticipates that at least a majority of the Board will submit resignations on or after October 1, 1998, and that contemporaneously the Acquisition Sub Designees (other than Mr. Andersen, who was already a member of the Board) will occupy a majority of the Board.

See Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14F-1 thereunder filed by the Company on June 10, 1998.

TREATMENT OF STOCK OPTIONS; CERTAIN BENEFITS

         The Company has taken all necessary action so that, effective as of the Effective Time, (i) each outstanding employee or director stock option (the "Options") to purchase Common Shares granted under the ALLIED Life Financial Corporation Executive Stock Option Plan and the ALLIED Life Financial Corporation Long-Term Management Incentive Plan (the "Option Plans"), whether or not then exercisable or vested, will become fully exercisable and vested, (ii) each Option that is then outstanding to be cancelled and (iii) in consideration of such cancellation the Company (or, at Nationwide's option, Acquisition Sub) will pay to such holders of Options an amount in respect thereof equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price of each such Option and (B) the number of Common Shares previously subject to the Option immediately prior to its cancellation (such payment to be net of withholding taxes). The Company has agreed to use all commercially reasonable efforts to ensure that (a) no consent of any holder of an Option is required to effect the transactions contemplated by Section 2.11 of the Merger Agreement and
(b) following the Effective Time, no Option or any other option, warrant or right will give any person any right to acquire any securities of the Surviving Corporation.

INDEMNIFICATION AND INSURANCE

         From and after the Effective Time, Nationwide agrees that it will indemnify and hold harmless each present and former director and officer of the Company, (when acting in such capacity or as a member of the Special Committee) determined as of the Effective Time (each, an "Indemnitee" and, collectively, the "Indemnitees"), against any costs or expenses (including reasonable attorneys' fees), judgements, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, including without limitation any and all shareholder lawsuits existing on the date hereof, to the fullest extent that the Company would have been permitted under Iowa law and its charter or by-laws in effect on the date hereof to indemnify such Person (and Nationwide has agreed to advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

         The Surviving Corporation shall maintain the Company's existing directors' and officers' liability insurance ("D&O Insurance") or D&O Insurance that is substantially comparable to the Company's existing D&O Insurance for a period of two years after the Effective Time so long as the annual premium therefor is not excess of 200% of the last annual premium paid prior to the date hereof (such last annual premium being hereinafter referred to as the "Current Premium"); provided, however, that if the existing D&O Insurance or substantially comparable D&O Insurance cannot be acquired during the two-year period for not in excess of 200% of the Current Premium, then the Surviving Corporation will obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium. If the D&O Insurance is terminated prior to the end of the sixth anniversary of the Effective Time, the Surviving Corporation will purchase extended reporting coverage under D&O Insurance covering claims made during the remainder of such period with respect to acts which occurred prior to the Effective Time.

CONDITIONS TO THE MERGER

         The respective obligation of each party to the Merger Agreement to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time, of the following conditions: (a) 2,000,000 Common Shares shall have been purchased pursuant to the Offer; (b) if required by applicable law, the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the respective stockholders of the Company at the Shareholders Meeting called for such purpose; and (c) the waiting period applicable to the consummation of the Merger under the Hart-Scott Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and, other than the filings provided for in subclauses (a) and (b) of the second sentence of Section 2.3 of the Merger Agreement, all Governmental Approvals and other Consents or Filings which the parties have agreed are required to be obtained prior to the Effective Time shall have been obtained and not rescinded or adversely modified or limited, if merely required to be filed, such filings shall have been made and accepted, and all waiting periods prescribed by applicable Law shall have expired or been terminated in accordance with applicable Law; provided that no such Governmental Approval or other Consent or Filing shall contain any conditions or limitations that compel or seek to compel the Surviving Corporation to dispose of or to hold separately all or any material portion of the Business or Assets of the parties and their respective Subsidiaries taken as a whole or that impose or seek to impose any material limitation on the ability of the Surviving Corporation and the Company subsidiaries, taken as a whole, to conduct its Business or own its Assets after the Effective Time in substantially the same manner as the parties and their respective Subsidiaries presently conduct their Business or own their Assets; and (d) no order entered or Law promulgated or enacted by any governmental entity shall be in effect which would prevent the consummation of the Merger or any other material transactions completed by the Merger Agreement, and no proceeding brought by a governmental entity shall have been commenced and be pending which seeks to restrain, enjoin, prevent, or materially delay or restructure the Merger or any other material transactions contemplated by the Merger Agreement.

TERMINATION

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Nationwide or of ALLIED: (a) by mutual consent of Nationwide and the Company; (b) by Nationwide if the Board withdraws its recommendation to the Company's stockholders to approve the Merger; (c) by Nationwide or the Company if consummation of the Merger is barred by a permanent injunction which is final and non-appealable; (d) by the Company if, prior to the purchase of Common Shares pursuant to the Offer, there is an Acquisition Proposal which the Board determines represents a more favorable transaction to the Company and its stockholders than the transactions contemplated by the Merger Agreement, and if the Board, after consultation with outside counsel, shall have determined that failure to terminate the Merger Agreement is reasonably likely to be inconsistent with the fiduciary duties of the Board of the Company under applicable Law and the Company has given Nationwide three business days notice of the terms of such Acquisition Proposal and has paid Nationwide the fee contemplated by Section 8.2(b) of the Merger Agreement; (e) by the Company prior to the completion of the Offer, upon a material breach of any representation or warranty of Nationwide or Nationwide's failure to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Nationwide or Acquisition Sub shall be or become untrue in any material respect, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 business days after written notice thereof has been given to Nationwide; (f) by Nationwide prior to the completion of the Offer, upon (i) a material breach of any representation or warranty of the Company or if any representation or warranty of ALLIED shall be or become untrue in any material respect, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 business days after written notice thereof has been given to the Company, or (ii) the Company's failure to comply in any material respect with any of its covenants or agreements (materiality being construed in light of the transactions contemplated by the Merger Agreement); or (g) by Nationwide or by the Company, if Common Shares shall not have been purchased pursuant to the Offer by December 31, 1998 provided that such right to terminate the Merger Agreement shall not be available to a party whose failure to fulfill any obligation under the Merger Agreement has been the cause of the failure of such purchase to occur by such date.

FEES AND EXPENSES

         The Merger Agreement provides that, if the Merger is not consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs or expenses, except for expenses incurred in connection with the printing, mailing and solicitation of proxies from shareholders and all filing fees and related expenses which shall be borne equally by Nationwide and the Company.

         Notwithstanding the foregoing provisions, as described under "Prohibition on Solicitation", above, if prior to the purchase of Common Shares pursuant to the Offer, there is an Acquisition Proposal which the Board of Directors determines represents a more favorable transaction to the Company and its stockholders than the transactions contemplated by the Merger Agreement, and if the Board, after consultation with outside counsel, shall have determined that failure to terminate the Merger Agreement is reasonably likely to be inconsistent with the fiduciary duties of the Board under applicable Law, the Company may terminate the Merger Agreement. If the Company so elects to terminate the Merger Agreement, the Company shall, immediately prior to any such termination, pay a termination fee in an amount equal to all of the expenses incurred by Nationwide in connection with this Merger Agreement, the negotiations leading to its execution, the examination and investigation of the Company, the preparations and negotiation of the Merger Agreement and related agreements, and in all other ways related to the Merger, including, but not limited to, all fees and expenses incurred by investment bankers, accountants, attorneys and other agents, plus the sum of $3 million in cash (the "Termination Payment") as liquidated damages and not as a penalty, immediately upon such termination, in same-day funds, provided that Nationwide shall not be in material breach of its obligations under the Merger Agreement. Moreover, the Company shall pay the Termination Payment if the Closing does not occur either
(i) due to the Company's failure to satisfy a condition over which it has sole control prior to December 31, 1998; or (ii) because prior to December 31, 1999, the Company or any Subsidiary or affiliate of the Company or any of their respective shareholders publicly announces, enters into a letter of intent relating to, enters into a definitive agreement providing for, or consummates, a transaction, which, as announced, or as provided in such letter or agreement or as consummated, provides for or relates to the disposition of a controlling interest in the Company or the sale, transfer or other distribution of assets constituting a majority (measured by fair market value) of the consolidated assets of the Company.

         The Company will also pay a termination fee following the termination of the Merger Agreement by Nationwide (i) following a withdrawal by the Board of its recommendation that the stockholders approve the Merger Agreement (other than if the recommendation is withdrawn because the conditions to the consummation of the Merger cannot be fulfilled for any reason other than a breach by the Company), or (ii)(A) by virtue of an uncured breach of representation or warranty by the Company or (B) the Company's failure to comply in any material respect with any of its covenants or agreements.

AMENDMENT

         The Merger Agreement may be amended by the parties thereto at any time before or after the approval of the Merger Agreement by the stockholders of Nationwide or of the Company, but after such approval no amendment or modification shall be made which in any way materially adversely affects the rights of such shareholders without the further approval of such shareholders. Any amendment, modification or material waiver of the Merger Agreement shall be subject to approval of the Ohio Superintendent and the Iowa Commissioner. The Merger Agreement may not be amended, modified or supplemented except by written agreement of the parties thereto.

PLANS FOR THE COMPANY

         Nationwide believes that, in the aggregate, the Merger will result in increased growth and investment in the Company and its operations. Except as indicated in this Information Statement and based upon publicly available information, neither Nationwide nor Acquisition Sub has any present plans or proposals which relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or any material change in the Company's capitalization or dividend policy or any other material changes in the Company's corporate structure or business.

GOING PRIVATE TRANSACTIONS

         The SEC has adopted Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is applicable to certain "going private" transactions. Acquisition Sub does not believe that Rule 13e-3 will be applicable to the Merger unless the Merger is consummated after September 30, 1999, one year after the expiration of the Offer. If applicable, Rule 13e-3 requires, among other things, that certain financial information concerning the fairness of the Merger and the consideration offered to minority stockholders in such transaction be filed with the SEC and disclosed to stockholders prior to the consummation of the Merger.

DIVIDENDS AND DISTRIBUTIONS

         The Merger Agreement provides that the Company shall not make any change in its dividend practices or policies. The Merger Agreement further provides that in the event that the Company changes the number of Common Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision or other similar transaction, the Merger Consideration shall be equally adjusted.

             CERTAIN INFORMATION WITH RESPECT TO THE COMPANY'S STOCK

         The Common Shares are quoted on the Nasdaq under the symbol "ALFC". The Preferred Shares, all of which are held by Nationwide, are not publicly traded.

         The following table sets forth, for the periods indicated, the high and low sales prices per Common Share and the amount of cash dividends paid per Common Share.


                                                                                CASH
                                                              HIGH     LOW      DIVIDENDS
                                                              ----     ---      ---------
1996:
  First Quarter.............................................  18 1/4   16 1/2   0.05
  Second Quarter............................................  21 1/2   15       0.05
  Third Quarter.............................................  20       151/4    0.05
  Fourth Quarter............................................  18 3/4   15 3/4   0.06
1997:
  First Quarter.............................................  19       17       0.06
  Second Quarter............................................  20       15 3/4   0.06
  Third Quarter.............................................  23 3/4   18 3/4   0.06
  Fourth Quarter............................................  24       19 3/4   0.06
1998:
  First Quarter.............................................  22 1/2   21       0.07
  Second Quarter............................................  29       22       0.07
  Third Quarter (through September 28, 1998)................  28 7/16  29 1/2   0.07


                      SELECTED CONSOLIDATED FINANCIAL DATA

The selected financial information presented below under the captions "Income Statement Data" and "Balance Sheet Data" for, and as of, each of the years in the five-year period ended December 31, 1997, has been derived from the consolidated financial statements of ALLIED Life Financial Corporation and subsidiaries, which financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected financial information presented below for, and as of, the six-month periods ended June 30, 1998 and 1997 has been derived from the unaudited consolidated financial statements of ALLIED Life Financial Corporation and subsidiaries. Results for interim periods include all adjustments, consisting only of normal recurring adjustments, which management considers necessary for the fair presentation of the results for such periods; however, they are not necessarily indicative of results for the full year. This information should be read in conjunction with the Company's consolidated financial statements, the notes, and the independent auditors report thereon incorporated herein by reference.

                                              At or for the
                                               Six Months
                                                  Ended
                                                 June 30,                At or for the year ended December 31,
                                             1998         1997        1997       1996         1995         1994        1993

Income Statement Data                                      (Dollars in thousands, except per share data)
Revenues
     Total insurance revenues           $    19,535   $   16,762  $   34,142  $   31,350  $   29,934   $  25,393     $20,822
     Investment income                       27,630       25,525      52,197      48,182      45,411      38,136      33,243
     Realized investment gains
       (losses)                                 514         (253)      2,354         122        (722)       (724)      2,154
     Other income                               797          662       1,559       1,056         688         648         277

     Total revenues                          48,476       42,706      90,252      80,710      75,311      63,453      56,496

Benefits and expenses
     Policyholder benefits                   28,940       25,062      51,392      47,988      46,063      37,359      32,870
     Amortization of deferred policy
       acquisition costs (1)                  5,353        4,713      11,097      10,595       5,941       5,136       5,347
     Commissions                              2,712        1,884       4,232       3,316       2,725       2,627       2,390
     Operating expenses (2)                   7,288        3,839       7,832       6,801       6,313       5,715       4,966


     Total benefits and expenses             44,293       35,498      74,553      68,700      61,042      50,837      45,573


     Income before income taxes               4,183        7,208      15,699      12,010      14,269      12,616      10,923

Income taxes                                  1,715        2,402       5,226       3,937       4,557       4,059       3,739


     Net income (1)(2)                   $    2,468   $    4,806  $   10,473  $    8,073  $    9,712  $   8,557     $ 7,184


Net income applicable to
     common stock (1)(2)                      1,621        4,014  $    8,862  $    6,567  $    8,304  $   7,239     $ 5,930
Diluted earnings per share (1)(2)              0.36         0.87        1.94        1.39        1.75       1.57        1.67
Dividends paid per common share          $     0.14   $     0.12  $     0.25  $     0.21  $     0.17  $    0.13     $  0.03
Weighted average number of
     shares outstanding
     (in thousands)                           4,558        4,612       4,572       4,712       4,732      4,612       3,546

Balance Sheet Data
Assets                                   $  956,270   $  965,053  $  904,457  $  835,600  $  759,947   $ 643,340   $532,588
Preferred stock                              27,238       25,620      26,336      24,586      22,871      21,341     19,028
Stockholders' equity                     $  117,984   $  108,620  $  114,157  $   99,942  $  101,682    $ 76,027   $ 74,368
Preferred shares outstanding
     (in thousands)                           2,469        2,324       2,393       2,238       2,087       1,948      1,754
Common shares outstanding
     (in thousands)                           4,438        4,369       4,398       4,497       4,633       4,586      4,572

Other Data
Death benefits per share                 $     0.57   $     0.46  $     0.91  $     0.81  $     0.81  $     0.68   $   0.72
Book value per share                          18.05        16.91       17.84       16.16       15.01       13.42      11.98
Statutory capital and surplus                50,169       47,053      51,275      46,544      45,504      47,413     42,403
Life insurance in force                   9,711,480    9,383,764   9,629,640   8,959,314   8,114,516   7,242,737  5,915,558
Annuity account balances                 $  537,960   $  484,569  $  514,908  $  467,505  $  412,216  $  343,390   $271,385


(1) The 1996 amounts include an additional $2.8 million ($1.9 million or $0.40 per share net of income taxes) charge relating to unlocking adjustments to deferred policy acquisitions costs.

(2) The 1998 amounts include a $2.0 million ($1.3 million or $0.29 per share net of income taxes) charge relating to a litigation reserve and $955,000 ($921,000 or $0.20 per share net of income taxes) for expenses related to the proposed merger with Nationwide.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table lists the stockholders known to management to be the beneficial owners of the Preferred Shares and more than 5% of the outstanding Common Shares as of October 9, 1998.



                                                                                                               Percent of
                             Name and Address                   Amount and Nature               Percent        Total Voting
Title of Class               of Beneficial Owner                of Beneficial Ownership         of Class       Securities
--------------               -------------------                -----------------------         --------       ----------
6-3/4% Preferred             Nationwide Mutual                  2,330,772 shares                100%           16.8%
Stock                        Insurance Company(1)
                             One Nationwide Plaza
                             Columbus, OH 43215


Common Stock                 Nationwide Mutual                  _________ shares                _____          _____
                             Insurance Company
                             One Nationwide Plaza
                             Columbus, OH 43215

-----------

(1) The Company and Nationwide, as successor in interest to ALLIED Mutual, are parties to a Stock Rights Agreement which expires in 2008. Under the Stock Rights Agreement, Nationwide is entitled to nominate and the Company is required to use its best efforts to cause the election or retention of a number of members of the Company's Board of Directors in proportion to Nationwide's percentage ownership of the total number of shares of the Company's voting stock outstanding at the time of nomination. In addition, the Company is required to elect to its Executive Committee at least one Company director who has been nominated by Nationwide but who is not an officer or employee of Nationwide, and the Company must limit the number of directors serving on the Executive Committee to five at any time. The Stock Rights Agreement restricts the ability of Nationwide to grant proxies to other than affiliated individuals and to solicit other stockholders of the Company. Nationwide also is prohibited from initiating or accepting a tender offer for Common Shares except under certain conditions. The Company has a right of first referral with respect to any sale by Nationwide of the Common Shares, subject to certain exceptions, including distribution of such shares to the public in a registered public offering or an offering pursuant to Rule 144. Nationwide has incidental registration rights and three demand registration rights with respect to the Preferred Shares.

         The table below sets forth information provided by the individuals named therein as to the amount of the Company's Common Stock and ESOP Preferred beneficially owned by the directors and executive officers of the Company, individually, and the directors and executive officers as a group, all as of September 1, 1998. The issued and outstanding Common Stock, Series A ESOP Convertible Preferred Stock with no par value and 6.75% Preferred as of September 1, 1998 were 4,403,172 shares, 112,863 shares and 2,882,060 shares, respectively.

                                     Amount and Nature of
                                    Beneficial Ownership(1)           Percent of Class(1)
                              ----------------------------------  -----------------------------
                                  ESOP       Common    Combined   Preferred   Common  Combined
Name of Beneficial Owner      Preferred(2)    Stock     Classes     Stock      Stock   Classes
------------------------      ------------  --------  ----------  ---------  -------- ---------

James W. Callison                  -0-        5,764      5,764       -0-          *       *
Harold S. Evans                    -0-       15,456     15,456       -0-          *       *
John E. Evans                      -0-       30,568     30,568       -0-          *       *
Dennis H. Kelly, Jr.               -0-       12,096     12,096       -0-          *       *
George D. Milligan                 -0-        7,360      4,360       -0-          *       *
Samuel J. Wells                 10,047       62,405(3)  72,452(3)     *          1.8%     *
Wendell P. Crosser               8,209       10,269(3)  18,478(3)     *           *       *
Donald J. Iverson                1,519        1,266(3)   2,785(3)     *           *       *
Joseph P. Ross                     314          450        791        *           *       *
All Directors and
  Executive Officers
  as a Group (13 persons)       22,903      146,365    169,268(3)     *          4.4%    3.2%

-------------------

(1) Except as noted, all persons have sole voting and investment power with respect to the shares reported; asterisks indicate ownership of less than 1%.

(2) Shares reported as beneficially owned by executive officers are also reported as owned by the ESOP Trustee. Allocated shares are voted by the ESOP Trustee in accordance with the direction of the ESOP participant. Generally, unallocated shares and allocated shares as to which no direction is made by the participant are voted by the ESOP Trustee in the same percentage as the allocated shares as to which directions are received by the ESOP Trustee.

(3) Includes the following number of shares which the following persons have the right to acquire within 60 days of September 1, 1998 pursuant to stock options granted under the ALLIED Life Financial Corporation Long-Term Management Incentive Plan and the Executive Stock Option Plan; Mr. Wells, 8,766 shares; Mr. Crosser, 9,640 shares; Mr. Iverson, 998 shares; and all executive officers as a group, 19,590 shares.


                                    EXPERTS

The consolidated financial statements of ALLIED Life Financial Corporation and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                                 OTHER MATTERS

        The Board knows of no business which will be presented for consideration at the Special Meeting other than that described above.

Dated: October   , 1998

                                          By Order of the Board of Directors,


                                          Sally J. Malloy
                                          Secretary

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER dated as of June 3, 1998 by and between NATIONWIDE MUTUAL INSURANCE COMPANY, an Ohio mutual insurance company ("Nationwide"), and ALLIED MUTUAL INSURANCE COMPANY, an Iowa mutual insurance company ("Allied") (Nationwide and Allied being hereinafter sometimes collectively referred to as the "parties").

                  WHEREAS, the Board of Directors of Nationwide and the Board of Directors of Allied deem it advisable and in the best interests of the policyholders of their respective companies to effect the Merger of Allied with and into Nationwide (the "Merger") upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Board of Directors of Nationwide and the Board of Directors of Allied have approved the Merger and this Agreement; and

                  WHEREAS, Nationwide and Allied desire to make certain representations, warranties, covenants and agreements in connection with such Merger; and

                  WHEREAS, the parties intend that the Merger qualify, for federal income tax purposes, as a reorganization under Section 368(a) of the Code (as defined in Section 1.1 hereof); and

                  WHEREAS, concurrently with the execution of this Agreement, Nationwide is also entering into agreements with respect to the acquisition of Allied Group (as defined in Section 1.1 hereof) and Allied Life (as defined in
Section 1.1 hereof); and

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, Nationwide and Allied, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 DEFINITIONS. When used in this Agreement, the following words or phrases have the following meanings:

                  "ACQUISITION PROPOSAL" shall mean any bona fide proposal or offer, whether in writing or otherwise, from any Person other than a party hereto or any affiliates thereof (a "Third Party") to acquire a party or all or a material portion of the assets of a party and its Subsidiaries, taken as whole, pursuant to a merger, consolidation, conversion, demutualization, reorganization or other method of business combination, sale of assets or similar transaction with respect to such party, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party to acquire a party or a material portion of the assets of a party and its Subsidiaries, taken as a whole.

                  "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that, for purposes of this Agreement none of Allied Group, Allied Life and any Subsidiary thereof shall be considered an Affiliate of Allied.

                  "AGREEMENT" shall mean this Agreement and Plan of Merger, including all Exhibits.

                  "ALLIED" shall have the meaning set forth in the preamble to this Agreement.

                  "ALLIED DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Allied to Nationwide, dated the date hereof.

                  "ALLIED GROUP" shall mean Allied Group, Inc., an Iowa corporation.

                  "ALLIED GROUP SEC DOCUMENTS" shall mean all reports, proxy statements, forms, and other documents required to be filed by Allied Group with the SEC under the Securities Act of 1933, as amended, or the Exchange Act.

                  "ALLIED LIFE" shall mean Allied Life Financial Corporation, an Iowa corporation.

                  "ALLIED LIFE SEC DOCUMENTS" shall mean all reports, proxy statements, forms, and other documents required to be filed by Allied Life with the SEC under the Securities Act of 1933, as amended, or the Exchange Act.

                  "ALLIED PROXY STATEMENT" shall have the meaning set forth in
Section 3.1(c) hereof.

                  "ALLIED REAL PROPERTY" shall mean any real property in which Allied or any of its Affiliates holds a Lien or owns an interest, or in the management of which Allied or an Affiliate of Allied actively participates.

                  "ALLIED SAP STATEMENTS" shall have the meaning set forth in
Section 4.5(d) hereof.

                  "ALLIED SUBSIDIARY" or "ALLIED SUBSIDIARIES" shall mean the Subsidiaries of Allied and, without limiting the generality of the foregoing, shall include any Affiliate or Subsidiary of Allied as to which Allied or an Allied Subsidiary has guaranteed any obligations or owns any interest; provided that neither Allied Group nor Allied Life (nor any of their respective

Subsidiaries) shall be included within the definition of Allied Subsidiary. References in this Agreement to Subsidiaries of Allied shall mean all of the Allied Subsidiaries.

                  "ANNUAL STATEMENTS" shall mean, with respect to any Person, the annual statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

                  "ANTITRUST DIVISION" shall mean the Antitrust Division of the United States Department of Justice.

                  "ARTICLES OF MERGER" shall mean the articles of merger in such form as required by, and executed and acknowledged in accordance with the relevant provisions of the Iowa Insurance Law.

                  "ASSETS" shall mean, as to a Person, all rights, titles, franchises and interests in and to every species of property, real, personal and mixed, and choses in action thereunto belonging, including, but not limited to, Environmental Permits, Investment Assets, Intellectual Property, Contracts, Licenses, privileges and all other assets whatsoever, tangible or intangible, of such Person.

                  "BUSINESS" shall mean, as to a Person, the business, operations, activities and affairs of such Person.

                  "BUSINESS DAY" shall mean any day other than Saturday, Sunday or any other day in which commercial banks in Des Moines, Iowa or Columbus, Ohio are required to or permitted to be closed.

                  "CERCLIS" shall mean the Comprehensive Environmental Response, Compensation, and Liability Information System.

                  "CERTIFICATE OF MERGER" shall mean a certificate of merger in such form as required by, and executed and acknowledged in accordance with,
Section 1701.81 of the Ohio Revised Code.

                  "CLOSING" shall have the meaning set forth in Section 2.2 hereof.

                  "CLOSING AGREEMENT" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

                  "CLOSING DATE" shall have the meaning set forth in Section 2.2 hereof.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and the rules and regulations issued by the IRS pursuant to the Code or any successor law.

                  "COMPUTER SOFTWARE" shall mean any and all computer software consisting of sets of statements or instructions to be used, directly or indirectly, in a computer, including, but not limited to, the following: (i) all source code, object code and natural language code therefor and all component modules thereof, (ii) all versions thereof, (iii) all screen displays and designs thereof and (iv) all user, technical, training and other documentation relating to any of the foregoing.

                  "CONFIDENTIAL INFORMATION" shall mean all information about a party furnished by a party or its Representatives to the other party or its Representatives, whether furnished before or after the date hereof, regardless of the manner in which it is furnished, together with all analyses, compilations, studies or other documents prepared by the other party or its Representatives which reflect or are generated from such information. Confidential Information does not include, however, information about a party which (a) is or becomes generally available to the public other than as a result of a disclosure by the other party or its Representatives, (b) was available to the other party on a nonconfidential basis prior to its disclosure by the party supplying the information or its Representatives or (c) becomes available to the other party on a nonconfidential basis from a Person who is not otherwise bound by a confidentiality agreement with respect to the information, or is not otherwise prohibited from transmitting the information to the other party.

                  "CONSENT OR FILING" shall have the meaning set forth in
Section 4.4(b) hereof.

                  "CONTRACT" shall mean any written contract, agreement, commitment, indenture, note, bond, mortgage, license, lease or assignment.

                  "EFFECTIVE TIME" shall have the meaning set forth in Section
2.3 hereof.

                  "ENVIRONMENTAL CLAIM" shall mean any investigation, notice of violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising: (A) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; (B) in connection with any Hazardous Substances or actual or alleged activity associated with any Hazardous Substances; (C) from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Substances, Environmental Law or other order or directive of any federal, state or local governmental authority; or (D) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment. Environmental Claim shall not include claims for coverage by an insured.

                  "ENVIRONMENTAL LAW" shall mean any applicable local, state or federal statute, rule, regulation, order, code, directive or ordinance and any binding judicial or administrative interpretation thereof or requirements thereunder pertaining to: (A) the regulation and protection of human health and safety and the outdoor environment; (B) the protection or use of surface water and ground water; (C) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substances; or (D) pollution (including any release into air, land, surface water and ground water); and includes without limitation the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; and the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, authorization, decision or action or approval required to be obtained from any federal, state or local governmental authority with jurisdiction over and pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor Act and the rules and regulations thereunder or under any successor Act.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and the rules and regulations of the SEC promulgated thereunder or under any successor law.

                  "FTC" shall mean the United States Federal Trade Commission or any successor agency.

                  "FINANCIAL STATEMENTS" shall mean balance sheets, statements of income and statements of cash flows, including, but not limited to, all notes, schedules, exhibits and other attachments thereto, whether consolidated, combined or separate or audited or unaudited or prepared in accordance with SAP or GAAP.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "GAAP FINANCIAL STATEMENTS" shall mean Financial Statements prepared in accordance with GAAP.

                  "GOVERNMENTAL APPROVALS" shall mean the Consents or Filings identified or described in the Allied Disclosure Schedule.

                  "GOVERNMENTAL ENTITY" shall mean any (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iv) body exercising, or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal.

                  "HAZARDOUS SUBSTANCES" shall mean chemicals, products, compounds, by-products, pollutants, contaminants, hazardous wastes or toxic or hazardous substances regulated under any Environmental Law, including, but not limited to, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, petroleum and petroleum products.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and the rules and regulations promulgated thereunder or under any successor law.

                  "INDEMNITEES" shall have the meaning set forth in Section 6.7 hereof.

                  "INSURANCE CONTRACT" shall mean any Contract of insurance, including, but not limited to, reinsurance contracts, variable annuity and fixed annuity contracts or products, life insurance contracts, and funding agreements.

                  "INSURANCE LICENSE" shall mean any License granted by a Governmental Entity to transact an insurance or reinsurance business, issue fixed or variable annuity contracts or products, or issue life insurance contracts.

                  "INTELLECTUAL PROPERTY" shall mean: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, good will associated with the foregoing and registrations in any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights; provided, that Intellectual Property shall include Computer Software.

                  "INVESTMENT ADVISERS ACT" shall mean the Investment Advisers Act of 1940, as amended, or any successor law, and the rules and regulations of the SEC promulgated thereunder or under any successor law.

                  "INVESTMENT ASSETS" shall mean bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests (including, but not limited to, equity interests in Subsidiaries or other Affiliates), real estate and leasehold and other interests therein, certificates issued by or interests in trusts, cash on hand and on deposit, personal property and interests therein and all other assets acquired for investment purposes.

                  "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended, or any successor law, and the rules and regulations of the SEC promulgated thereunder or under any successor law.

                  "IOWA ATTORNEY GENERAL" shall mean the Attorney General of the State of Iowa.

                  "IOWA COMMISSIONER" shall mean the Commissioner of Insurance of the State of Iowa.

                  "IOWA INSURANCE LAW" shall mean Chapters 505 through 523I of the Iowa Code, as amended, and the rules and regulations promulgated thereunder.

                  "IOWA SECRETARY OF STATE" shall mean the Secretary of State of the State of Iowa.

                  "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  "KNOWLEDGE" shall mean, (i) as to Allied or any Allied Subsidiary, the actual knowledge of the following individuals: John E. Evans, Douglas L. Andersen, Jamie H. Shaffer, Stephen S. Rasmussen, George T. Oleson and Cheryl M. Citrelli; and (ii) as to Nationwide or any Nationwide Subsidiary, the actual knowledge of Dimon R. McFerson, Richard D. Crabtree, Robert A. Oakley, Robert J. Woodward, Jr. and W. Sidney Druen.

                  "LAW" shall mean any applicable Order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, judgment enacted, promulgated, issued, enforced or entered by any Governmental Entity.

                  "LIABILITY" shall mean a liability, obligation, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown), including, but not limited to, any liability, obligation, claim or cause of action arising pursuant to or as a result of an Insurance Contract or pursuant to any Environmental Claim.

                  "LICENSE" shall mean a license, certificate of authority, franchise, permit or other authorization to transact an activity or business, whether granted by a Governmental Entity or by any other Person.

                  "LIEN" shall mean a lien, mortgage, hypothecation, deed of trust, deed to secure debt, pledge, security interest, charge, claim, levy or other encumbrance of any kind.

                  "LOSSES" shall mean all losses, claims, damages, costs, expenses, liabilities and judgments, including, but not limited to, court costs and attorneys' fees.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on the business, assets, liabilities, results of operations or financial condition of any party or any of its Subsidiaries, taken as a whole, or on the ability of such party to consummate the transactions contemplated by this Agreement, provided, HOWEVER, that, the effects of changes that are generally applicable to (i) the insurance industry and the markets for insurance and insurance-related products and the other industries and markets in which a party and its Subsidiaries operate or (ii) the United States securities markets shall be excluded from the determination of a Material Adverse Effect; and PROVIDED, FURTHER, that any adverse effect on a party and its Subsidiaries resulting from the announcement of Nationwide's proposal to acquire Allied, the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of a Material Adverse Effect.

                  "MAXIMUM PREMIUM" shall have the meaning set forth in Section
6.7 hereof.

                  "MEETING NOTICES" shall have the meaning set forth in Section 3.1(b) hereof.

                  "MEMBER" shall mean, as to Nationwide, each policyholder of Nationwide entitled to vote upon this Agreement as provided in Section 3941.07 of the Ohio Insurance Law, and, as to Allied, each policyholder who is a member as provided in Section 515.15 of the Iowa Insurance Law.

                  "MERGER" shall have the meaning set forth in the preamble to this Agreement.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "NATIONWIDE" shall have the meaning set forth in the preamble to this Agreement.

                  "NATIONWIDE GAAP FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.5 hereof.

                  "NATIONWIDE INSURER" shall mean Nationwide and each Nationwide Subsidiary that transacts or is authorized to transact property and casualty insurance or reinsurance business.

                  "NATIONWIDE PROXY STATEMENT" shall have the meaning set forth in Section 3.1(d) hereof.

                  "NATIONWIDE SAP STATEMENTS" shall have the meaning set forth in Section 5.4(d) hereof.

                  "NATIONWIDE SUBSIDIARIES" shall mean the Subsidiaries of Nationwide.

                  "NOTICES" shall have the meaning set forth in Section 9.3 hereof.

                  "NPL" shall mean the National Priority List.

                  "OHIO INSURANCE LAW" shall mean Title 39 of the Ohio Revised Code, as amended, and the rules and regulations promulgated thereunder.

                  "OHIO SUPERINTENDENT" shall mean the Superintendent of Insurance of the State of Ohio.

                  "ORDER" shall mean an order, writ, ruling, decision, award, verdict, judgment, directive, injunction or decree of any arbitrator or Governmental Entity.

                  "PERMITTED LIENS" shall mean, as to a party hereto, (a) those Liens set forth in the Nationwide Disclosure Schedule or the Allied Disclosure Schedule, or otherwise approved in writing by the other party, (b) any Lien that is set forth in the public records or in title reports or title insurance binders that have been made available to the other party relating to any interest in the real property set forth in the Nationwide Disclosure Schedule or the Allied Disclosure Schedule, (c) Liens for water and sewer charges and current Taxes not yet due and payable or being contested in good faith, (d) Liens arising from securities lending activities undertaken in the ordinary course of business of a Person, (e) mortgages or security interests shown in any of the party's SAP Statements or any of the party's GAAP Statements as securing specified liabilities or obligations, (f) mortgages or security interests incurred in connection with the purchase of property or assets in the ordinary course of business after the date of any of the party's SAP Statements or any of the party's GAAP Statements (such mortgages and security interests being limited to the property or assets so acquired), (g) minor imperfections of title, if any, none of which is substantial in amount or materially detracts from the value or impairs the use of the property subject thereto, (h) zoning laws and other land use restrictions that do not materially impair the present or anticipated use of the property subject thereto, (i) other Liens (including, but not limited to, mechanic's, courier's, worker's, repairer's, materialman's, warehouseman's and other similar Liens) arising or incurred in the ordinary course of business as would not, individually or in the aggregate, materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, and (j) Liens arising or resulting from any action taken by the other party hereto or any of its respective Subsidiaries (but not including the execution, delivery or performance of this Agreement or the Merger).

                  "PERSON" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust, joint venture, labor union, estate, unincorporated organization or other entity.

                  "POLICYHOLDER DIVIDEND" shall have the meaning set forth in
Section 2.7 hereof.

                  "POOLING AGREEMENT" shall mean that certain January 1, 1993 Pooling Agreement, as amended, between Allied and Allied Group.

                  "PROCEEDINGS" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity, other than any of the foregoing which relate to claims made pursuant to any Insurance Contract.

                  "PROXY STATEMENTS" shall have the meaning set forth in Section 3.1(d) hereof.

                  "QUARTERLY STATEMENTS" shall mean, with respect to any Person, the quarterly statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

                  "RABBI TRUST" shall have the meaning set forth in Section 4.17 hereof

                  "RATING AGENCIES" shall have the meaning set forth in Section
4.19 hereof.

                  "REPRESENTATIVE" shall mean, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

                  "SAP" shall mean statutory accounting practices prescribed by the NAIC and prescribed or permitted by the applicable insurance regulatory body applied on a consistent basis.

                  "SAP STATEMENTS" shall mean Annual Statements and Quarterly Statements.

                  "SEC" shall mean the United States Securities and Exchange Commission or any successor agency.

                  "SUBSIDIARY" of a Person shall mean an Affiliate of such Person more than fifty percent of any class of voting stock (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

                  "SUPERIOR PROPOSAL" shall mean an Acquisition Proposal which, if accepted by a party, is reasonably capable of being consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and which, if consummated, would be reasonably likely, in the view of the board of directors of the party which is the subject to the Acquisition Proposal, to result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of such party and its Members.

                  "SURVIVING COMPANY" shall have the meaning set forth in
Section 2.1 hereof.

                  "TAX" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, premiums, sales and use, ad valorem, transfer, gains, profits, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, stamp, custom duties, severance or withholding taxes, other taxes or similar charges of any kind whatsoever imposed by any Governmental Entity and includes any interest and penalties (civil or criminal) on or additions to any such taxes.

                  "TAX RETURN" shall mean a report, return, statement or other information required under any applicable Law to be filed or provided to any taxing authority with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Nationwide or any Nationwide Subsidiary on the one hand, or Allied or any Allied Subsidiary on the other hand and any unitary or similar return, information return, claim for refund, amended return or declaration of estimated Tax.

                  "TAX RULING" shall mean a written ruling of a taxing authority relating to Taxes.

                  "THIRD PARTY" shall have the meaning set forth in Section 1.1 hereof.

                  "THIRD PARTY ADMINISTRATOR" shall mean any third party administrator of either Nationwide or Allied.

                  "TREASURY REGULATION" shall mean the regulations promulgated by the U.S. Department of the Treasury pursuant to the Code.


                                   ARTICLE II

                                   THE MERGER

                  Section 2.1 THE MERGER. Upon the terms of this Agreement and subject to the satisfaction of the conditions set forth herein, at the Effective Time Allied shall be merged with and into Nationwide in accordance with the applicable provisions of the Laws of the States of Ohio and Section 521.12 et. seq. of the Iowa Insurance Law and the separate corporate existence of Allied shall thereupon cease, and Nationwide, which shall be the surviving company (hereinafter sometimes referred to as the "Surviving Company"), shall continue its corporate existence under the Law of the State of Ohio under the name "Nationwide Mutual Insurance Company." The Merger shall have the effects provided in Section 3941.42 of the Ohio Insurance Law and Section 521.12 of the Iowa Insurance Law, and, from and after the Effective Time, the

Surviving Company shall possess all the rights, authority, privileges, immunities, powers, licenses, permits and franchises, or a public or private nature, of Allied, and shall be subject to all the duties, liabilities and obligations of Allied, and all the rights, authority, privileges, immunities, powers, licences, permits and franchises of Allied, and all property, real, personal and mixed, and all debts due to Allied on whatever account and all other choses in action and every other interest of or belonging to Allied shall vest in the Surviving Company; and all property, rights, authority, privileges, immunities, powers, licenses, permits and franchises and every other interest shall be thereafter the property of the Surviving Company as they were of Allied; and the title to any real estate or any interest therein, vested by deed or otherwise in Allied, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Allied shall be preserved unimpaired; and all debts, duties, liabilities and obligations of Allied shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, duties, liabilities and obligations had been incurred or contracted by it.

                  Section 2.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on the second business day following the date on which the last of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Holleb & Coff, 55 E. Monroe Street, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the parties hereto.

                  Section 2.3 EFFECTIVE TIME. As soon as is practicable following the execution of this Agreement, the parties shall cause this Agreement to be provided to the Ohio Superintendent in accordance with Section 3941.38(A) of the Ohio Insurance Law and the regulations promulgated thereunder, and to the Iowa Commissioner in accordance with Section 521A.3 of the Iowa Insurance Law and the regulations promulgated thereunder and the Iowa Commissioner and the Iowa Attorney General in accordance with Section 521.12 of the Iowa Insurance Law, in each case together with all other documents as may be required by applicable Law. Subject to the conditions set forth in Article VII of this Agreement, on the Closing Date, the parties shall cause a Certificate of Merger to be filed with the Ohio Secretary of State and the Articles of Merger shall be filed with the Iowa Secretary of State, and the Merger shall become effective (the "Effective Time") upon the last to occur of (a) the filing of the Certificate of Merger with the Ohio Secretary of State, (b) the filing of the Articles of Merger with the Iowa Secretary of State, and (c) such later time as the parties may agree to designate in such filings; PROVIDED, HOWEVER, the Effective Time shall not be more than one year from the date of approval of the Merger by the Ohio Superintendent or 31 days after the filing and recording of the Articles of Merger as described herein. Upon the terms and subject to the conditions of this Agreement, the parties hereto will use all reasonable efforts to assure that the filings contemplated hereby are made, and the Effective Time occurs, as soon as is practicable.

                  Section 2.4 ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING COMPANY. Following the Effective Time, the Articles of Incorporation of Nationwide, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Company until thereafter changed or amended as provided therein or by Law. The Amended and Restated Code of By-Laws of Nationwide, as in effect immediately prior to the Effective Time, shall be the Amended and Restated Code of By-Laws of the Surviving Company until thereafter changed or amended as provided therein, by the Articles of Incorporation of the Surviving Company or by Law. A copy of Nationwide's Articles of Incorporation and Amended and Restated Code of By-Laws, as in effect on the date hereof, has been made available to Allied.

                  Section 2.5 BOARD OF DIRECTORS AND OFFICERS. The directors of Nationwide immediately prior to the Effective Time shall be the directors of the Surviving Company immediately following the Effective Time, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Amended and Restated Code of By-Laws of the Surviving Company, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. The officers of Nationwide immediately prior to the Effective Time shall be the officers of the Surviving Company at and immediately following the Effective Time, each of such officers to hold their respective offices, subject to the applicable provisions of the Articles of Incorporation and Amended and Restated Code of By-Laws of the Surviving Company, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal in accordance with the Articles of Incorporation and Amended and Restated Code of By-Laws of the Surviving Company.

                  Section 2.6 EFFECT OF MERGER ON ALLIED MEMBERS. From and after the Effective Time, the policyholders of Allied will become policyholders of Nationwide or a Nationwide Insurer, in full satisfaction of all rights pertaining to the policies of Allied. In addition, each policyholder of Allied will be granted a certificate of membership, substantially in the form attached hereto as Exhibit A.

                  Section 2.7 POLICYHOLDER DIVIDEND. Prior to the Closing Date, Allied shall declare an extraordinary dividend to its policyholders in the amount of $110 million (the "Policyholder Dividend") and the Policyholder Dividend shall be payable on or about the Closing Date. The allocation of the Policyholder Dividend among Allied's policyholders shall be determined in accordance with the ratio which the net earned premiums that an Allied policyholder has properly and timely paid to Allied on insurance policies in effect during the three years immediately preceding the date hereof bears to the total earned premiums received by Allied from its policyholders during that three-year period.

                                   ARTICLE III

                                 RELATED MATTERS

                  Section 3.1 MEMBER APPROVALS.

                    (a) Nationwide and Allied shall each take all actions necessary in accordance with applicable Law and its articles of incorporation and by-laws to convene a meeting of its Members as promptly as practicable to consider and vote upon this Agreement. Nationwide and Allied shall jointly determine a mutually satisfactory means of satisfying the notice, meeting and other Member approval requirements of applicable Law. Subject to their duties under applicable Law, each of the Board of Directors of Nationwide and the Board of Directors of Allied shall recommend that the Members of its respective company vote in favor of this Agreement and each of Nationwide and Allied shall use its best efforts to solicit proxies or ballots, as the case may be, from its Members in favor of this Agreement and shall take all other actions reasonably necessary or advisable to secure the votes of its Members which are required in order to approve this Agreement and effect the Merger. Notwithstanding anything in this Agreement to the contrary, the Board of Directors of Allied may withdraw, modify or change its recommendation that its Members vote in favor of this Agreement to the extent that (A) such Board of Directors determines in good faith that a third party has submitted to Allied an Acquisition Proposal which is a Superior Proposal, or (B) such Board of Directors determines in good faith that the failure to withdraw, modify or change such recommendation is reasonably likely to result in a breach of such Board of Director's fiduciary duties under applicable Law.

                    (b) As soon as practicable after the date hereof, Nationwide and Allied shall each prepare, and each of Nationwide and Allied shall use its best efforts to have the Ohio Superintendent and the Iowa Commissioner approve, their respective notices of meetings (the "Meeting Notices") setting forth the time, place and purpose of the Members' meetings called for the purpose of approving the Merger, which Meeting Notices shall include a copy of this Agreement and a summary thereof, if required. Promptly after receipt of approval by the Ohio Superintendent and the Iowa Commissioner of the applicable Meeting Notice, (i) Nationwide shall, as soon as practicable after the date hereof, comply with the provisions of Section 3941.37 of the Ohio Insurance Law, (ii) Allied shall, as soon as practicable after the date hereof, comply with the provisions of Section 521.12 et. seq. of the Iowa Insurance Law, and (iii) both parties shall promptly comply with all other applicable Laws with respect to the publication or mailing to their respective Members of the applicable Meeting Notice.

                    (c) As soon as practicable after the date hereof, Allied shall prepare a proxy or information statement (together with all amendments, schedules, and exhibits thereto, the "Allied Proxy Statement") relating to the solicitation of its Members' approval of the Merger, and shall use its best efforts to respond promptly to any comments made by any Governmental Entity with respect to the Allied Proxy Statement and to cause the Allied Proxy Statement to be mailed to its Members.

                    (d) If required, as soon as practicable after the date hereof, Nationwide shall prepare a proxy or information statement (together with all amendments, schedules, and exhibits thereto, the "Nationwide Proxy Statement") relating to the solicitation of its Members' approval of the Merger, and shall use its best efforts to respond promptly to any comments made by any Governmental Entity with respect to the Nationwide Proxy Statement and to cause the Nationwide Proxy Statement to be mailed to its Members. The Allied Proxy Statement and the Nationwide Proxy Statement are collectively referred to herein as the "Proxy Statements."

                    (e) Nationwide and Allied shall furnish all information concerning it as is reasonably requested to be included in the Meeting Notices and the Proxy Statements. Each of Allied and Nationwide agrees that the written information provided by it specifically for inclusion in any Meeting Notice or the Proxy Statements will not, at the time such Meeting Notice and/or the Proxy Statements are published or mailed to the Members of each of Allied and Nationwide and on the date of the meeting relating thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF ALLIED

            Allied represents and warrants to Nationwide as follows:

                  Section 4.1 ORGANIZATION AND QUALIFICATION.

                    (a) Allied is a mutual insurance company duly organized, validly existing and in good standing under the Laws of the State of Iowa and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Each of the Allied Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite power and authority to conduct its Business as it is currently being conducted. Each of Allied and of the Allied Subsidiaries is duly qualified to do business, and is in good standing, in the respective jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Each of the Allied Subsidiaries is listed in the Allied Disclosure Schedule.

                    (b) Allied (i) possesses an Insurance License in each jurisdiction in which Allied is required to possess an Insurance License and
(ii) is duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Allied SAP Statements. All such Insurance Licenses, including, but not limited to, authorizations to transact reinsurance are in full force and effect without amendment, limitation or restriction, other than as described in the Allied Disclosure Schedule, and Allied has no Knowledge of any event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

                    (c) Copies of the Articles of Incorporation and By-laws of Allied have heretofore been made available to Nationwide and copies of the Articles of Incorporation and By-laws (and other comparable organizational documents, if any) of each of the Allied Subsidiaries have heretofore been made available to Nationwide, and such copies are accurate and complete as of the date hereof.

                    (d) Allied does not directly or indirectly beneficially own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Allied, other than (i) the Allied Subsidiaries, (ii) as disclosed on the Allied Disclosure Schedule and (iii) investments in publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity.

                  Section 4.2 CAPITALIZATION OF ALLIED SUBSIDIARIES. All of the outstanding shares of capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation) of each of the Allied Subsidiaries have been validly issued and are fully paid and, except as set forth in the Allied Disclosure Schedule, are owned by either Allied or another of the Allied Subsidiaries, free and clear of all Liens. Except as set forth in the Allied Disclosure Schedule, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, or voting trust arrangements, shareholders' agreements or other agreements, commitments or undertakings of any character to which Allied or any Allied Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation) of any of the Allied Subsidiaries or securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation), which obligates Allied or any such Allied Subsidiary to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, any such capital stock (or any such other form of equity interest in the case of an Allied Subsidiary that is not a corporation) or other securities or obligating Allied or any of the Allied Subsidiaries to issue, grant, extend or enter into any such subscription, option, warrant, call, right, security, contribution, advance, arrangement, agreement, commitment or undertaking. The name and percentage (if less than 100%) of outstanding capital stock (or of any other form of equity interest in the case of an Allied Subsidiary that is not a corporation) owned, directly or indirectly, by Allied are set forth in the Allied Disclosure Schedule with respect to each Allied Subsidiary.

                  Section 4.3    AUTHORITY RELATIVE TO THIS AGREEMENT.

                    (a) Allied has the requisite corporate power and authority to execute and deliver this Agreement and, subject to approval of this Agreement by the Board and Members of Allied, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Allied and the consummation by Allied of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Allied. Except for the approval of this Agreement by the Members of Allied, no other corporate proceedings on the part of Allied are necessary to authorize this Agreement and the transactions contemplated hereby. The requisite affirmative vote of Members of Allied at the meeting called pursuant to Section 3.1(a) hereof is the only vote of Members of Allied necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                    (b) This Agreement has been duly and validly executed and delivered by Allied and (assuming this Agreement is a valid and binding obligation of Nationwide) constitutes a valid and binding agreement of Allied enforceable against Allied in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                    (c) The Board of Directors of Allied has received the opinion of Allied's financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, to the effect that the aggregate consideration to be received by the policyholders of Allied pursuant to this Agreement is fair to such policyholders, as a group, from a financial point of view. It is agreed and understood that such opinion is for the benefit of Allied's Board of Directors and may not be relied upon by Nationwide or any Members or Affiliates thereof.

                  Section 4.4 NO VIOLATION; GOVERNMENTAL FILINGS.

                    (a) Except as set forth in the Allied Disclosure Schedule, the execution, delivery and performance of this Agreement by Allied and the consummation by Allied of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws (or similar organizational documents) of Allied or of any of the Allied Subsidiaries, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of Allied or of any of the Allied Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Allied or any Allied Subsidiary is a party or to which it or any of its Assets may be subject or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Allied or any of the Allied Subsidiaries is subject, other than, in the case of clauses
(ii) and (iii), for any such breaches, violations, conflicts, terminations, defaults, accelerations or Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                    (b) Except for (i) the Governmental Approvals set forth in the Allied Disclosure Schedule, (ii) the submission of this Agreement with and the approval of the Merger by the Iowa Commissioner and the Iowa Attorney General under the Iowa Insurance Law and such other applications, registrations, declarations, filings, authorizations, Orders, consents and approvals as may be required under the Laws of other jurisdictions, (iii) the approval of the Meeting Notice, as contemplated by Section 3.1(b) hereof, (iv) the approval of this Agreement by the Members of Allied, as contemplated by Section 3.1(a) hereof, (v) the filings required under the HSR Act and the expiration or earlier termination of any waiting period applicable to the Merger under such Act, (vi) the filings pursuant to Section 2.3 hereof, (vii) the filing of appropriate documents with and such consents as may be required under the Investment Company Act and the Investment Advisers Act, (viii) any consent or filing that is disclosed in the Allied Disclosure Schedule or that would not otherwise be required to be disclosed pursuant to Section 4.4(a) hereof, (ix) such Consents and Filings as may be required by any applicable state securities or "blue sky" Laws, and (x) such other such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to prevent or be a material impediment to the consummation of the transactions contemplated hereby or be reasonably likely to have a Material Adverse Effect, no consent, approval, permit, notice, Order or authorization of, or registration, application, declaration or filing with (each a "Consent or Filing") any Person is required with respect to Allied or any Allied Subsidiary in connection with the execution and delivery of this Agreement by Allied and the consummation by Allied of the transactions contemplated hereby.

                  Section 4.5 SAP STATEMENTS. Allied has previously made available to Nationwide true and complete copies of the following:

                    (a) the Annual Statements for Allied as of and for the years ended December 31, 1995, 1996 and 1997;

                    (b) the Quarterly Statement for Allied as of and for the calendar quarter ended March 31, 1998;

                    (c) any supplemental or separate statutory annual statements or quarterly statements for Allied for any of the periods ended December 31, 1995, 1996 or 1997 or March 31, 1998 that are filed with any insurance Governmental Entity and that differ from the Annual Statements or the Quarterly Statements described in Section 4.5(a) or (b) hereto; and

                    (d) the audited SAP balance sheets of Allied as of December 31, 1995, 1996 and 1997 and the related audited summary of operations and statements of change in capital and surplus and cash flows of Allied for each such years, together with the notes related thereto and the reports thereon of KPMG Peat Marwick, LLP (collectively with the items described in Section 4.5(a), (b) and (c), the "Allied SAP Statements").

                  Since December 31, 1997, Allied has filed all SAP Statements required to be filed with or submitted to the appropriate regulatory authorities, except for such filings or submissions, the failure to so file or submit is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                  Each Allied SAP Statement complied (and, as to SAP Statements filed after the date of this Agreement, will comply) in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such Allied SAP Statement, of which Allied has Knowledge, have been cured or corrected. Each Allied SAP Statement (and the notes related thereto) referred to in Section 4.5(a), (b), and (d) hereof was prepared (and, as to SAP Statements filed after the date of this Agreement, will be prepared) in accordance with SAP and presents (and, as to SAP Statements filed after the date of this Agreement, will present) fairly, in all material respects, the financial position of Allied as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flows of Allied for the respective periods covered thereby. To the Knowledge of Allied, each Allied SAP Statement (including the notes related thereto) referred to in
Section 4.5(c) hereof was prepared (or, in the case of similar SAP Statements filed after the date of this Agreement, will be prepared) in accordance with the statutory accounting practices required by the insurance Governmental Entity in the jurisdiction in which such statement was (or will be) filed.

                  Section 4.6 RESERVES. The aggregate actuarial reserves and other actuarial amounts held in respect of Liabilities with respect to Insurance Contracts of Allied as established or reflected in its December 31, 1997 Annual Statement or in the March 31, 1998 Quarterly Statement (the "Allied 1998 Quarterly Statement"): (a)(i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) were fairly stated, in all material respects, in accordance with sound actuarial principles and (iii) were based on actuarial assumptions that are in accordance with or are more conservative than those specified in the related Insurance Contracts; and (b) complied with, in all material respects, the requirements of the Iowa Insurance Law and all other applicable jurisdictions. Allied owns Assets that qualify as admitted assets under applicable insurance Laws in an amount at least equal to the sum of its statutory reserves and other similar amounts.

                  Section 4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in the Allied Disclosure Schedule or as disclosed in the Allied SAP Statements, since December 31, 1997, each of Allied and the Allied Subsidiaries has conducted its Business only in the ordinary course of business, consistent with past practice, and there has not occurred (i) a Material Adverse Effect, or any event or events which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect; (ii) except as required by SAP or applicable Law, any material change by Allied in its accounting principles, practices or methods; (iii) any material addition or, to the Knowledge of Allied, any development involving a prospective material addition to Allied's consolidated reserves for future policy benefits or other policy claims and benefits other than as a result of activities and events in the ordinary course of business; or (iv) except as required by SAP or applicable Law, any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of Allied. Except as set forth in the Allied Disclosure Schedule, since December 31, 1997, there has not been any increase in the compensation payable or that could become payable by Allied or any of the Allied Subsidiaries to officers or key employees or any amendment of any of the compensation and benefit plans other than increases or amendments in the ordinary course or as required by applicable Law.

                  Section 4.8 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Allied SAP Statements or as set forth in the Allied Disclosure Schedule, neither Allied nor any of the Allied Subsidiaries has any Liabilities required by SAP to be set forth on a balance sheet of Allied or any Allied Subsidiaries, other than Liabilities arising since the date of the applicable Financial Statement in the ordinary course of business and consistent with past practice that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  Section 4.9 LITIGATION. Except (i) as set forth in the Allied Disclosure Schedule or as disclosed in the Allied SAP Statements and (ii) for any Proceeding which is not reasonably likely to give rise to a Liability in excess of $250,000, there are no Proceedings pending or, to the Knowledge of Allied or any of the Allied Subsidiaries, threatened against Allied or any Allied Subsidiary before any Governmental Entity or arbitrator which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Allied nor any Allied Subsidiary is subject to any Order, except for Orders which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  Section 4.10    COMPLIANCE WITH LAW.

                    (a) Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, neither Allied nor any Allied Subsidiary is in violation (or, with notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to it or any of its Assets, the violation of which is, individually or in the aggregate with all other such violations, reasonably likely to have a Material Adverse Effect. Allied has made available to Nationwide all reports (including draft reports) of examinations of the affairs of Allied (including market conduct examinations) issued by insurance Governmental Entities for any period ending on a date on or after January 1, 1993; except as set forth in the Allied Disclosure Schedule, all deficiencies or violations in such reports for any prior period have been resolved. Except as set forth in the Allied Disclosure Schedule, all outstanding Insurance Contracts issued or assumed by Allied are, to the extent required by Law, on forms and at rates approved by the insurance regulatory authorities of the jurisdictions where issued or have been filed with and not objected to by such authorities within the periods provided for objection, except where a Material Adverse Effect would not result.

                    (b) Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary is a party to any Contract with or other undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter or other written communication of any kind from, any Governmental Entity which (i) is reasonably likely to have a Material Adverse Effect, or (ii) has been received since January 1, 1993 and relates to its reserve adequacy or its marketing, sales, trade or underwriting practices or policies and which is reasonably likely to be materially adverse to Allied, nor, to the Knowledge of Allied, has Allied or any of the Allied Subsidiaries been notified in writing by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, Contract, undertaking, letter or other written communication.

                    (c) Allied has implemented procedures and programs which are designed to provide reasonable assurance that Allied and its agents and employees are in compliance in all material respects with all applicable Laws, including, but not limited to, advertising, licensing and sales Laws, except where noncompliance would not be reasonably likely to have a Material Adverse Effect.

                  Section 4.11 ASSETS.

                    (a) Except as set forth in the Allied Disclosure Schedule and except for Assets disposed of since December 31, 1997 in the ordinary course of business and consistent with past practice (i) Allied and each of the Allied Subsidiaries owns all Assets that are disclosed or otherwise reflected in its December 31, 1997 Annual Statement and all Assets acquired thereafter, and all such Assets are owned by such Persons, free and clear of all Liens other than Permitted Liens; (ii) (A) to Allied's Knowledge, Allied and each Allied Subsidiary owns good and indefeasible, marketable fee simple title to, or has a valid leasehold interest in, all real property used in the conduct of its Business or of a type which would be required to be specifically disclosed by Allied in Schedule A of its Annual Statement, free and clear of all Liens other than Permitted Liens; and (B) in the aggregate, all real property, other than unimproved land, is, in all material respects, suitable for its current uses;
(iii) Allied and each Allied Subsidiary owns, or has a valid leasehold interest in or has a valid right under Contract to use, all personal property that is presently used in and is material to the conduct of its Business, free and clear of all Liens other than Permitted Liens; and (iv) Allied and each Allied Subsidiary owns, free and clear of all Liens other than Permitted Liens, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is material to the conduct of its Business; and neither Allied nor any Allied Subsidiary is in material conflict with or material violation or material infringement of, nor has Allied or any Allied Subsidiary received any written notice of any such conflict with or violation or infringement of, any asserted rights of any other Person with respect to any Intellectual Property, except for such conflicts and violations which would not be reasonably likely to have a Material Adverse Effect.

                  Section 4.12 ENVIRONMENTAL MATTERS.

                    (a) Except as set forth in the Allied Disclosure Schedule, each of Allied and the Allied Subsidiaries and, to the Knowledge of Allied, all Allied Real Property (including all owners or operators thereof) is in substantial compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession of all Environmental Permits required under Environmental Laws and compliance with the terms and conditions thereof, other than such Allied Real Property in respect of which the failure to comply with applicable Environmental Laws is not reasonably likely to have a Material Adverse Effect. Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, neither Allied nor any Allied Subsidiary has received any written communication whether from a Governmental Entity, citizens' group, employee or otherwise, that alleges that Allied or any Allied Subsidiary or any Allied Real Property (including any owner or operator thereof) is not in such compliance, and, to the Knowledge of Allied, there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future, except to the extent that such noncompliance is not reasonably likely to have a Material Adverse Effect. To the Knowledge of Allied, neither Allied nor any Allied Subsidiary has been notified in writing by any Governmental Entity that any such Environmental Permit will be modified, suspended or revoked or cannot be renewed or transferred in the ordinary course of business consistent with past practice or in connection with the Merger, except where any such modification, suspension or revocation or the failure to be renewed or transferred is not reasonably likely to have a Material Adverse Effect.

                    (b) Except as set forth in the Allied Disclosure Schedule, there is no Environmental Claim pending or, to the Knowledge of Allied, threatened against Allied, any Allied Subsidiary, any Allied Real Property (including any owner or operator thereof) or any Person whose Liability for any Environmental Claims Allied or any Allied Subsidiary has retained or assumed either contractually or by operation of Law that is reasonably likely to have a Material Adverse Effect.

                    (c) To the Knowledge of Allied, there have been no releases, spills, leaks or discharges of Hazardous Substances at, from or to any Allied Real Property (other than those properties set forth in the Allied Disclosure Schedule) or any other property which is reasonably likely to require Allied or any Allied Subsidiary to undertake investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws which investigation, abatement, removal, remediation, corrective or other response action is reasonably likely to result in a Material Adverse Effect. To the Knowledge of Allied, none of the Allied Real Property (i) is listed or proposed for listing on any list maintained by any Governmental Entity of sites that may require investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws, including, but not limited to, the CERCLIS or the NPL or (ii) other than those properties set forth in the Allied Disclosure Schedule, is the subject of any investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws.

                    (d) Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied, no Hazardous Substances were manufactured, generated, stored, treated, transported from or otherwise managed at any Allied Real Property, nor were Hazardous Substances from any Allied Real Property disposed of by Allied at any other property.

                  Section 4.13 CONTRACTS. Allied has made available to Nationwide true and complete copies of the following Contracts, which are currently in force, to which Allied or any Allied Subsidiary is a party or by which any Assets of Allied or any Allied Subsidiary are or may be bound, as such Contracts may have been amended to the date hereof:

                    (a) all employment, consultation, retirement, termination, sign-on, buy-out or other Contracts with any present or former officer, director, trustee, employee, agent, broker or independent contractor of Allied or any Allied Subsidiary (including, but not limited to, loans or advances to any such Person or any Affiliate of such Person) providing for annual compensation of $100,000 or more or for compensation over the term of the Contract, and any renewal thereof, of $200,000 or more (including, but not limited to, base salary, bonus and incentive payments and other payments or fees, whether or not any portion thereof is deferred);

                    (b) all Contracts (other than, with respect to Investment Assets, Contracts containing customary restrictions on the ability to own or operate competing real property in a specified geographic area) with any Person including, but not limited to, any Governmental Entity, containing any provision or covenant (i) limiting the ability of Allied or any Allied Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (ii) limiting the ability of any Person to compete with or obtain products or services from Allied or any Allied Subsidiary, which, in the case of any such Contract described in clauses (i) and (ii) is, individually or together with other such Contracts, reasonably likely to have a Material Adverse Effect;

                    (c) all Contracts relating to the borrowing of money in excess of $1,000,000 by Allied or any Allied Subsidiary or the direct or indirect guarantee by Allied or any Allied Subsidiary of any obligation of any Person for borrowed money or other financial obligation of any Person in excess of $1,000,000 (other than indebtedness in respect of Investment Assets), or any other Liability of Allied or any Allied Subsidiary in respect of indebtedness for borrowed money or other financial obligation of any Person in excess of $1,000,000 (other than indebtedness in respect of Investment Assets), including, but not limited to, any Contract relating to or containing provisions with respect to (i) the maintenance of compensating balances that are not terminable by Allied or any Allied Subsidiary without penalty upon not more than ninety
(90) days' notice, (ii) any lines of credit or similar facilities, (iii) the payment for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered or (iv) any obligation to satisfy any financial obligation or covenants, including, but not limited to, take-or-pay, keep-well, make-whole or maintenance of working capital, capital or earnings levels or financial ratios or to satisfy similar requirements;

                    (d) all Contracts (other than Insurance Contracts and other Contracts entered into in the ordinary course of business) with any Person containing any provision or covenant relating to the indemnification or holding harmless by Allied or any Allied Subsidiary of any Person which is reasonably likely to result in a Liability to Allied or any of the Allied Subsidiaries of $1,000,000 or more;

                    (e) all leases or subleases of real property used in the conduct of the Business of Allied or any Allied Subsidiary and all other leases, subleases or rental or use Contracts providing for annual rental payments to be paid by or on behalf of Allied or any Allied Subsidiary, involving, in the case of each of the foregoing, annual payments in excess of $250,000;

                    (f) all Contracts relating to the future disposition (including, but not limited to, restrictions on transfer or rights of first refusal) or future acquisition of any interest in any business enterprise, and all Contracts relating to the future disposition of a material portion of the Assets of Allied or any Allied Subsidiary other than in each case any Investment Asset or interest in any business enterprise or Assets to be acquired or disposed of in the ordinary course of business;

                    (g) all Insurance Contracts (including, but not limited to, any Contract pursuant to which Allied receives or has received surplus relief) including, with respect to each such Contract, the ceding and assuming Person, the business reinsured and the amount of the Liability reinsured;

                    (h) all other Contracts (other than (i) Insurance Contracts,
(ii) Contracts relating to Investment Assets entered into in the ordinary course of business, (iii) employment Contracts that are not otherwise required to be set forth in the Allied Disclosure Schedule, (iv) Contracts solely between Allied or any Allied Subsidiary, on the one hand, and any Allied Subsidiary, on the other hand, and (v) other Contracts which are expressly excluded under any other subsection of this Section 4.14) that involve or are reasonably likely to involve the payment pursuant to the terms of such Contracts by or to Allied of $500,000 or more other than Contracts with insurance agents or brokers or the termination of which is reasonably likely to have a Material Adverse Effect.

                    (i) all Contracts or arrangements (including, but not limited to, those relating to allocations of expenses, personnel, services or facilities) between or among Allied and any Subsidiary or Affiliate of Allied, other than those Contracts disclosed in the Allied Life SEC Documents or the Allied Group SEC Documents;

                    (j) all outstanding proxies (other than routine proxies in connection with annual meetings), powers of attorney or similar delegations of authority of Allied or any Allied Subsidiary to an unrelated Person, other than those entered into in the ordinary course of business in connection with Investment Assets; and

                    (k) all Contracts the terms of which provide that the Merger will give rise to a severance Liability for Allied, any Allied Subsidiary or the Surviving Company.

                  Each of the Contracts made available pursuant to this Section
4.13 is in full force and effect and constitutes a valid and binding obligation of each of Allied and the Allied Subsidiaries to the extent that it is a party thereto. Except as set forth in the Allied Disclosure Schedule, neither Allied nor any Allied Subsidiary is in material violation, breach or default of any such Contract or, with or without notice or lapse of time or both, would be in material violation, breach or default of any such Contract, except for any violation, breach or default which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                  Section 4.14 INSURANCE ISSUED BY ALLIED. Except as set forth in the Allied Disclosure Schedule:

                    (a) All material contracts, arrangements, treaties and agreements to which Allied is a party with respect to reinsurance applicable to insurance in force on the date of this Agreement, and all material contracts, arrangements, treaties and agreements under which Allied has any obligation to cede insurance, are valid, binding and in full force and effect in accordance with their terms. Allied is not in material default of any such material contract, arrangement, treaty or agreement, except for any default which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

                    (b) Each insurance policy or certificate form, as well as any related application form, written advertising material and rate or rule currently marketed by Allied, the use or issuance of which requires filing or approval, has been appropriately filed, and if required, approved by the insurance regulatory authorities of any state in which such policies and forms are required to be filed, except where the failure to make any such filing or receive any such approval would not be reasonably expected to have a Material Adverse Effect. To the Knowledge of Allied, all such policies and certificates, forms, applications, advertising materials and rates or rules are in compliance in all material respects with all applicable Laws;

                    (c) Since January 1, 1994, all claims and benefits claimed by any Person under any Insurance Contract of Allied have or will have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the Contracts under which they arose, and such payments were not materially delinquent and were paid without fines or penalties, except for any such claims or claim for benefits of less than



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

$500,000 for which Allied reasonably believes there is a reasonable basis to contest payment and is taking (or is preparing to take) such action;

                           (d) Except as set forth in the SAP Statements
referred to in Section 4.5 and except as provided by applicable Law, no provision in any policy in force gives policyholders the right to receive dividends or distributions on their policies (other than accruals of interest on cash values or as claim benefits) or otherwise share in the benefits, revenue or profits of Allied, provided that the practice in certain instances of making dividends based upon policyholder loss experience or favorable earnings experience shall not violate the representation contained in this sentence. Except as incurred in the ordinary course of business, Allied is not liable to pay commissions upon the renewal of any insurance policy nor is it a party to any agreement providing for the collection of insurance premiums payable to Allied by any other Person;

                           (e) Allied has made available to Nationwide a copy of
all written investment policies and procedures for Allied;

                           (f) Except as set forth in the Allied Disclosure
Schedule, no Allied Subsidiary is engaged in any activity that would require registration by Allied or any Allied Subsidiary as an investment company, broker-dealer, investment advisor or fund administrator under any state or Federal Law, including the Exchange Act, the Investment Company Act and the Investment Advisers Act. Neither Allied nor any Allied Subsidiary maintains or manages any open-end management investment company or portfolio;

                           (g) Neither Allied nor any Allied Subsidiary is
engaged in the business of serving as a custodian or transfer agent;

                           (h) Allied has duly and validly filed or caused to be
filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable insurance Laws to be filed, except where the failure to make any such filing would not be reasonably likely to have a Material Adverse Effect; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied in all material respects. All outstanding insurance policies, annuity contracts and assumption certificates issued by Allied and now in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved, except where the failure to file or obtain the approval of such premium rates would not be reasonably likely to have a Material Adverse Effect, and the premiums charged conform thereto, except where the failure to conform would not have a Material Adverse Effect;

                           (i) To Allied's Knowledge, no other party to any
reinsurance, coinsurance or other similar agreement with Allied is in default thereunder, except for such defaults that would not reasonably be expected to have a Material Adverse Effect.

                           (j) To Allied's Knowledge, (i) each insurance agent
or broker, at the time such agent or broker wrote, sold or produced business for Allied, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for Allied, and (ii) no such insurance agent or broker violated (or with notice or lapse of time or both would have violated) any term or provision of any Law or Order applicable to any aspect (including, but not limited to, the marketing, writing, sale or production) of the Business of Allied.

                  Section 4.15 CANCELLATIONS. Except as set forth in the Allied Disclosure Schedule, between December 31, 1997 and the date of this Agreement, no Person or group of Persons acting in concert writing, selling or producing insurance business, which in the aggregate accounted for one percent (1%) or more of the gross premium income of Allied for the year ended December 31, 1997, has terminated or substantially reduced, or threatened to terminate or substantially reduce, its relationship with Allied.

                  Section 4.16 OPERATIONS INSURANCE. Allied has made available to Nationwide copies of all liability, property, workers compensation, directors and officers liability, and other similar Insurance Contracts that insure the Business or properties of Allied or any Allied Subsidiary or affect or relate to the ownership, use, or operations of any Assets of Allied or any Allied Subsidiary and that have been issued to Allied or any Allied Subsidiary. To the Knowledge of Allied, all such insurance is in full force and effect and is with financially sound and reputable insurers. To the Knowledge of Allied or any of the Allied Subsidiaries, all notices of reportable incidents with respect to such insurance occurring during the last five years have been given in writing to appropriate carriers on a basis sufficiently timely to preserve the right of recovery of such insurance, except where the failure for such incident to be covered by insurance would not be reasonably likely to have a Material Adverse Effect. Except as set forth in the Allied Disclosure Schedule, to the Knowledge of Allied or of any of the Allied Subsidiaries, no party to any Insurance Contract has stated an intent or threatened to terminate or materially increase the premium in respect of any such Insurance Contract.

                  Section 4.17 TAXES AND TAX RETURNS. Except as set forth in the Allied Disclosure Schedule:

                           (a) All income Tax Returns and all other material Tax
Returns required under applicable Law to be filed with or provided to any Person by Allied or any Allied Subsidiary have been (and, as to Tax Returns not filed as of the date hereof, will be) timely filed and such Tax Returns were true, complete and correct in all material respects;

                           (b) Allied and each Allied Subsidiary have within the
time and in the manner prescribed by Law paid all material Taxes due and payable except for those contested in good faith and for which adequate reserves have been taken. To the Knowledge of Allied, no claim has ever been made by an authority in a jurisdiction where Allied or any Allied Subsidiary does not file Tax Returns that Allied or any Allied Subsidiary may be subject to taxation by that jurisdiction, except where any Taxes that would be owed to such jurisdiction would not be reasonably likely to be material in amount;

                           (c) Allied and each Allied Subsidiary have
established (and until the Effective Time will maintain) on their books and records (i) reserves adequate to pay all Taxes not yet due and payable and all deficiencies asserted, proposed or threatened, in writing, against Allied or any Allied Subsidiary and (ii) reserves for deferred Taxes, in each case, in accordance with SAP or GAAP, as the case may be;

                           (d) Neither Allied nor any Allied Subsidiary has
requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed;

                           (e) Neither Allied nor any Allied Subsidiary has
executed any waivers, extensions or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

                           (f) No outstanding deficiencies, assessments or
written proposals for the assessment of any Taxes have been proposed, asserted or assessed in writing against Allied or any of the Allied Subsidiaries by any taxing authority;

                           (g) No Proceedings are presently pending with regard
to any Taxes or Tax Returns of Allied or any Allied Subsidiary. Allied has no Knowledge of any threatened Proceeding with respect to any such Taxes or Tax Returns.

                           (h) No power of attorney currently in force has been
granted by Allied or any Allied Subsidiary with respect to any matter relating to Taxes;

                           (i) Neither Allied nor any Allied Subsidiary has
received a Tax Ruling or entered into a Closing Agreement with any taxing authority that would have a continuing adverse effect after the Effective Time;

                           (j) Allied and the Allied Subsidiaries have made
available to Nationwide complete and accurate copies of (i) all Federal income Tax Returns, and any amendments thereto, filed by or on behalf of Allied and each Allied Subsidiary for all taxable years since 1994 and (ii) all audit reports received from any taxing authority relating to any Tax Return filed by Allied or any Allied Subsidiary;

                           (k) None of Allied or any Allied Subsidiary is a
party to any Tax allocation or sharing agreement with any Person. None of Allied or any Allied Subsidiary has any liability for Taxes of any Person other than Allied or an Allied Subsidiary under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract or otherwise;

                           (l) Neither Allied nor any Allied Subsidiary is a
party to any Contract or arrangement that, separately or in the aggregate, could, by reason of the transactions contemplated by this Agreement, give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code;

                           (m) Neither Allied nor any Allied Subsidiary has
taken any action or has any Knowledge of any fact or circumstance relating to Allied or any Allied Subsidiary that is reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code; and

                           (n) Neither Allied nor any Allied Subsidiary has
entered into a records retention agreement with any taxing authority.

                  Section 4.18 EMPLOYEES AND BENEFIT PLANS. During the last 5 full fiscal years, Allied has had no employees and no "employee pension benefit plan" (as defined in Section 3(2) of ERISA), and no "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), or any other similar or related plan, program, arrangement or policy (written or oral), except (i) as set forth in the Allied Disclosure Schedule and (ii) the Amendment and Settlement of Excess Benefit Plan, dated February 13, 1990, and the Amended and Restated Excess Benefit Plan Trust, dated as of March 1, 1990, created thereunder (the "Rabbi Trust"), and of which John E.
Evans and James D. Kirkpatrick are participants.

                  Section 4.19 INTELLECTUAL PROPERTY. Allied and each Allied Subsidiary owns or otherwise has rights to use, free and clear of all Liens, all Intellectual Property used in their respective businesses as currently conducted; and the consummation of this transaction will not result in the loss of any rights. The use of the Intellectual Property will not infringe or otherwise violate the rights of any Person and no Person is challenging, infringing on or otherwise violating any right with respect to the Intellectual Property.

                  Section 4.20 RATING AGENCIES. Except as disclosed in the Allied Disclosure Schedule, since December 31, 1997, none of A.M. Best and Company, Standard & Poor's Corporation or Moody's Investor Services, Inc. (collectively, the "Rating Agencies") has, other than as a result of the announcement of the Merger or the transactions contemplated hereby (a) imposed conditions (financial or otherwise) on retaining any currently held rating assigned to Allied or (b) indicated to Allied that it is considering the downgrade of any rating assigned to Allied.

                  Section 4.21 INVESTMENT COMPANY. None of the Allied Subsidiaries maintains any separate accounts. Neither Allied nor any of its Subsidiaries conducts activities of or is otherwise deemed under applicable law to control an "investment advisor" as such term is defined in Section 2(a)(20) of the 1940 Act, whether or not registered under the Investment Advisers Act of 1940, as amended. Neither Allied nor any of its Subsidiaries is an "investment company" as defined under the 1940 Act, and neither Allied nor any of its Subsidiaries sponsors any Person that is such an investment company.

                  Section 4.22 BROKERS OR FINDERS. No broker, investment banker, financial advisor or other Person other than Allied's financial advisor, Donaldson, Lufkin & Jenrette Securities Corporation, whose fees and expenses shall be paid by Allied in accordance with Allied's agreement with such firm, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Allied.

                  Section 4.23 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Agreement, neither Allied nor any other Person makes any other express or implied representation or warranty on behalf of Allied including, without limitation, any financial information, whether historical or projected, delivered or made available to Nationwide or its Representatives.

                  Section 4.24 LIMITATION ON NATIONWIDE'S REPRESENTATIONS. Allied acknowledges that in entering into this Agreement it has not relied on any representations or warranties of Nationwide or on any materials given to or made available to Allied or its Representatives by Nationwide or its Representatives other than the representations and warranties of Nationwide set forth in this Agreement.


                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF NATIONWIDE

                  Nationwide represents and warrants to Allied as follows:

                  Section 5.1 ORGANIZATION AND QUALIFICATION. Nationwide is a mutual insurance company duly organized, validly existing and in good standing under the Laws of the State of Ohio and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Each of the Nationwide Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has the requisite corporate power and authority to conduct its Business as it is currently being conducted. Each of Nationwide and the Nationwide Subsidiaries is duly qualified to do business, and is in good standing, in the respective jurisdictions where the character of its Assets owned or leased or the nature of its Business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Nationwide possesses an Insurance License in Iowa and in each jurisdiction in which Nationwide is required to possess an Insurance License. All such Insurance Licenses, including, but not limited to, authorizations to transact reinsurance, are in full force and effect without amendment, limitation or restriction, and Nationwide does not have Knowledge of any event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

                  Section 5.2 AUTHORITY RELATIVE TO THIS AGREEMENT.

                           (a) Nationwide has the requisite power and authority
to execute and deliver this Agreement and, subject to approval of this Agreement by the Members of Nationwide, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Nationwide. Except for the approval and adoption of this Agreement by the Members of Nationwide, no other corporate proceedings on the part of Nationwide are necessary to authorize this Agreement and the transactions contemplated hereby. The affirmative vote of at least two-thirds of the Members of Nationwide voting, in person or by properly executed proxy, at the meeting called pursuant to Section 3.1 is the only vote of Members of Nationwide necessary to approve and adopt this Agreement and the transactions contemplated hereby.

                           (b) This Agreement has been duly and validly executed
and delivered by Nationwide and (assuming this Agreement is a valid and binding obligation of Allied) constitutes a valid and binding agreement of Nationwide enforceable against Nationwide in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                           (c) The Board of Directors of Nationwide has received
the opinion of Nationwide's financial advisor, Credit Suisse First Boston Corporation, to the effect that the Merger is fair to the policyholders of Nationwide, taken as a group, from a financial point of view. It is agreed and understood that such opinion is for the benefit of Nationwide's Board of Directors and may not be relied on by Allied or any Members or Affiliates thereof.

                  Section 5.3 NO VIOLATION; GOVERNMENT FILINGS.

                           (a) The execution, delivery and performance of this
Agreement by Nationwide and the consummation by Nationwide of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws (or similar organizational documents) of Nationwide or any Nationwide Subsidiary, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Assets of Nationwide or any Nationwide Subsidiary under, any of the terms, conditions or provisions of any Contract to which Nationwide or any Nationwide Subsidiary is a party or to which it or any of its Assets may be subject or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Nationwide or any Nationwide Subsidiary is subject other than, in the case of clauses (ii) and
(iii), for any such breaches, violations, conflicts, terminations, defaults, accelerations or Liens that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

                           (b) Except for (i) the approval of the Meeting Notice
by the Ohio Superintendent as contemplated by Section 3.1(b) hereof, (ii) the approval of this Agreement by the Board of Nationwide as contemplated by Section 3.1(a) hereof, (iii) the filing of this Agreement with and the approval of such by the Ohio Superintendent under the Ohio Insurance Law and the Iowa Commissioner and the Iowa Attorney General under the Iowa Insurance Law and such other applications, registrations, declarations, filings, authorizations, Orders, consents and approvals as may be required under the Laws of other jurisdictions, (iv) the filings required under the HSR Act and the expiration or earlier termination of any waiting period applicable to the Merger under such Act, (v) the filings pursuant to Section 2.3 hereof, (vi) the filing of appropriate documents with and such consents as may be required under the Investment Company Act and the Investment Advisers Act, (vii) such Consents and Filings as may be required by any applicable state securities or "blue sky" Laws, and (viii) such other such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, be reasonably likely to prevent or be a material impediment to the consummation of the transactions contemplated hereby or be reasonably likely to have a Material Adverse Effect. No Consent or Filing of or with any Person is required with respect to Nationwide or any Nationwide Subsidiary or any Nationwide Affiliate in connection with the execution and delivery of this Agreement by Nationwide and the consummation by Nationwide of the transactions contemplated hereby.

                  Section 5.4 SAP STATEMENTS. Nationwide has previously made available to Allied true and complete copies of the following:

                           (a) the Annual Statements for each Nationwide Insurer
as of and for the years ended December 31, 1995, 1996 and 1997;

                           (b) the Quarterly Statements for each Nationwide
Insurer as of and for the calendar quarters ended March 31, 1998;

                           (c) any supplemental or separate statutory annual
statements or quarterly statements for each Nationwide Insurer for any of the periods ended December 31, 1995, 1996 or 1997 or March 31, 1998 that are filed with any insurance Governmental Entity and that differ from the Annual Statements or the Quarterly Statements described in
Section 5.4(a) or (b) hereto; and

                           (d) the audited SAP balance sheets of each Nationwide
Insurer as of December 31, 1995, 1996 and 1997 and the related audited summary of operations and statements of change in capital and surplus and cash flow of such Nationwide Insurer for each such year, together with the notes related thereto and the reports thereon of KPMG Peat Marwick, LLP (collectively with the items described in Section 5.4(a), (b) and (c), the "Nationwide SAP Statements").

                  Each Nationwide SAP Statement complied (and, as to SAP Statements filed after the date of this Agreement, will comply) in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such Nationwide SAP Statement, of which Nationwide has Knowledge, have been cured or corrected. Each Nationwide SAP Statement (and the notes related thereto) referred to in Section 5.4(a), (b), and (d) hereof was prepared (and, as to SAP Statements filed after the date of this Agreement, will be prepared) in accordance with SAP and presents (and, as to SAP Statements filed after the date of this Agreement, will present) fairly, in all material respects, the financial position of the respective Nationwide Insurers as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flow of the respective Nationwide Insurers for the respective periods covered thereby. To the Knowledge of Nationwide, each Nationwide SAP Statement (including the notes related thereto) referred to in
Section 5.4(c) hereof was prepared (or, in the case of similar SAP Statements filed after the date of this Agreement, will be prepared) in accordance with the statutory accounting practices required by the insurance Governmental Entity in the jurisdiction in which such statement was (or will be) filed.

                  Section 5.5 GAAP STATEMENTS. Nationwide has previously made available to Allied true and complete copies of the (i) audited GAAP Financial Statements for each of the Nationwide Subsidiaries, other than Nationwide Insurers, for the years ended December 31, 1995, 1996 and 1997 and (ii) unaudited GAAP Financial Statements for each of the Nationwide Subsidiaries, other than Nationwide Insurers, for the three months ended March 31, 1998 (collectively, the "Nationwide GAAP Financial Statements"). Each Nationwide GAAP Financial Statement was prepared in accordance with GAAP (except as may be indicated in the notes thereto, or, in the case of unaudited financial statements, subject to normal year-end audit adjustments and the absence of notes to such financial statements) and presents fairly, in all material respects, the financial position of the Nationwide Subsidiaries as to which such Nationwide GAAP Financial Statements have been provided as of the respective dates thereof and the related results of operations and cash flows of such Nationwide Subsidiaries for the respective periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of notes to such financial statements).

                  Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Nationwide GAAP Financial Statements or the Nationwide SAP Statements, since December

31, 1997, each of Nationwide and the Nationwide Subsidiaries has conducted its Business only in the ordinary course of business, consistent with past practice, and there has not occurred (i) a Material Adverse Effect, or any event or events which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect; (ii) except as required by SAP, GAAP or applicable Law, any material change by Nationwide in its accounting principles, practices or methods; or (iii) except as required by SAP, GAAP or applicable Law, any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of Nationwide.

                  Section 5.7 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Nationwide GAAP Financial Statements or the Nationwide SAP Statements, neither Nationwide nor any of the Nationwide Subsidiaries has any Liabilities required by SAP or GAAP to be set forth on a balance sheet of Nationwide or any Nationwide Subsidiaries, other than Liabilities arising since the date of the applicable Financial Statement in the ordinary course of business and consistent with past practice that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  Section 5.8 LITIGATION. Except as disclosed in the Nationwide GAAP Financial Statements or the Nationwide SAP Statements, there are no Proceedings pending or, to the Knowledge of Nationwide or any of the Nationwide Subsidiaries, threatened against Nationwide or any Nationwide Subsidiary before any Governmental Entity or arbitrator which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither Nationwide nor any Nationwide Subsidiary is subject to any Order, except for Orders which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

                  Section 5.9  COMPLIANCE WITH LAW.

                           (a) To the Knowledge of Nationwide, neither
Nationwide nor any Nationwide Subsidiary is in violation (or, with notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to it or any of its Assets, the violation of which is, individually or in the aggregate with all other such violations, reasonably likely to have a Material Adverse Effect. Nationwide has made available to Allied a list of all reports (including, but not limited to, draft reports) of examinations of the affairs of each Nationwide Insurer (including, but not limited to, market conduct examinations) issued by insurance regulatory authorities for any period ending on a date on or after January 1, 1993; all material deficiencies or violations in such reports for any prior period have been resolved. All outstanding Insurance Contracts issued or assumed by any Nationwide Insurer are, to the extent required by Law, on forms and at rates approved by the insurance regulatory authorities of the jurisdictions where issued or have been filed with and not objected to by such authorities within the periods provided for objection.

                           (b) Neither Nationwide nor any Nationwide Subsidiary
is a party to any Contract with or other undertaking to, or is subject to any Order by, or is a recipient of any supervisory letter or other written communication of any kind from, any Governmental Entity which (i) is reasonably likely to have a Material Adverse Effect, or (ii) has been received since January 1, 1993 and relates to its reserve adequacy or its marketing, sales, trade or underwriting practices or policies which is materially adverse to Nationwide, nor, to the Knowledge of Nationwide or of any of the Nationwide Subsidiaries, has Nationwide or any of the Nationwide Subsidiaries been notified by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such Order, Contract, undertaking, letter or other written communication.

                           (c) Nationwide has implemented procedures and
programs which are designed to provide reasonable assurance that Nationwide and its agents and employees are in compliance in all material respects with all applicable Laws, including, but not limited to, advertising, licensing and sales Laws, except where noncompliance would not be reasonably likely to have a Material Adverse Effect.

                  Section 5.10 INSURANCE ISSUED BY NATIONWIDE INSURERS.

                           (a) Since January 1, 1994, all claims and benefits
claimed by any Person under any Nationwide Insurance Contract have or will have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the Contracts under which they arose, and such payments were not materially delinquent and were paid without fines or penalties, except for any such claims or claim for benefits of less than $500,000 for which the affected Nationwide Insurer reasonably believes there is a reasonable basis to contest payment and is taking (or is preparing to take) such action; and

                           (b) to the Knowledge of Nationwide, (i) each
insurance agent or broker, at the time such agent or broker wrote, sold or produced business for Nationwide, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for Nationwide, and (ii) no such insurance agent or broker violated (or with notice or lapse of time or both would have violated) any term or provision of any Law or Order applicable to any aspect (including, but not limited to, the marketing, writing, sale or production) of the Business of Nationwide.


                                   ARTICLE VI

                                CERTAIN COVENANTS

                  Section 6.1 ALLIED CONDUCT OF BUSINESS PENDING THE MERGER. Allied covenants and agrees as to itself and the Allied Subsidiaries that, at all times up to and including the Effective Time, unless Nationwide shall otherwise consent in writing which consent shall not be unreasonably withheld (Nationwide agreeing that it will use its best efforts to respond to any request received from Allied arising under this Article VI within 2 Business Days, or sooner as circumstances may require, after receipt of such request), or as otherwise expressly permitted or contemplated by this Agreement or as set forth on the Allied Disclosure Schedule:

                           (a) Allied shall, and shall cause each Allied
Subsidiary to, conduct its Business only in the ordinary course and in substantially the same manner as heretofore conducted since December 31, 1997, and Allied and each Allied Subsidiary shall use all reasonable efforts to preserve intact its present business organization and preserve its regular services to, and maintain its relationships with, policyholders, insurers, agents, sales and distribution organizations, underwriters, investment customers, brokers, suppliers and all others having business dealings with it to the end that its goodwill and ongoing Business shall not be impaired in any material respect at the Effective Time;

                           (b) Except as contemplated by this Agreement, Allied
shall not, and shall not permit any Allied Subsidiary to, make or propose to make any change in its dividend practices or policies or in its underwriting, pricing, claims, risk retention, investment, reinsurance practices or policies in any material respect; and Allied agrees that it will notify Nationwide and provide Nationwide with information in reasonable detail regarding any material transactions (excluding investment transactions in the ordinary course of business consistent with past practice, but including transactions involving the securitization of Assets of Allied or of any Allied Subsidiary and transactions involving derivative securities), whether involving a purchase or sale, that it or any Allied Subsidiary is seriously considering;

                           (c) Allied shall not make any material change in
accounting methods or practices, including without limitation any change with respect to establishment of reserves for unearned premiums, losses (including without limitation incurred but not reported losses) and loss adjustment expenses, or any change in depreciation or amortization policies or rates adopted by it, except as required by Law, GAAP or SAP;

                           (d) Allied shall not, and shall not permit any Allied
Subsidiary to, (i) amend its charter or by-laws (unless contemplated hereby),
(ii) incur any individual Liability or series of related Liabilities in excess of $1,000,000 other than in the ordinary course of business consistent with past practice, (iii) incur any indebtedness for money borrowed in the aggregate for Allied and the Allied Subsidiaries in excess of $10,000,000 for any such indebtedness having a maturity of 90 days or less or $1,000,000 for any such indebtedness having a maturity of more than 90 days, (iii) agree to any Merger, consolidation, demutualization, acquisition, redomestication, sale of all or a substantial portion of its Assets, bulk or assumption reinsurance arrangement or other similar reorganization, arrangement or business combination, (iv) prior to notifying Nationwide, enter into any material partnership, joint venture or profit sharing Contract, other than as envisioned by the Statement of Operating Principles, (v) enter into any Contract limiting the ability of Allied or of any Allied Subsidiary to engage in any Business, to compete with any Person, to do business with any Person or in any location or to employ any Person or limiting the ability of any Person to compete with such party or any of its Subsidiaries, (vi) enter into any Contract relating to the direct or indirect guarantee of any obligation of any Person in respect of indebtedness for borrowed money or other financial obligation of any Person other than in the ordinary course of business consistent with past practice, (vii) enter into any Contract that could materially and adversely affect the consummation of the transactions contemplated hereby, (viii) violate any of its covenants under the Pooling Agreement, or (ix) modify any Contract with respect to the subject of any of the foregoing clauses;

                           (e) Allied shall not permit any Allied Subsidiary to
issue or sell any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or to receive any payment based on the value of, the capital stock of or other equity interests in or any securities convertible into shares of any capital stock of or other equity interests in any Allied Subsidiary;

                           (f) Except (x) as set forth in the Allied Disclosure
Schedule, (y) in the ordinary course of business consistent with past practice, or (z) as required by the terms of agreements or plans already in effect, applicable Law or as envisioned in the Statement of Operating Principles, Allied shall not, and shall not permit any Allied Subsidiary to (i) adopt or implement, or commit to adopt or implement, or materially amend, any collective bargaining, compensation, employment, consulting, pension, profit sharing, bonus, incentive, group insurance, termination, retirement or other employee benefit Contract, plan or policy, (ii) enter into or materially amend any severance Contract,
(iii) increase in any manner the compensation of, or enter into any Contract relating to the borrowing of money by, its directors, officers or other employees, except pursuant to the terms of agreements or plans as currently in effect provided that in no event shall any such individual increase in annual compensation exceed $400,000 per year, (iv) increase by more than 10% the aggregate number of its employees, (v) pay or agree to pay any pension, retirement allowance or other employee benefit not required by the current terms of any existing plan, agreement or arrangement to any director, officer or other employee, whether past or present, (vi) voluntarily recognize, or involuntarily become subject to, any labor organization or any other Person as a collective bargaining representative of one or more bargaining units comprising a material number of employees, or (vii) other than obligations that arise by operation of law or under the by-laws of a party as they exist on the date of this Agreement, or as contemplated by this Agreement, enter into, adopt or increase any indemnification or hold harmless arrangements with any directors, officers or other employees or agents of such party or any of its Subsidiaries or any other Person; provided that Allied may amend the terms of the Rabbi Trust to provide for specified investment guidelines with respect to the assets of the Rabbi Trust;

                           (g) Other than in the ordinary course of business
consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, make any capital expenditures or expenditures or commitments for expenditures for the purchase or lease of any products or services or group of products or services (other than with respect to Investment Assets) which in one or a series of related transactions exceed $1,000,000 or which in the aggregate for Allied and the Allied Subsidiaries taken as a whole exceed $2,500,000, except for expenditures relating to this Agreement and the consummation of the transactions contemplated hereby, and expenditures required to be made pursuant to existing Contracts to which Allied or any Allied Subsidiary is a party;

                           (h) Other than in the ordinary course of business
consistent with past practice or in connection with the redemption of outstanding guaranteed investment contracts in the exercise of Allied's reasonable judgment, Allied shall not, and shall not permit any Allied Subsidiary to, waive any rights with a value in excess of $500,000 or any other rights which are material to any Contract or make any payment, direct or indirect, of any Liability in excess of $500,000 before the same comes due in accordance with its terms, in each case, including, but not limited to, any provision of any Insurance Contract to permit a cash-out thereof;

                           (i) Allied shall not, and shall not permit any Allied
Subsidiary to, other than pursuant to the operation of separate accounts in the ordinary course of business, consistent with existing strategies, (i) sell, lease, mortgage, encumber or otherwise grant any interest in or dispose of any of its Assets which, individually or in the aggregate, are material to the financial condition of Allied or of Allied and the Allied Subsidiaries taken as a whole, and, in addition, in the case of Liens, for Permitted Liens and Liens not individually in excess of $500,000 and not aggregating in excess of $2,000,000 or (ii) restructure, amend, modify or otherwise affect any Investment Asset or any Contract relating thereto which is material to the financial condition of Allied or of Allied and the Allied Subsidiaries taken as a whole, and, in either case described in clauses (i) and (ii), only in accordance with the statement of investment policy set forth in the Allied Disclosure Schedule attached hereto; and Allied shall furnish to Nationwide a monthly report, in detail reasonably acceptable to Nationwide, of all such transactions or other changes (other than changes in market values or ordinary course changes such as interest payments, maturities, etc.) affecting Investment Assets of Allied or any Allied Subsidiary which took place since the last such report;

                           (j) Allied agrees that it shall not, nor shall it
permit any Allied Subsidiary to, other than pursuant to the operation of separate accounts involved in real estate in the ordinary course, consistent with existing strategies, make any equity real estate investments (other than through restructuring or foreclosure or pursuant to commitments existing at the date hereof or to protect the value of existing investments in the exercise of reasonable business judgment) and that neither Allied nor any Allied Subsidiary shall take any action, other than in the exercise of reasonable business judgment and following discussion with Nationwide, which results, individually or in the aggregate, in (i) the realization of any gross capital loss or losses in an amount of $10,000,000 or more or (ii) an adverse impact on the surplus of Allied or of an Allied Subsidiary in an amount of $10,000,000 or more;

                           (k) Other than in the ordinary course of business
consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, enter into any material Contract or amend or waive any material provision of any material Contract which would involve the payment by Allied or any Allied Subsidiary of $1,000,000 or more;

                           (l) Other than in the ordinary course of business
consistent with past practice, Allied shall not, and shall not permit any Allied Subsidiary to, settle or compromise any claim in any action, proceeding or investigation which could result in an expenditure for Allied and the Allied Subsidiaries in excess of $2,000,000;

                           (m) Allied shall not, and shall not permit any Allied
Subsidiary to, purchase or otherwise acquire, except pursuant to a Contract in effect on the date of this Agreement, (i) any controlling equity interest in any Person (other than Investment Assets), (ii) any non-publicly traded securities in excess of $5,000,000 per transaction or $5,000,000 per issuer or credit,
(iii) any investments in fixed income securities rated in NAIC Class 4, 5 or 6, non-publicly traded equity securities or Assets required to be shown on Schedule BA of a Person's Annual Statement in excess of $5,000,000 per transaction or $5,000,000 per issuer or credit, or (iv) any real property or mortgage investments except in the ordinary course of managing the existing portfolio of real property and mortgage investments, including foreclosing purchase money mortgages, extensions and refinancings;

                           (n) Allied shall not, and shall not permit any Allied
Subsidiary to, enter into any new, or materially amend any existing, reinsurance Contracts or arrangements, except in accordance with existing reinsurance agreements or in the ordinary course of business and consistent with past practice;

                           (o) Allied shall, and shall cause each Allied
Subsidiary to, maintain uninterrupted its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies if such coverage is available, except for insurance coverage the failure to so keep would not have a Material Adverse Effect;

                           (p) Allied shall deliver to Nationwide as promptly as
practicable after preparation thereof, unaudited or audited, as the case may be, SAP Statements filed by or on behalf of Allied after the date hereof;

                           (q) Allied shall not, nor shall Allied permit any
Allied Subsidiary to, take any actions that would be reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code;

                           (r) Neither Allied nor any Allied Subsidiary shall
(i) make or rescind any material express or deemed election relating to Taxes,
(ii) make a request for a Tax Ruling or enter into a Closing Agreement, settlement or compromise with respect to any material Tax matter or (iii) with respect to any material Tax matter, change any of its methods of reporting income or deductions for Federal income Tax purposes from those employed in the preparation of its Federal income Tax Return for the Taxable year ending December 31, 1997, except as may be required by Law;

                           (s) Other than in the ordinary course of Business and
consistent with past practice, neither Allied nor any Allied Subsidiary shall declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of any Allied Subsidiary or redeem, purchase or otherwise acquire any of such Allied Subsidiary's capital stock;

                           (t) Neither Allied nor any Allied Subsidiary shall
settle pending or threatened litigation in an amount exceeding $1,000,000, other than settlement of pending or threatened litigation with respect to claims arising under contracts of insurance or reinsurance underwritten, ceded or assumed by any Allied Subsidiary which settlement will not have a Material Adverse Effect;


                           (u) Allied shall not amend any agreement with Allied
Group, Allied Life or any Subsidiaries thereof; and

                           (v) Neither Allied nor any Allied Subsidiary shall
agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (u).

                  Section 6.2 NATIONWIDE CONDUCT OF BUSINESS PENDING THE MERGER. Nationwide covenants and agrees that, at all times up to and including the Effective Time, unless Allied shall otherwise consent in writing which consent shall not be unreasonably withheld (Allied agreeing that it will use its best efforts to respond to any request received from Nationwide arising under this
Article VI within 2 Business Days after the receipt of such request), or as otherwise expressly permitted or contemplated by this Agreement:

                           (a) Nationwide shall use all reasonable efforts to
preserve intact its present business organization and preserve its regular services to, and maintain its significant business relationships with, policyholders, insureds, agents, underwriters, brokers, investment customers, suppliers and all others having business dealings with it to the end that its goodwill and ongoing Business shall not be impaired in any material respect;

                           (b) Nationwide shall not (i) amend its articles of
incorporation or by-laws in a manner which would be inconsistent with the consummation of the transactions contemplated hereby, (ii) agree to any Merger in which it is not the surviving entity or any consolidation, demutualization, redomestication, sale of all or substantially all of its Assets or any other similar reorganization, arrangement or business combination or (iii) enter into or modify any Contract in a manner that will or is reasonably likely to materially and adversely affect the consummation of the transactions contemplated hereby;

                           (c) Nationwide shall maintain uninterrupted its
existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies if such insurance coverage is available, except for insurance coverage the failure to so keep in effect would not have a Material Adverse Effect;

                           (d) Nationwide shall not, nor shall Nationwide permit
any Nationwide Subsidiary to, take any actions that would be reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code; and

                           (e) Nationwide shall not agree, in writing or
otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (d).

                  Section 6.3 REASONABLE EFFORTS.

                           (a) Upon the terms and subject to the conditions
herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action to do, or cause to be done, and to assist and cooperate with the other party hereto in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the actions set forth in Article III hereof, (ii) the obtaining of all Governmental Approvals, and all other necessary actions or nonactions, waivers, consents and approvals from all appropriate Governmental Entities and other Persons and the making of all necessary registrations and filings, (iii) the resolution of all organizational and human resources issues relating to the transactions contemplated hereby,
(iv) the obtaining or making of all Consents, Environmental Permits, Filings or Licenses necessary or desirable to ensure that the Business of the Surviving Company may be conducted without disruption consistent with the past practice of each of the parties and (v) the defending of any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, the defense of which shall, at the request of either Allied or Nationwide, be conducted jointly by Nationwide and Allied on a basis that is reasonably satisfactory to both Allied and Nationwide. Nothing set forth in this Section
6.3 shall limit or affect actions permitted to be taken pursuant to Section 6.9.

                           (b) Nationwide covenants that it will submit the Form
A regulatory applications for Allied, Allied Group and Allied Life simultaneously, and will amend its current Form A filing for Allied Group to include supplemental Form A filings for Allied and Allied Life, shall use its reasonable best efforts to (i) conduct the regulatory hearing and approval process concurrently for each of Allied, Allied Group and Allied Life, (ii) seek concurrent regulatory approvals for Nationwide's transactions with each of Allied, Allied Group and Allied Life, and (iii) conduct the regulatory approval process in a manner so as to protect the policyholder interests of each of Allied and Nationwide. Both Allied and Nationwide agree to use their respective reasonable best efforts to coordinate and cooperate during the regulatory approval process.

                  Section 6.4 ACCESS AND INFORMATION.

                           (a) Subject to the terms of Section 6.4(b), each of
Nationwide and Allied shall (i) afford to the other and the Representatives of the other, including environmental consultants, reasonable access during normal business hours through the period commencing on the date hereof and continuing until immediately prior to the Effective Time to all of its and its Subsidiaries' Assets, books, Tax Returns, Contracts, commitments and records, including for purposes of environmental assessments and other environmental due diligence, and (ii) during such period, each of Nationwide and Allied shall furnish promptly to the other all such information concerning its Business, Assets and personnel or those of any of its Affiliates, in either clause (i) or
(ii), as the other may reasonably request.

                           (b) Unless otherwise agreed in writing by the
parties, each of the parties agree (a) except as required by law, to keep all Confidential Information confidential and not to disclose or reveal any Confidential Information to any person other than those Persons employed by it or on its behalf who are actively and directly participating in the planning, negotiation and implementation of the transactions contemplated hereby or who otherwise need to know the Confidential Information and to cause those persons to observe the terms of this Section 6.4(b) and (b) not to use the Confidential Information for any purpose other than in connection with the planning, negotiation and implementation of the transactions contemplated hereby. In the event of the termination of this Agreement for any reason, each of the parties agrees to return, and cause its Representatives to return, to the other all copies of written Confidential Information relating to the other and to destroy all memoranda, notes and other writings prepared based upon or including Confidential Information supplied by the other party and neither party shall use Confidential Information supplied by the other for any purpose.

                  Section 6.5 NOTICE OF PROCEEDINGS. Each of Nationwide and Allied shall promptly notify the other of, and provide to the other all information relating to, any Proceedings or investigations commenced or, to the best of its Knowledge, threatened which relate to the execution of this agreement or the consummation of the transactions contemplated hereby.

                  Section 6.6 NOTIFICATION OF CERTAIN OTHER MATTERS. Each party shall promptly notify the other of any of the following events should any such events occur subsequent to the date hereof:

                           (a) the receipt by such party of any written notice
from any Person alleging that the consent of such Person is or may be required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, and where the failure to obtain such a consent is reasonably likely to have a Material Adverse Effect; and

                           (b) the receipt by such party of any written notice
from or to any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

In furtherance of the foregoing, to the fullest extent permitted under applicable Law, each party shall make available to the other with copies (or, to the extent written materials are not involved, oral notice) of proposed notices, applications or any other communications to any Governmental Entity or rating agency in connection with this Agreement or the transactions contemplated hereby, including, but not limited to, in respect of the Governmental Approvals, in each case at least three (3) Business Days prior to dispatch of written materials (or, to the extent written materials are not involved, prior to initiation) and neither Nationwide nor Allied will dispatch (or, to the extent written materials are not involved, initiate) such notice, application or communication without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

                  Section 6.7 INDEMNIFICATION.

                           (a) Nationwide agrees that all rights to
indemnification now existing in favor of any of the current or former employees, directors, agents or officers of Allied or any of the Allied Subsidiaries (the "Indemnitees"), with respect to any Losses (including, but not limited to, Losses arising out of any litigation or threatened litigation) based on, arising, in whole or in part, out of, or otherwise in respect of, any action which is taken, or matter existing or occurring on or prior to the Effective Time, as provided in Allied's articles of incorporation or by-laws or any indemnification agreements by and between any of the Indemnitees and Allied or otherwise existing to the fullest extent under Law on the date hereof shall survive the Merger.

                           (b) From and after the Effective Time, Nationwide
agrees that it will indemnify and hold harmless each of the Indemnitees from and against any and all Losses (including, but not limited to, Losses arising out of any litigation or threatened litigation) based on, arising, in whole or in part, out of, or otherwise in respect of, any action which is taken, or matter existing or occurring on or prior to the Effective Time. Nothing contained herein, however, shall require Nationwide to indemnify any Indemnitee if a court of competent jurisdiction shall have determined that such indemnification is unenforceable or void as a matter of public policy, and such determination shall have become final and nonappealable.

                           (c) For a period of six years after the Effective
Time, Nationwide shall maintain in effect directors' and officers' liability insurance covering those persons who are currently covered by Allied's directors' and officers' liability insurance policy on terms (including the amounts of coverage and the amounts of deductibles, if any) that are comparable to the terms now applicable to directors and officers of Nationwide, or, if more favorable to Allied's directors and officers, the terms now applicable to them under Allied's current policies; provided, however, that in no event shall Nationwide be required to expend in excess of the greater of 200% of the annual premium currently paid by Allied for such coverage and the annual premium paid by Nationwide for its current directors' and officers' liability insurance coverage (the "Maximum Premium"); and provided further, that if the premium for such coverage exceeds the Maximum Premium, Nationwide shall purchase a policy with the greatest coverage available for the Maximum Premium.

                           (d) In the event that Nationwide or any of its
successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Nationwide assume the obligations set forth in this Section 6.7.

                           (e) The provisions of this Section 6.7 shall survive
the consummation of the Merger at the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have under the articles of incorporation or by-laws of the Surviving Company or any of its Subsidiaries, under any contract, under applicable Law or otherwise.

                  Section 6.8 TRANSFER TAXES. The Surviving Company shall pay or cause to be paid any real property transfer and similar Taxes to which the Allied policyholders may be subject as a result of the Merger and the transactions contemplated hereby, and the Surviving Company shall file or cause to be filed all Tax Returns relating to such transfer Taxes which are due.

                  Section 6.9 ACQUISITION PROPOSALS. Allied will not, and will not permit or cause any of its Subsidiaries or any of the officers or directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' Representatives not to, directly or indirectly, initiate, solicit, knowingly encourage or otherwise knowingly facilitate the making of any Acquisition Proposal. Allied will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Allied or its Board of Directors from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the Members of Allied, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of Allied determines in good faith that the failure to take such action is reasonably likely to result in a breach of such Board's fiduciary duties under, or otherwise violate, applicable Law; and (ii) in each case referred to in clause (B) or (C) above, the Board of Directors of Allied determines in good faith that such Acquisition Proposal may be a Superior Proposal. Allied will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Allied agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.9.

                  Section 6.10 LITIGATION. From and after the date hereof and until the Effective Time, Nationwide shall cease, in any and all respects, the prosecution of any pending litigation against Allied or any Affiliates thereof. Immediately following the Effective Time, Nationwide shall dismiss, with prejudice, any and all litigation brought by Nationwide against Allied or any Affiliates thereof.

                  Section 6.11 HSR ACT. Nationwide and Allied shall take all actions necessary to file as soon as practicable after the date hereof all notifications, filings and other documents required under the HSR Act, and to respond as promptly as practicable to any inquiries received from the FTC, the Antitrust Division and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection therewith.

                  Section 6.12 TAX TREATMENT. The parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code; each party and its affiliates shall use its best efforts to cause the Merger to so qualify. Each of the parties agrees that neither it nor any of its Affiliates shall take any action, including any transfer or other disposition of assets or any interest in Allied after the Closing, that would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code. Nationwide shall report the Merger for income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code and any comparable state or local tax statute.


                                   ARTICLE VII

                                   CONDITIONS

                  Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                           (a) this Agreement and the Merger shall have been
approved and adopted by the requisite votes of the respective Members of Nationwide and Allied at a special meeting of the Members of Nationwide and Allied called for such purpose;

                           (b) the waiting period applicable to the consummation
of the Merger under the HSR Act shall have expired or been earlier terminated and, other than the filings provided for in subclauses (a) and (b) of the second sentence of Section 2.3, all Governmental Approvals and other Consents or Filings which are required to be obtained prior to the Effective

Time (other than those Governmental Approvals for which the failure to obtain would not be reasonably likely to have a Material Adverse Effect) shall have been obtained and not rescinded or adversely modified or limited or, if merely required to be filed, such filings shall have been made and accepted, and all waiting periods prescribed by applicable Law shall have expired or been terminated in accordance with applicable Law; provided that no such Governmental Approval or other Consent or Filing shall contain any conditions or limitations that impose or seek to impose any limitation on the ability of the Surviving Company and its Subsidiaries, taken as a whole, to conduct its Business or own its Assets after the Effective Time in substantially the same manner as the parties and their respective Subsidiaries presently conduct their Business or own their Assets and which conditions and limitations would have a Material Adverse Effect on the Surviving Company and its Subsidiaries, taken as a whole; and

                           (c) no Order entered or Law promulgated or enacted by
any Governmental Entity shall be in effect which would prevent the consummation of the Merger or any other material transactions completed hereby, and no Proceeding brought by a Governmental Entity shall have been commenced and be pending which seeks to restrain, enjoin, prevent, or materially delay or restructure the Merger or any other material transactions contemplated hereby.

                  Section 7.2 CONDITIONS TO OBLIGATION OF ALLIED TO EFFECT THE MERGER. The obligations of Allied to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Allied, but only to the extent permitted by Law and subject to Section 9.5 hereof:

                           (a) The representations and warranties of Nationwide
contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as though made on the Closing Date (other than those representations and warranties that expressly address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Nationwide; and

                           (b) Nationwide shall have performed and complied in
all material respects with all obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to Closing Date.

                  Section 7.3 CONDITIONS TO OBLIGATION OF NATIONWIDE TO EFFECT THE MERGER. The obligations of Nationwide to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Nationwide, but only to the extent permitted by Law and subject to Section 9.5 hereof:

                           (a) The representations and warranties of Allied
contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date as though made on the Closing Date (other than those representations and warranties that expressly address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Allied; and

                           (b) Allied shall have performed and complied in all
material respects with all obligations, covenants and agreements required to be performed and complied with by it under this Agreement at or prior to the Closing Date.

                  Section 7.4 FRUSTRATION OF CLOSING CONDITIONS. Neither Allied nor Nationwide may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use its best efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                   TERMINATION

                  Section 8.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the Members of Nationwide or of Allied:

                           (a) by the mutual written agreement of the parties
hereto duly authorized by action taken by or on behalf of their respective Boards of Directors; or

                           (b) by Nationwide or Allied if the Merger shall not
have occurred on or before June 30, 1999; or

                           (c) by Nationwide if the number of votes in favor of
this Agreement cast by the Members of Nationwide required for the consummation of the Merger shall not have been obtained at the meeting of its Members or at any adjournment thereof duly held for such purpose; or

                           (d) by Allied if the number of votes in favor of this
Agreement cast by the Members of Allied required for the consummation of the Merger shall not have been obtained at the meeting of its Members or at any adjournment thereof duly held for such purpose; or

                           (e) by Allied if Nationwide (x) breaches or fails in
any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have, or is reasonably likely to have, a Material Adverse Effect on Nationwide, in each case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; PROVIDED, HOWEVER, that if any such breach is curable by Nationwide through the exercise of its best efforts and for so long as Nationwide shall be so using its best efforts to cure such breach, Allied may not terminate this Agreement pursuant to this Section 8.1(e); or

                           (f) by Nationwide if Allied (x) breaches or fails in
any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have, or is reasonably likely to have, a Material Adverse Effect on Allied, in each case such that the conditions set forth in Section 7.1 or Section 7.3 would not be satisfied; PROVIDED, HOWEVER, that if any such breach is curable by Allied through the exercise of its best efforts and for so long as Allied shall be so using its best efforts to cure such breach, Nationwide may not terminate this Agreement pursuant to this
Section 8.1(f); or

                           (g) by Allied, if the Board of Directors of Allied
(or any committee thereof) shall have withdrawn or modified or changed in a manner adverse to Nationwide its approval or recommendation of this Agreement or the Merger in order to approve and permit Allied to execute a definitive agreement with a Third Party relating to an Superior Proposal; or

                           (h) by Nationwide, if the Board of Directors of
Allied (or any committee thereof) shall have withdrawn or modified or changed in a manner adverse to Nationwide its approval or recommendation of this Agreement or the Merger or shall have recommended an Superior Proposal, or Allied shall have entered into a definitive agreement providing for an Superior Proposal with a Third Party.

                  Section 8.2 EFFECT OF TERMINATION.

                  In the event of the termination of this Agreement by either Nationwide or Allied, as provided in Section 8.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, this Agreement shall thereafter become void and there shall be no Liability on the part of either party hereto against the other party hereto, or on the part of its directors, officers, employees, policyholders, shareholders or agents (or those of any of its Subsidiaries or Affiliates), except that (i) any such termination shall be without prejudice to the rights of either party hereto (or any of its Subsidiaries or Affiliates) arising out of the willful breach by the other party of any covenant or agreement contained in this Agreement, and (ii) with respect to Nationwide and Allied, the obligations pursuant to this Section 8.2, Section 6.4(b) and
Section 9.2 shall survive termination.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.

                  Section 9.2 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except for expenses incurred in connection with the printing, mailing and solicitation of proxies from policyholders which shall be borne by Nationwide and Allied in proportion to the number of Members thereof.

                  Section 9.3 NOTICES. All notices, consents, requests, approvals, authorizations and other communications (collectively, "Notices") required or permitted to be given hereunder by one party to another shall only be effective if in writing. All Notices shall be sent (i) by registered or certified mail (with return receipt requested), postage prepaid, or (ii) by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers, if requested, only upon signed receipt of the addressee (with such signed receipt being requested), or (iii) by facsimile transmission, and addressed or transmitted as follows or at such other address or facsimile number, and to the attention of such other person, as the parties shall give notice as herein provided:

      If to Nationwide, to:

      Nationwide Mutual Insurance Company
      One Nationwide Plaza
      Columbus, Ohio 43215
      Attention: David A. Diamond, Vice President-Enterprise Controller Facsimile No.: (614) 249-4462

      with a copy to:

      Nationwide Mutual Insurance Company
      One Nationwide Plaza
      Columbus, Ohio 43215
      Attention: Mark B. Koogler, Vice President and Associate General Counsel
                 Roger A. Craig, Counsel
      Facsimile No.: (614) 249-7254
      with a copy to:

      Holleb & Coff
      55 E. Monroe
      Chicago, Illinois 60603
      Attention: Eric M. Fogel, Esq.
      Facsimile No.: (312) 807-3900

      If to Allied, to:

      Allied Mutual Insurance Company
      701 Fifth Avenue
      Des Moines, Iowa 50391-2000
      Attention: John E. Evans, Chairman of the Board
                 Douglas L. Andersen, President and Chief Executive Officer Facsimile No.: 515-280-4399

      with copies to:

      Nyemaster, Goode, Voigts, West, Hansell & O'Brien
      A Professional Corporation
      700 Walnut Street, Suite 1600
      Des Moines, Iowa  50309-3899
      Attention: Mark C. Dickinson, Esq.
      Facsimile No.: 515-283-3108

      and

      Skadden, Arps, Slate, Meagher & Flom LLP
      919 Third Avenue
      New York, New York  10022-3897
      Attention: Jeffrey W. Tindell, Esq.
      Facsimile No.: 212-451-7321

                  A Notice shall be effective upon receipt and shall be deemed to be received, if sent by registered or certified mail, U.S. Post Office Express Mail, Federal Express, Airborne or similar overnight courier, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a Notice is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such Notice shall be deemed to be received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

                  Section 9.4 AMENDMENTS. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time before or after the approval of this Agreement by the Members of Nationwide or of Allied, but after such approval no amendment or modification shall be made which in any way materially adversely affects the rights of such Members without the further approval of such Members. Any amendment, modification or material waiver of this Agreement shall be subject to the approval of the Ohio Superintendent, the Iowa Commissioner and the Iowa Attorney General. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

                  Section 9.5 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) except as provided by Section 9.4, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Nothing contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereof.

                  Section 9.6 PUBLICITY. So long as this Agreement is in effect, each of the parties hereto (i) shall not, and shall cause its Affiliates not to, issue or cause the publication of any press release or other announcement to any Person with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that nothing contained in this Agreement shall (A) limit the right of each of the parties hereto and their Affiliates to make a legally required filing or communication, PROVIDED that, to the extent possible, such party shall consult with the other party before making such filing or communication, or responding to any communications initiated by any non-affiliated Person, including, but not limited to, any rating agency or Governmental Entity, (B)prohibit either party hereto (or its Affiliates) from initiating communications with, and making presentations to, any rating agency or Governmental Entity relating to the transactions contemplated hereby if such party gives prior notice thereof to the other party hereto, or (C)prohibit Nationwide or Allied or any of their respective Affiliates from communicating to any third party information in any way relating to the Merger that has been made known to the general public, other than in violation of this Agreement, prior to the time of such communication, (ii) shall cooperate fully with the other party hereto with respect to issuing or publishing any press release, or other announcement or other written communication to any non-affiliated Person and preparing written and oral communications to the employees and agents of each party hereto with the purpose of effectuating the Merger in the best interests of the respective Members of Nationwide and Allied and (iii) shall promptly notify the other party of any communications received from and responses provided to non-affiliated Persons, in either case, with respect to this Agreement or the transactions contemplated hereby.

                  Section 9.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.8 NONASSIGNABILITY. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto by operation of Law or otherwise without the prior written consent of the other party hereto.

                  Section 9.9 BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other Person (including, but not limited to, any policyholder, shareholder or employee of Allied, Nationwide or their Subsidiaries) any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided in Section 2.6, Section 2.7, Section 6.7, Section 6.8,
Section 6.10 and Section 6.12 hereof.

                  Section 9.10 DUPLICATES; COUNTERPARTS. This Agreement shall be executed in duplicate and may be executed in counterparts, each of which shall be deemed to constitute an original and constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                  Section 9.11 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Iowa without regard to the conflict or choice of laws rules thereof or of any other jurisdiction.

                  Section 9.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and thereof.

                  Section 9.13 SEVERABILITY. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision; PROVIDED, HOWEVER, that the parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

                  Section 9.14 SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which Nationwide or Allied may be entitled, at law, in equity or pursuant to this Agreement.

                  Section 9.15 SURVIVAL OF CERTAIN COVENANTS. The provisions of
Section 2.6, Section 2.7, Section 6.7, Section 6.8, Section 6.9, Section 6.10 and Section 6.12 hereof shall survive the Effective Time.

                  Section 9.16 COUNTING. If the due date for any action to be taken under this Agreement (including, but not limited to, the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date.

                  Section 9.17 SERVICE OF PROCESS. Each party irrevocably consents to the service of process in any action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.3 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

                  Section 9.18 INTERPRETATION.

                           (a) When a reference is made in this Agreement to a
section or article, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.

                           (b) Whenever the words "include", "includes" or
"including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

                           (c) The words "hereof", "herein" and "herewith" and
words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                           (d) The plural of any defined term shall have a
meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                           (e) A reference to any party to this Agreement or any
other agreement or document shall include such party's successors and permitted assigns.

                           (f) A reference to any legislation or to any
provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                           (g) All references to "$" and dollars shall be deemed
to refer to United States currency unless otherwise specifically provided.

                           (h) The phrase "made available" in this Agreement
shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

                  Section 9.19 SCHEDULES. The Allied Disclosure Schedule and the Nationwide Disclosure Schedule shall each be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Allied Disclosure Schedule or the Nationwide Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Nationwide and of Allied as of the date first above written.


                          NATIONWIDE MUTUAL INSURANCE COMPANY


                          By /s/ Mark B. Koogler
                            ----------------------------------------
                          Name: Mark B. Koogler
                          Title: Vice President and Associate General Counsel


                          ALLIED MUTUAL INSURANCE COMPANY


                          By /s/ Douglas L. Andersen
                            ----------------------------------------
                          Name: Douglas L. Andersen
                          Title: President and Chief Executive Officer

                                                                       Exhibit A

                       NATIONWIDE MUTUAL INSURANCE COMPANY

                      CERTIFICATE OF ASSUMPTION, MEMBERSHIP
                                AND PARTICIPATION

         You are hereby notified that Allied Mutual Insurance Company ("Allied") has, effective as of ___________ (the "Effective Time"), merged (the "Merger") with and into Nationwide Mutual Insurance Company ("Nationwide").

         From and after the Effective Time, all references in your policy with Allied are hereby changed to Nationwide. Nationwide has initially assumed all rights and duties under your policy.

         Nationwide is one insurance company in a large group of affiliated insurance companies called the Nationwide Insurance Enterprise (the "Enterprise"). Nationwide agrees that for as long as your policy remains continuously in force (including renewals or replacements thereof) from and after the Effective Time with an insurance company within the Enterprise that is authorized to transact property and casualty insurance or reinsurance business:

         A. Your policy shall have those voting rights within Nationwide as if it were a policy issued by Nationwide, as and to the extent provided under the Ohio Insurance Law and Nationwide's Articles of Incorporation;

         B. Your policy shall have those rights in the event of the liquidation, merger, consolidation, mutual holding company reorganization, demutualization or similar extraordinary transaction of Nationwide as if your policy had been continuously with Nationwide since the date of its initial issuance by Allied. Such rights shall not be reduced by reason of any policyholder dividend paid in respect of your policy in connection with the Merger.

         This Certificate shall continue in effect as long as your policy has been renewed or replaced, without a lapse in coverage, by any insurance company within the Enterprise that is authorized to transact property and casualty insurance or reinsurance business. This Certificate, as of the Effective Time, forms a part of and should be attached to your policy.

         IN WITNESS WHEREOF, Nationwide Mutual Insurance Company has caused this Certificate of Assumption, Membership and Participation to be duly signed and issued.


    -----------------------                              ----------------------
         Secretary                                            President

                                                                       Exhibit C


                              SHAREHOLDER AGREEMENT

                  SHAREHOLDER AGREEMENT, dated as of June 3, 1998, between Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Allied Mutual Insurance Company, an Iowa mutual insurance company (the "Securityholder").

                  WHEREAS, Nationwide, Nationwide Life Acquisition Corporation, an Ohio corporation and wholly-owned subsidiary of Nationwide ("Sub"), and Allied Life Financial Corporation, an Iowa corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), which provides for a cash tender offer by Sub (as such tender offer may hereafter be amended from time to time, the "Offer") to purchase all shares of common stock, no par value, of the Company (the "Common Shares") and, following the consummation of the Offer, the merger of Sub with the Company (the "Merger");

                  WHEREAS, the Securityholder is the record and beneficial owner of the number of (i) Common Shares, and (ii) shares of 6.75% Series Preferred Stock, no par value, of the Company and (collectively, the "Preferred Shares") set forth on Schedule A hereto; such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by the Securityholder, including Common Shares issuable upon the exercise of options to purchase Common Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"; and

                  WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Nationwide has requested that the Securityholder enter into this Agreement (capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement);

                  NOW, THEREFORE, to induce Nationwide to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Covenants of the Securityholder. The Securityholder agrees as follows:

                  (a) The Securityholder shall not, except as contemplated by the terms of this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract (as defined below), option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities to any person, or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities.

                  (b) The Securityholder shall not, nor shall the Securityholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Securityholder to, directly or indirectly (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal.

                  (c) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Securityholder shall, including by initiating a written consent solicitation if requested by Nationwide, vote (or cause to be voted) such Securityholder's Securities in favor of the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Securityholder's vote, consent or other approval is sought, the Securityholder shall vote (or cause to be voted) the Securityholder's Securities against (i) any merger (other than the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement including any consent to the treatment of any Securities in or in connection with such transaction (collectively, "Frustrating Transactions").

                  2. Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

                  (a) Subject to governmental approvals, the Securityholder hereby irrevocably grants to, and appoints, any individual who shall be designated by Nationwide as the Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Securityholder, to vote the Securityholder's Securities, or grant a consent or approval in respect of such Securities, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, and (ii) against any Alternative Transaction or Frustrating Transaction.

                  (b) The Securityholder represents that any proxies heretofore given in respect of the Securityholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

                  (c) THE SECURITYHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Securityholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Securityholder under this Agreement. The Securityholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

                  3. Acquisition Proposals.

                  Notwithstanding anything to the contrary contained in this Agreement, during any period of time that the Securityholder is not prohibited by the Agreement and Plan of Merger, dated as of the date hereof, by and between Securityholder and Nationwide (the "Allied Mutual Merger Agreement") from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written

Acquisition Proposal; or (C) recommending an Acquisition Proposal to the policy holders of the Securityholder, the Securityholder's obligations under Sections 1 and 2 of this Agreement shall be deemed inoperative. For purposes of this
Section 3, "Acquisition Proposal" shall have the meaning ascribed thereto in the Allied Mutual Merger Agreement.

                  4. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Nationwide as follows:

                  (a) Authority. The Securityholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Securityholder. This Agreement has been duly executed and delivered by the Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Nationwide, constitutes a valid and binding obligation of the Securityholder enforceable against the Securityholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except for the informational filings with the Securities and Exchange Commission and except for any state insurance department approvals or filings, neither the execution, delivery or performance of this Agreement by the Securityholder nor the consummation by the Securityholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval (collectively, "Governmental Approvals") of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a "Governmental Entity"), except where the failure to obtain any such Governmental Approvals would not be reasonably likely to adversely affect the transactions contemplated hereby, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Securityholder is a party or by which the Securityholder or any of the

Securityholder's properties or assets, including the Securityholder's Securities, may be bound, except for such violations, breaches, defaults, rights of termination, amendment, cancellation and acceleration and liens which would not be reasonably likely to adversely affect the transactions contemplated hereby or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities, except for such violations which would not be reasonably likely to adversely affect the transactions contemplated hereby

                  (b) The Securities. The Securityholder's Securities and the certificates representing such Securities are now, and at all times during the term hereof will be, held by such Securityholder, or by a nominee or custodian for the benefit of such Securityholder, and the Securityholder has good and marketable title to such Securities, free and-clear of any liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such liens or proxies arising hereunder and the agreements made hereby. The Securityholder owns of record or beneficially no securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than such Securityholder's Securities, as set forth on Schedule A hereto.

                  (c) Brokers. Except as provided in the Allied Mutual Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Securityholder.

                  (d) Merger Agreement. The Securityholder understands and acknowledges that Nationwide is entering into the Merger Agreement in reliance upon the Securityholder's execution and delivery of this Agreement.

                  5. Representations and Warranties of Nationwide. Nationwide hereby represents and warrants to the Securityholder as follows:

                  (a) Authority. Nationwide has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Nationwide and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nationwide.

This Agreement has been duly executed and delivered by Nationwide and, assuming this Agreement constitutes a valid and binding obligation of the Securityholder, constitutes a valid and binding obligation of Nationwide enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (b) Securities Act. The Securities will be acquired in compliance with, and Nationwide will not offer to sell or otherwise dispose of any Securities so acquired by it in violation of any of, the Securities Exchange Act of 1934, as amended, or the registration requirements of the Securities Act of 1933, as amended.

                  6. Further Assurances. Except as otherwise provided in Section 3, the Securityholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Nationwide may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Securityholder's Securities as contemplated by Section 2. Nationwide agrees to use its best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                  7. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate on the earlier of (x) the termination of the Merger Agreement (except pursuant to Section 8.1(d) of the Merger Agreement in which case this Agreement shall continue in effect) of in accordance with its terms and (y) the termination of the Allied Mutual Merger Agreement. Nothing in this Section 7 shall relieve any party from liability for willful breach of this Agreement.

                  8. General Provisions.

                  (a) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

                  (b) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  (c) Notice. All notices, consents, requests, approvals, authorizations and other communications (collectively, "Notices") required or permitted to be given hereunder by one party to another shall only be effective if in writing. All Notices shall be sent (i) by registered or certified mail (with return receipt requested), postage prepaid, or (ii) by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers, if requested, only upon signed receipt of the addressee (with such signed receipt being requested), or (iii) by facsimile transmission, and addressed or transmitted as follows or at such other address or facsimile number, and to the attention of such other person, as the parties shall give notice as herein provided:

                      If to Nationwide, to:

                      Nationwide Mutual Insurance Company
                      One Nationwide Plaza
                      Columbus, Ohio 43215
                      Attention: David A. Diamond, Vice President -- Enterprise Controller
                      Facsimile:  (614) 249-4462

                      with a copy to:

                      Nationwide Mutual Insurance Company
                      One Nationwide Plaza
                      Columbus, Ohio 43215
                      Attention:   Mark B. Koogler, Vice President and Associate
                                   General Counsel
                                   Roger A. Craig, Counsel
                      Facsimile:  (614) 249-7254

                      and
                      if to the Securityholder, to:

                      Allied Mutual Insurance Company
                      701 Fifth Avenue
                      Des Moines, Iowa  50391-2000
                      Attention:   John E. Evans, Chairman of the Board
                                   Douglas L. Andersen, President and Chief
                                   Executive Officer
                      Facsimile No.: 515-280-4399

                      with copies to:

                      Nyemaster, Goode, Voigts, West, Hansell & O'Brien A Professional Corporation
                      700 Walnut Street, Suite 1600
                      Des Moines, Iowa  50309-3899
                      Attention: Mark C. Dickinson, Esq.
                      Facsimile No.: 515-283-3108

                      and

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      919 Third Avenue
                      New York, New York  10022-3897
                      Attention: Jeffrey W. Tindell, Esq.
                      Facsimile No.: 212-451-7321

A Notice shall be effective upon receipt and shall be deemed to be received, if sent by registered or certified mail, U.S. Post Office Express Mail, Federal Express, Airborne or similar overnight courier, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a Notice is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such Notice shall be deemed to be received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

                  (d) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust, joint venture, labor union, estate, unincorporated organization or other entity.

                  (e) Counterparts. This Agreement shall be executed in duplicate and may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                  (f) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (g) No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (h) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Iowa without regard to any conflicts or choice of law provisions thereof or of any other jurisdiction.

                  (i) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States. This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

                  IN WITNESS WHEREOF, each of Nationwide and Securityholder has caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first written above.


                                   NATIONWIDE MUTUAL INSURANCE
                                   COMPANY

                                   By: /s/ Mark B. Koogler
                                       ---------------------------------------
                                   Name:  Mark B. Koogler
                                   Title: Vice President and Associate General
                                          Counsel


                                   ALLIED MUTUAL INSURANCE
                                   COMPANY

                                   By: /s/ George T. Oleson
                                       ---------------------------------------
                                   Name:  George T. Oleson
                                   Title: Vice President and Corporate Counsel

                                                  SCHEDULE A
                                             Common            Preferred
        Name and Address                     Shares             Shares            Warrants            Options
        ----------------                     ------             ------            --------            -------
Allied Mutual Insurance Company             1,521,006          2,292,093             --                  --

                 AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

     AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER, dated August 31, 1998 (the "Amendment"), by and among NATIONWIDE LIFE INSURANCE COMPANY, an Ohio mutual insurance company ("Nationwide"), NATIONWIDE LIFE ACQUISITION CORPORATION, an Ohio corporation ("Sub") and ALLIED LIFE FINANCIAL CORPORATION, an Iowa corporation ("Allied") (Nationwide, Sub and Allied being hereinafter sometimes collectively referred to as the "parties").

     WHEREAS, the parties entered into that certain AGREEMENT AND PLAN OF MERGER, dated as of June 3, 1998 (the "Agreement"), which effected the Merger of Sub with and into Allied following the purchase of common stock, no par value, of Allied by Sub; and

     WHEREAS, the parties believe it is in their respective best interests to amend Section 2.4 of the Agreement.

     NOW THEREFORE, in consideration of the premises and the promises and agreements set forth herein, Nationwide, Sub and Allied, intending to be legally bound hereby, agree as follows:

     1. Section 2.4 Articles of Incorporation and By-Laws of the Surviving Corporation, is amended and restated in its entirety as follows:

          "Section 2.4 Articles of Incorporation and By-Laws of the Surviving Corporation. Following the Effective Time, the Articles of Incorporation of Allied, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Law. The Amended and Restated Code of By-Laws of Allied, as in
          effect immediately prior to the Effective Time, shall be the Amended and Restated By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Law."

     2.   Exhibit B of the Agreement is hereby deleted in its entirety.

     3. All other terms, provisions and conditions of the Agreement shall remain unchanged and are hereby ratified and confirmed.

     4. Nationwide, Sub and Allied hereby agree that this Amendment is a valid and enforceable amendment and a modification of the Agreement and has been executed by each of the parties as provided in Section 9.4 of the Agreement, and each agrees that this Amendment has been authorized by all necessary corporate action on the part of such party.

     5. Duplicates; Counterparts. The Amendment shall be executed in duplicate and may be executed in counterparts, each of which shall be deemed to constitute an original and constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be as effective as delivery of a manually executed counterpart of this Amendment. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     6. Governing Law; Jurisdiction. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Iowa without regard to the conflict or choice of laws rules thereof or of any other jurisdiction.

     7. Entire Agreement. The Agreement and the Amendment constitute the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of Nationwide, Sub and Allied as of the date first above written.



                                   NATIONWIDE MUTUAL INSURANCE COMPANY

                                   By: /s/ Mark B. Koogler
                                      -------------------------------------
                                            Name:     Mark B. Koogler
                                            Title:    Vice President and
                                                      Associate General Counsel


                                   NATIONWIDE LIFE ACQUISITION COMPANY

                                   By: /s/ Mark B. Koogler
                                      -------------------------------------
                                            Name:     Mark B. Koogler
                                            Title:    Vice President and
                                                      Associate General Counsel


                                   ALLIED LIFE FINANCIAL CORPORATION

                                   By: /s/ Samuel J. Wells
                                      -------------------------------------
                                            Name:     Samuel J. Wells
                                            Title:    President

                                    ANNEX II

     Following is the text of the statutory appraisal right as set forth in Sections 490.1301 through 490.1331 of the Iowa Business Corporation Act.

                                 DIVISION XIII
                               DISSENTERS' RIGHTS

                                     PART A

     490.1301     DEFINITIONS FOR DIVISION XIII. In this division:

     1. "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

     2. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     3. "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 490.1302 and who exercises that right when and in the manner required by sections 490.1320 through 490.1328.

     4. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     5. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     6. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     7. "Shareholder" means the record shareholder or the beneficial shareholder.


     490.1302     SHAREHOLDERS' RIGHT TO DISSENT.

     1. A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

          a. Consummation of a plan of merger to which the corporation is a party if either of the following apply;

               (1)   Shareholder approval is required for the merger by section
          490.1103 or the articles of incorporation and the shareholder is entitled to vote on the merger.

               (2) the corporation is a subsidiary that is merged with its parent under section 490.1104.

          b. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

          c. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

          d. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it does any or all of the following:

               (1)   Alters or abolishes a preferential right of the shares.

               (2) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

               (3) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities.

               (4) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

               (5) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 490.604.

               (6) Extends, for the first time after being governed by this chapter, the period of duration of a corporation organized under chapter 491 or 496A and existing for a period of years on the day preceding the date the corporation is first governed by this chapter.

          e. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     2. A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter is not entitled to challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    490.1303     DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     1. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in that shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

     2. A beneficial shareholder may assert dissenters' rights as to shares held on the shareholder's behalf only if the shareholder does both of the following:

          a. Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights.

          b. Does so with respect to all shares of which the shareholder is the beneficial shareholder or over which that beneficial shareholder has power to direct the vote.


                                     PART B

     490.1320     NOTICE OF DISSENTERS' RIGHTS.

     1.   If proposed corporate action creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

     2. If corporate action creating dissenters' rights under section 490.1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 490.1322.

     490.1321     NOTICE OF INTENT TO DEMAND PAYMENT.

     1.   If proposed corporate action creating dissenters' rights under section
490.1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must do all of the following:

          a. Deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated.

          b. Not vote the dissenting shareholder's shares in favor of the proposed action.

     2. A shareholder who does not satisfy the requirements of subsection 1 is not entitled to payment for the shareholder's shares under this part.

     490.1322     DISSENTERS' NOTICE.

     1.   If proposed corporate action creating dissenters' rights under section
490.1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 490.1321.

     2. The dissenters' notice must be sent no later than ten days after the proposed corporate action is authorized at a shareholders' meeting, or, if the corporate action is taken without a vote of the shareholders, no later than ten days after the corporate action is taken, and must do all of the following:

          a. State where the payment demand must be sent and where and when certificates for certificated shares must be deposited.

          b. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received.

          c. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date.

          d. Set a date by which the corporation must receive the payment demand, which date shall not be fewer than thirty nor more than sixty days after the date the dissenters' notice is delivered.

          e. Be accompanied by a copy of this division. (Last amended by Ch. 211, L. '91, eff. 7-1-91.)

     490.1323     DUTY TO DEMAND PAYMENT.

     1. A shareholder sent a dissenter's notice described in section 490.1322 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice pursuant to section 490.1322, subsection 2, paragraph "c," and deposit the shareholder's certificates in accordance with the terms of the notice.

     2. The shareholder who demands payment and deposits the shareholder's shares under subsection 1 retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     3. A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this division.

     490.1324     SHARE RESTRICTIONS.

     1. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 490.1326.


     2. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

     490.1325     PAYMENT.

     1. Except as provided in section 490.1327, at the time the proposed corporate action is taken, or upon receipt of a payment demand, whichever occurs later, the corporation shall pay each dissenter who complied with section
490.1323 the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     2.   The payment must be accompanied by all of the following:

          a. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any.

          b. A statement of the corporation's estimate of the fair value of the shares.

          c.   An explanation of how the interest was calculated.

          d.   A statement of the dissenter's right to demand payment under section 490.1328.

          e. A copy of this division. (Last amended by Ch. 211, L. '91, eff. 7-1-91.)

     490.1326     FAILURE TO TAKE ACTION.

     1. If the corporation does not take the proposed action within one hundred eighty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

     2. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 490.1322 as if the corporate action was taken without a vote of the shareholders and repeat the payment demand procedure. (Last amended by Ch. 171, L. '91, eff. 7-1-91.)

     490.1327     AFTER-ACQUIRED SHARES.

     1.   A corporation may elect to withhold payment required by section
490.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     2. To the extent the corporation elects to withhold payment under subsection 1, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 490.1328.

     490.1328     PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     1. A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due and demand payment of the dissenter's estimate, less any payment under section 490.1325, or reject the corporation's offer under section 490.1327 and demand payment of the fair value of the dissenter's shares and interest due, if any of the following apply:

          a.   The dissenter believes that the amount paid under section
     490.1325 or offered under section 490.1327 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated.

          b. The corporation fails to make payment under section 490.1325 within sixty days after the date set for demanding payment.

          c. The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertified shares within sixty days after the date set for demanding payment.

     2. A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection 1 within thirty days after the corporation made or offered payment for the dissenter's shares.

                                     PART C

     490.1330     COURT ACTION.

     1. If a demand for payment under section 490.1328 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     2. The corporation shall commence the proceeding in the district court of the country where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the country in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     3. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     5. Each dissenter made a party to the proceeding is entitled to judgment for either of the following:

          a. The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation.

          b. The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under section 490.1327.

     490.1331     COURT COSTS AND COUNSEL FEES.

     1. The court in an appraisal proceeding commenced under section 490.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 490.1328.

     2. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, for either of the following:

          a. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 490.1320 through 490.1328.

          b. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                       ANNEX III



                              FOX-PITT, KELTON INC.
                               380 MADISON AVENUE
                         NEW YORK, NEW YORK 10017-2513


CORPORATE FINANCE DEPARTMENT                           TELEPHONE: 212-687-1105
                                                       FAX: 212-662-0779
                                                       TELEX: 645217



June 3, 1998


Coordinating Committee of the Board of Directors
ALLIED Life Financial Corporation
701 Fifth Avenue
Des Moines, Iowa 50391

Gentlemen:

Fox-Pitt, Kelton Inc. ("Fox-Pitt, Kelton") understands that ALLIED Life Financial Corporation ("ALLIED Life"), Nationwide Mutual Insurance Company ("Nationwide") and Nationwide Life Acquisition Corporation, a wholly-owned subsidiary of Nationwide ("Sub") propose to enter into an Agreement and Plan of Merger dated June 3, 1998 (the "Merger Agreement"). Pursuant to the Merger Agreement and subject to certain exceptions set forth therein, Nationwide and Sub shall make a tender offer to purchase all outstanding shares of common stock, no par value, of ALLIED Life (the "ALLIED Life Common Stock"), pursuant to which Sub shall pay $30.00 per share in cash for each share accepted (the "Consideration"). The Merger Agreement further provides that following completion of the tender offer Sub will merge (the "Merger") into ALLIED Life and each outstanding share of ALLIED Life Common Stock will be converted into the right to receive the Consideration. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for Fox-Pitt, Kelton's opinion as to whether the consideration is fair, from a financial point of view, to the holders (other than ALLIED Mutual) of ALLIED Life Common Stock. In arriving at the opinion set forth below, Fox-Pitt, Kelton has, among other things:

          (a) reviewed and analyzed certain publicly available financial statements for ALLIED Life and Nationwide and financial information made available to us by the management of ALLIED Life;

          (b) analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the management of ALLIED Life;

          (c) discussed the past, present and future operations, financial condition and prospects of ALLIED Life with the senior management of ALLIED Life;

          (d) compared the financial performance and condition of ALLIED Life with that of certain other comparable publicly traded companies;

          (e) reviewed and discussed with the senior management of ALLIED Life the strategic objectives of the Merger and certain other benefits of the Merger;

          (f) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

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
Coordinating Committee of the Board of Directors
ALLIED Life Financial Corporation
June 3, 1998
Page 2

          (g) reviewed the Merger Agreement dated June 3, 1998; and

          (h) performed such other analyses as we have deemed appropriate.

Fox-Pitt, Kelton has assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information it has reviewed for the purposes of providing this opinion, and we have not assumed any responsibility for independent verification of such information. Fox-Pitt, Kelton has not assumed any responsibility for independent valuation of the assets and liabilities of ALLIED Life. With respect to the financial projections, Fox-Pitt, Kelton has assumed that they have been reasonably prepared by the management of ALLIED Life on bases reflecting the best currently available estimates and judgment of the future financial performance of ALLIED Life. We express no view as to such projections or the assumptions on which they are based. Fox-Pitt, Kelton's opinion is based upon economic, market and other conditions as they exist and can be evaluated on June 2, 1998.

In connection with the preparation of this opinion, we were not authorized by the Coordinating Committee to solicit, not have we solicited, third party indications of interest for the acquisition of all or part of ALLIED Life. We understand that ALLIED Mutual owns a controlling interest in ALLIED Life.

In the normal course of its investment banking business, Fox-Pitt, Kelton is regularly engaged in the valuation of insurance company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of insurance companies, Fox-Pitt, Kelton has experience in, and knowledge of, the valuation of such enterprises.

In the normal course of its business, Fox-Pitt, Kelton provides research coverage on ALLIED Life and may trade equity securities of ALLIED Life and Nationwide Financial Services, Inc. for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have acted as financial advisor to ALLIED Life in connection with this Merger, have received a fee in connection with our engagement as financial advisor and will receive an additional fee upon rendering our opinion in connection with the Merger.

It is understood that this letter is for the information of the Coordinating Committee of the Board of Directors of ALLIED Life and may not be used for any other purpose without our prior written consent.

Based upon and subject to the foregoing, Fox-Pitt, Kelton is of the opinion on the date hereof that the Consideration is fair, from a financial point of view, to the holders (other than ALLIED Mutual) of ALLIED Life Common Stock.

Very truly yours,

/s/ FOX-PITT, KELTON INC.

FOX-PITT, KELTON INC.

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